Exhibit 10.4

CREDIT AND SECURITY AGREEMENT

among

S&W SEED COMPANY,

and

EACH OTHER PERSON THAT MAY BE JOINED AFTER THE DATE HEREOF AS A BORROWER,

(collectively, as Borrowers)
the other Borrowers and Loan Parties from time to time party hereto, the Lenders from time to time party hereto,

AND

ABL OPCO LLC
(as Administrative Agent)

Dated as of December 19, 2024

DOCPROPERTY DMNumber 4864-0968-7158 DOCPROPERTY DMVersionNumber v24 DOCPROPERTY DocNumberSuffix 8470.001

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS		1
1.1	Accounting Terms.	1
1.2	General Terms.	1
1.3	UCC Terms.	35
1.4	General Construction.	35
1.5	Time.	36
1.6	Rates.	36
ARTICLE 2 ADVANCES, PAYMENTS		36
2.1	Revolving Loans.	36
2.2	Borrowing Procedure.	36
2.3	Loan Disbursement.	37
2.4	Maximum Advances; Agent Advances.	38
2.5	Loan Repayment.	38
2.6	Statements.	40
2.7	[Reserved].	41
2.8	[Reserved].	41
2.9	[Reserved].	41
2.10	[Reserved].	41
2.11	Additional Payments.	41
2.12	Use of Proceeds.	41
ARTICLE 3 INTEREST, FEES, TAXES AND CERTAIN COSTS		41
3.1	Interest.	41
3.2	[Reserved].	42
3.3	Unused Facility Fee.	42
3.4	Collateral Monitoring Fee.	42
3.5	Closing Fee; Anniversary Fee.	42
3.6	Computing Interest and Fees; Conforming Changes.	42
3.7	Maximum Interest; Controlling Limitation.	42
3.8	Increased Costs.	44
3.9	Alternate Rate.	45

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3.10	Compensation for Losses.	46
3.11	Survival.	46
3.12	Taxes.	46
3.13	Mitigation of Obligations; Replacement of Lenders.	51
3.14	Defaulting Lenders.	52
ARTICLE 4 COLLATERAL: GENERAL TERMS		53
4.1	Security Interest.	53
4.2	Perfection.	53
4.3	[Reserved].	54
4.4	Preserving Collateral.	54
4.5	Ownership.	54
4.6	Defending the Administrative Agent's Interests.	54
4.7	Books and Records.	55
4.8	Financial Disclosure.	55
4.9	Laws; Insurance Requirements.	55
4.10	Inspections and Appraisals.	56
4.11	Insurance.	56
4.12	Paying Insurance.	57
4.13	[Reserved].	57
4.14	Paying Leasehold Obligations.	57
4.15	Accounts; Cash Management.	57
4.16	Collateral Maintenance.	59
4.17	No Liability.	59
4.18	Environmental Matters.	59
4.19	Financing Statements.	60
4.20	Pledged Equity Interests.	60
ARTICLE 5 REPRESENTATIONS AND WARRANTIES		61
5.1	Authority.	61
5.2	Formation; Qualification; and Subsidiaries.	62
5.3	Officers; Directors; Equity Interest Holders; and Capitalization.	62
5.4	No Governmental Approval; No Conflict.	62
5.5	Tax Returns and Taxes.	62

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5.6	Financial Information.	62
5.7	Name.	63
5.8	O.S.H.A. and Environmental Compliance.	63
5.9	Solvency; No Litigation, No Violation, ERISA.	63
5.10	Intellectual Property.	64
5.11	Licenses and Permits.	64
5.12	[Reserved].	64
5.13	No Burdensome Restrictions; No Default.	64
5.14	No Labor Disputes.	64
5.15	Margin Regulations.	64
5.16	Investment Company Act.	65
5.17	Disclosure.	65
5.18	Hedging Contracts.	65
5.19	Material Business Agreements.	65
5.20	Anti-Corruption Laws and Sanctions.	65
5.21	Business Purpose.	65
5.22	Other Documents.	65
5.23	Agricultural Matters.	66
5.24	Affected Financial Institutions.	66
ARTICLE 6 AFFIRMATIVE COVENANTS		66
6.1	Conducting Business; Maintaining Existence; Assets; and Cloud Platforms.	66
6.2	Violations.	67
6.3	Minimum EBITDA.	67
6.4	Supplemental Instruments.	68
6.5	[Reserved].	68
6.6	Financial Statements.	68
6.7	Taxes.	68
6.8	Deposit Accounts.	68
6.9	[Reserved].	68
6.10	[Reserved].	69
6.11	Post-Closing Matters.	69
6.12	Agricultural Matters.	69

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ARTICLE 7 NEGATIVE COVENANTS		70
7.1	Mergers; Consolidations; and Asset Sales.	70
7.2	Liens.	71
7.3	Guarantees.	71
7.4	Investments.	71
7.5	Loans.	72
7.6	[Reserved].	72
7.7	Distributions.	72
7.8	Indebtedness.	72
7.9	Business.	74
7.10	Affiliate Transactions.	74
7.11	Leases.	74
7.12	Subsidiaries; Partnerships; and Disqualified Stock.	74
7.13	Fiscal Year and Accounting Changes.	75
7.14	Pledging Credit.	75
7.15	Amending Charter Documents.	75
7.16	ERISA.	75
7.17	Prepaying Indebtedness.	75
7.18	Material Business Agreements.	75
7.19	Anti-Corruption Laws; Sanctions.	75
7.20	MFP Loans.	76
7.21	AgAmerica Loans.	76
7.22	Modification of Other Loan Documents.	76
ARTICLE 8 CONDITIONS PRECEDENT		76
8.1	Conditions to Initial Loans.	76
8.2	Conditions to Each Loan and Advance.	79
ARTICLE 9 INFORMATION AS TO THE LOAN PARTIES		79
9.1	Disclosure.	79
9.2	Schedules.	80
9.3	Notice of Suits and Adverse Events.	80
9.4	Material Events.	81
9.5	Annual Financial Statements.	81

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9.6	Monthly Financial Statements.	81
9.7	Additional Information.	82
9.8	Projected Operating Budget and Availability Forecast.	82
9.9	Electronic Reporting.	83
9.10	Lender Information Requests.	83
ARTICLE 10 EVENTS OF DEFAULT		83
10.1	Payment.	83
10.2	Misrepresentation.	83
10.3	[Reserved].	83
10.4	Liens.	83
10.5	Covenant Breaches.	83
10.6	Judgments.	84
10.7	Insolvency.	84
10.8	Material Adverse Effect.	84
10.9	The Administrative Agent's Lien Priority.	84
10.10	Breaches Under Material Business Agreements.	84
10.11	Cross Default.	84
10.12	Change of Control; Executive Officers.	84
10.13	Invalidity.	85
10.14	Intellectual Property.	85
10.15	[Reserved].	85
10.16	Business Interruption.	85
10.17	Guarantor Repudiation.	85
10.18	Indictment; Forfeiture; Casualty.	85
10.19	Subordination Default.	85
ARTICLE 11 LENDER'S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT		85
11.1	Rights and Remedies.	85
11.2	No Waiver.	87
11.3	Cure Rights.	87
ARTICLE 12 WAIVERS AND JUDICIAL PROCEEDINGS		89
12.1	Notice Waiver.	89
12.2	Delay.	89

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12.3	Jury Waiver.	89
ARTICLE 13 EFFECTIVE DATE AND TERMINATION		89
13.1	Term.	89
13.2	Termination.	90
ARTICLE 14 LOAN PARTY REPRESENTATIVE		91
14.1	Appointment and Relationship.	91
14.2	Authority.	91
14.3	Notices.	91
14.4	Joint and Several Obligations.	91
14.5	Cross Guaranty.	93
14.6	Waivers.	95
ARTICLE 15 MISCELLANEOUS		95
15.1	Governing Law.	95
15.2	Entire Understanding; Waivers of Defaults; Amendments.	96
15.3	Transfers and Assignments.	98
15.4	Payment Application.	101
15.5	Expenses; Indemnity.	101
15.6	Notice.	102
15.7	Survival.	104
15.8	Severability.	104
15.9	[Reserved].	104
15.10	Consequential Damages.	104
15.11	Counterparts and Electronic Signatures.	104
15.12	Construction.	104
15.13	Confidentiality and Sharing Information.	104
15.14	USA Patriot Act.	105
15.15	Creditor-Debtor Relationship.	105
15.16	Publicity.	106
15.17	FINAL AGREEMENT.	106
15.18	Certain ERISA Matters	106
15.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	108
15.20	Erroneous Payments.	108

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ARTICLE 16 THE ADMINISTRATIVE AGENT.		111
16.1	Appointment of the Administrative Agent.	111
16.2	Nature of Duties of the Administrative Agent.	111
16.3	Lack of Reliance on the Administrative Agent.	112
16.4	Certain Rights of the Administrative Agent.	112
16.5	Reliance by the Administrative Agent.	112
16.6	The Administrative Agent in its Individual Capacity.	113
16.7	Successor Administrative Agent.	113
16.8	Withholding Tax.	113
16.9	The Administrative Agent May File Proofs of Claim.	114
16.10	Authorization to Execute Other Loan Documents.	114
16.11	Collateral and Guaranty Matters.	114
16.12	Right to Realize on Collateral and Enforce Guarantee.	115

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EXHIBITS

Exhibit A	Form of Borrowing Base Certificate
Exhibit B	Form of Compliance Certificate
Exhibit C	Closing Checklist
Exhibit D-1	Form of U.S. Tax Compliance Certificate
Exhibit D-2	Form of U.S. Tax Compliance Certificate
Exhibit D-3	Form of U.S. Tax Compliance Certificate
Exhibit D-4	Form of U.S. Tax Compliance Certificate
Exhibit E	Form of Assignment and Acceptance

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CREDIT AND SECURITY AGREEMENT

This Credit and Security Agreement (this "Agreement") is entered into as of December 19, 2024 (the "Closing Date"), among S&W Seed Company, a Nevada corporation ("S&W"), each other Person that joins this Agreement as a Borrower from time to time (together with S&W, each a "Borrower" and collectively, the "Borrowers"), the other Loan Parties (used herein as defined below) party hereto from time to time, the financial institutions party hereto from time to time as lenders (the "Lenders"), and ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Administrative Agent"). For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Loan Parties, the Lenders, and the Administrative Agent agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Accounting Terms. Except as otherwise provided in this Agreement, all accounting and financial terms used in the Loan Documents are interpreted, all accounting determinations must be made, and all financial statements delivered in connection with the Loan Documents must be prepared in accordance with GAAP as in effect on the Closing Date (but if GAAP (or its application) changes after the Closing Date and that change affects any provision in the Loan Documents, either party may at any time request an amendment to such provision to eliminate the effect of such change, and Lender and Borrower agree that they will negotiate in good faith amendments to the affected provision with the intent of having the respective positions of the Administrative Agent and Borrower after such change in GAAP (or its application) conform as nearly as possible to their respective positions prior to giving effect to such change and, until any such amendments have been agreed upon and agreed to by the Borrower and Lender, the provision in this Agreement shall be calculated as if no such change had occurred). If the Loan Parties adopt a change in accounting principles (other than any changes in GAAP pursuant to the preceding sentence) from those used in preparing the Loan Parties' financial statements delivered to Administrative Agent before the Closing Date or that affects in any material respect the computation of or compliance with any of the provisions of the Loan Documents then, unless the Loan Documents have been amended to modify the provisions to take into account the change in accounting principles, all financial restrictions, provisions, and ratios must continue to be computed based on accounting principles in effect before adoption of the change. Notwithstanding anything to the contrary in this Agreement, all obligations of any Person that would have been treated as operating leases pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 shall continue to be treated as operating leases for purposes of this Section and the definitions of "Capital Lease Obligations" and "Indebtedness."

1.2 General Terms. The following terms have the following meanings:

"Acceleration of the Loans" is defined in Section 13.1.

"Accommodation Payment" is defined in Section 14.4.

"Administrative Agent" is defined in the preamble.

"Administrative Agent Holding Account" means (a) initially, the deposit account ending in x4636 and maintained at Wells Fargo Bank, National Association in the name of AB Lending SPV 2 LLC, and (b) thereafter, any other deposit account in the name of AB Lending SPV 2 LLC of which ABL Opco LLC may advise the Loan Party Representative from time to time.

"Advances" means the Revolving Loans.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affiliate" of any Person means (1) any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with that Person or (2) any Person that is a director or officer (x) of that Person, (y) of any Subsidiary of that Person, or (z) of any Person described in clause (1) above. For purposes of usage of the term Affiliate in the definition of Eligible Accounts and Section 7.10 of this Agreement, Control of a Person means the power, directly or indirectly, (x) to vote fifteen percent or more of the securities having ordinary voting power to elect directors of that Person, or (y) to direct or cause the direction of the management and policies of that Person whether by contract or otherwise.

"AgAmerica" means AgAmerica Lending LLC, a Florida limited liability company

"AgAmerica Loan Agreement" means that certain Term Loan Agreement, dated as of June 20, 2023, by and between AgAmerica and S&W, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

"AgAmerica Loan Documents" means the AgAmerica Loan Agreement, together with all other instruments, agreements and documents executed in connection therewith.

"AgAmerica Loans" means the loans and AgAmerica Indebtedness that are (1) evidenced by the AgAmerica Loan Documents and (2) subject to the AgAmerica Subordination Agreement.

"AgAmerica Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof by and between Lender and AgAmerica, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

"Agent Advances" is defined in Section 2.4(b).

"Agreement" is defined in the preamble.

"Allocable Amount" is defined in Section 14.4(d).

"Anniversary Fee" is defined in Section 3.5.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any Subsidiary thereof from time to time concerning or relating to bribery or corruption.

"Anti-Terrorism Laws" means all applicable laws and sanctions relating to terrorism or money laundering (including Executive Order No. 13224, the USA Patriot Act (Public Law 107-56), the Bank Secrecy Act (Public Law 91-508), the Trading with the Enemy Act (50 U.S.C. Section 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. Section 1701 et seq.), and the related sanctions regulations promulgated by the U.S. Treasury Department's Office of Foreign Assets Control, as well as applicable laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957).

"Applicable Lending Office" means, for each Lender and for each Loan, the office of such Lender (or Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Loan Party Representative as the office by which its Loans are to be made and maintained.

"Applicable Unused Facility Fee Percentage" means 0.50% per annum.

"Approved Electronic Communication" means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by email, facsimile, or any other equivalent electronic service agreed to by the Administrative Agent, whether owned, operated or hosted by the Administrative Agent, any of its Affiliates, or any other Person, that any party is obligated to, or otherwise chooses to, provide to the Administrative Agent under any Loan Document (including any financial statement, financial and other report, notice, request, certificate and other information material). Approved Electronic Communications does not, however, include any notice, demand, communication, information, document, or other material that the Administrative Agent specifically instructs a Person to deliver in physical form.

"Approved Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) the Administrative Agent or a Lender, (ii) an Affiliate of the Administrative Agent or a Lender or (iii) an entity or an Affiliate of an entity that administers or manages the Administrative Agent or a Lender.

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Administrative Agent if required by Section 15.3(b)) and accepted by the Administrative Agent, in the form attached as Exhibit E or otherwise in form and substance approved by the Administrative Agent.

"Authority" is defined in Section 4.18(b).

"Authorized Officer" means a Person's president, chief executive officer, chief financial officer, or any other officer approved by the Administrative Agent in its Discretion.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European

Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bankruptcy Code" means Title 11 of the United States Code or any similar federal or state debtor relief laws.

"Base Rate" means, for any day, the greater of (a) the Floor, and (b) a rate per annum equal to the greatest of (i) the Federal Funds Rate in effect on such day plus 1.00%, (ii) the Prime Rate in effect on such day, and (iii) Term SOFR for a one-month tenor plus 1.00% (100 basis points). Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective day of such change in the Prime Rate.

"Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

"Benchmark" means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.9.

"Benchmark Replacement" means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate (which may include Term SOFR of a different tenor) that has been selected by Administrative Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Administrative Agent and the Borrowers giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

"Benchmark Replacement Conforming Changes" means, with respect to Term SOFR or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate", timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent determines may be appropriate to reflect the adoption and implementation of Term SOFR or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide the tenor of such Benchmark (or such component thereof) used hereunder; or

(b) in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.

"Benchmark Transition Event" means, with respect to any current Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) used hereunder, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide the tenor of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that the tenor of such Benchmark (or such component thereof) used herein is not, or as of a specified future date will not be, representative.

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period" means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.9 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Documents in accordance with Section 3.9.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Board of Directors" means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

"Board of Governors" means the Board of Governors of the United States Federal Reserve System or the Federal Reserve Bank of New York.

"Borrower" and "Borrowers" are defined in the preamble.

"Borrowing Base" means, at any time, the sum of (1) up to 95% of Eligible Letters of Credit; plus (2) up to 70% of each Borrower's Eligible Accounts; provided, that the maximum amount of Borrower's Eligible Accounts that constitute (y) Seasonal Domestic Accounts (after giving effect to the advance rate) which may be included as part of this component of the Borrowing Base shall not exceed (A) during the calendar months of October, November, December, and January, $3,000,000, (B) during the calendar month of February, $4,000,000, (C) during the calendar months of March, July, August, and September, $5,000,000, or (D) during the calendar months of April, May, and June, $6,000,000, or (z) Eligible Insured Foreign Accounts (after giving effect to the advance rate) which may be included as part of this component of the Borrowing Base shall not exceed $3,500,000; plus (3) determined on a category-by-category and Borrower-by-Borrower basis, the lesser of (y) the product of 50% multiplied by the Net Orderly Liquidation Value of each Borrower's Eligible Inventory, and (z) $10,000,000; minus (4) Reserves. The Administrative Agent may in its Discretion reduce the advance rates, adjust Reserves, or reduce one or more of the elements used to compute the Borrowing Base.

"Borrowing Base Certificate" means a certificate executed by a Loan Party Representative's Authorized Officer that is appropriately completed and in the form attached as Exhibit A.

"Business Day" means any day other than Saturday, Sunday, or a legal holiday on which commercial banks are authorized or required by law to be closed in New York; provided, that for purposes of determining the rate of interest applicable to any Loan the reference rate for which utilizes Term SOFR and for any notice periods related to the borrowing or continuation of, or the conversion into, a SOFR Loan. "Business Day" shall exclude any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"Capital Lease Obligations" of any Person means, subject to Section 1.1, that Person's obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on that Person's balance sheet under GAAP, and the amount of these obligations is the capitalized amount determined in accordance with GAAP.

"Cash Concentration Account" means, initially, Borrower's commercial deposit account maintained with CIBC Bank USA, account number xxxxxx4662, and any replacement deposit account designated by Borrower as the Cash Concentration Account, opened and held for the benefit of the Administrative Agent at CIBC Bank USA or another financial institution satisfactory to Administrative Agent in its sole and absolute discretion, and subject to a blocked account control agreement satisfactory to the Administrative Agent in its sole and absolute discretion.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.).

"CFC" means a controlled foreign corporation within the meaning of Section 957 of the Code in which any Loan Party or direct or indirect owner thereof is a "United States shareholder" within the meaning of Section 951(b) of the Code.

"Change in Law" means the occurrence, after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Body or (c) the making or issuance of, or compliance by any Lender or its Applicable Lending Office with, any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Change of Control" means any of the following:

(a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Equity Interests of S&W entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of S&W;

(b) any Person or two or more Persons acting in concert (other than Permitted Holders), shall have acquired by contract or binding arrangement, or shall have entered into a contract or binding arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of S&W or control over the Equity Interests of S&W entitled to vote for the election of members of the Board of Directors of S&W (and taking into account all such Equity Interests that such Person or group has the immediate right to acquire pursuant to any option right) representing 40% or more of the combined voting power of such Equity Interests;

(c) during any period of 12 consecutive months, individuals who at the beginning of such period were members of S&W's Board of Directors cease for any reason to constitute a majority of the directors of S&W then in office unless (i) such new directors were elected by a majority of the directors of S&W who constituted the Board of Directors of S&W at the beginning of such period (or by directors so elected) or by the stockholders pursuant to the nomination of the existing directors, or (ii) the reason for such directors failing to constitute a majority is a result of retirement by directors due to age, death or disability;

(d) S&W shall cease, directly or indirectly, to own and control, legally and beneficially, all of the Equity Interests (other than de minimis amounts held by others pursuant to applicable law, including qualifying directors' shares) in the other Loan Parties;

(e) any merger or consolidation of any Loan Party with another Person except to the extent pursuant to a transaction permitted hereunder;

(f) the sale of all or substantially all of the assets of the Loan Parties taken as a whole; or

(g) the occurrence of any "change of control" or any comparable term under, and as defined in, the MFP Loan Documents.

"Charges" means all of the following imposed on any Collateral or any Loan Party by any taxing or other similar Governmental Body, domestic or foreign (including the Pension Benefit

Guaranty Corporation or any environmental agency or superfund): all Taxes, charges, fees, imposts, levies, or other assessments (including with respect to net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims, and charges), together with any interest and any penalties, additions to tax, or additional amounts.

"Charter Documents" means, as to any Person (other than a natural person), the charter, certificate, or articles of incorporation or organization, by-laws, regulations, general or limited partnership agreement, limited partnership certificate, formation certificate, operating agreement, and other similar organizational or governing documents.

"Closing Date" is defined in the preamble.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means all real and personal property in which any Loan Party has any interest of any kind, whether now existing or arising or acquired or received by the Loan Parties in the future, and wherever located, including:

(a) All Accounts.

(b) All Inventory.

(c) All Equipment and Fixtures.

(d) All General Intangibles, Payment Intangibles, and Intellectual Property.

(e) All Investment Property and the Pledged Equity Interests.

(f) All Deposit Accounts and any and all monies credited by or due from any financial institution or any other depository.

(g) All Chattel Paper, Instruments, and Documents.

(h) All of each Loan Party's right, title, and interest in and to: (1) its goods and other personal property including all merchandise returned or rejected by Account Debtors; (2) all of each Loan Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor (including stoppage in transit, setoff, detinue, replevin, reclamation, and repurchase); (3) all additional amounts due to each Loan Party from any Account Debtors; (4) warranty claims; (5) all of each Loan Party's contract rights, rights to payment under contract rights, Instruments (including promissory notes), Documents, Chattel Paper (including electronic chattel paper), warehouse receipts, letters of credit, and money; (6) all Commercial Tort Claims; (7) all collateral securing any obligations owed to any Loan Party; (8) all Letter-of-Credit Rights; (9) all Supporting Obligations; and (10) any other goods or personal property or real property in which the Loan Parties at any time grant a Lien to the Administrative Agent, for the benefit of the Secured Parties under any Loan Document or under any other agreement.

(i) All of each Loan Party's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computer software, computer programs, tapes, disks, and documents relating to (a), (b), (c), (d), (e), (f), (g), or (h) of this definition.

(j) All Proceeds and Products of (a), (b), (c), (d), (e), (f), (g), (h), and (i) of this definition in whatever form, including: cash, deposit accounts (whether comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood, business interruption, and credit insurance), negotiable instruments, and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds, and tort claim proceeds.

"Collateral" also includes all property of any Person that at any time secures any of the Obligations. Notwithstanding the foregoing and anything to the contrary herein, "Collateral" does not include any Excluded Assets.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.).

"Compliance Certificate" means a certificate of the Loan Parties signed by the Loan Party Representative's Authorized Officer appropriately completed and in substantially the form of Exhibit B.

"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate", "SOFR", the definition of "Business Day", the definition of "U.S. Government Securities Business Day" or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or other notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate and to permit the use and administration thereof by the Administrative Agent in such manner as the Administrative Agent shall reasonably select.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consents" means all filings and all licenses, permits, consents, approvals, authorizations, qualifications, and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party's business.

"Control" means possessing, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person (whether through the ability to exercise voting power, by contract, or otherwise). "Controlling" and "Controlled" have correlative meanings.

"Control Agreement" means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and Loan Party maintaining such account, effective to grant "control" (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to the Administrative Agent, for the benefit of the Secured Parties.

"Controlled Group" means all members of a controlled group of entities and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414 of the Code.

"Controlled Investment Affiliate" shall mean, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in S&W or other portfolio companies. "Control" as used in this definition shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

"Default" means an event that, with notice, the passage of time, or both, would be an Event of Default.

"Default Condition" means that either or both a Default and an Event of Default exist.

"Default Rate" means, as of any date of determination, a rate per annum equal to the lesser of (a) the sum of (i) the interest rate applicable under Section 3.1(b) at such time plus (ii) two percent (2.0%) and (b) the Maximum Rate.

"Defaulting Lender" means, subject to Section 3.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Loan Party Representative in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or to (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (b) has notified the Loan Party Representative and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Loan Party Representative, to confirm in writing to the Administrative Agent and the Loan Party Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Loan Party Representative); or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.14(b)) upon delivery of written notice of such determination to the Loan Party Representative and each Lender.

"Discretion" means a determination made in good faith in the exercise of the Administrative Agent's business judgment from the perspective of a prudent, secured, non-bank asset-based lender.

"Disclosure Letter" means that certain Disclosure Letter of even date herewith, that was delivered to and accepted by Lender as of the Closing Date, to which each of the Schedules to such Disclosure Letter referenced herein is attached. Each reference to a Schedule of the Disclosure Letter shall refer to the applicable Schedule attached to the Disclosure Letter.

"Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable under a sinking fund obligation or otherwise, or is redeemable in whole within 91 days after the Termination Date; provided, that, if such Equity Interests are issued to any employee or any plan for the benefit of employees of S&W or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased (subject to Section 7.7 hereof) by S&W or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of any such employee’s termination, death or disability; provided, further, that no Equity Interests held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or immediate family members) of S&W issued pursuant to customary terms in the ordinary course of business shall be considered Disqualified Stock solely because such Equity Interests are redeemable or subject to mandatory repurchase (in each case, subject to Section 7.7 hereof) pursuant to a customary management equity subscription agreement, stock option, stock appreciation right or other stock award agreement or similar agreement that may be in effect from time to time.

"Distressed Debt Investor" means any investor or investment fund specializing in distressed debt and a majority of whose investment portfolio at all times consists of distressed debt; provided that in no event shall any Affiliate of any Lender on the Closing Date be considered to be a "Distressed Debt Investor".

"Dodd-Frank Act" means the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173).

"Dollar" and the sign "$" means lawful money of the United States of America.

"EBITDA" means, for any fiscal period, net income (or loss) for that period adjusted to exclude each of the following for that period (all calculated on a consolidated basis for the Loan Parties): (1) interest expense, (2) non-cash amortization of debt discount, (3) Taxes, (4) depreciation and amortization, (5) non-cash stock based compensation, and (6) non-cash foreign currency loss.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligible Accounts" means, at any time, Accounts owned by a Borrower that the Administrative Agent determines in its Discretion are Eligible Accounts. Without limiting the Administrative Agent's Discretion, Eligible Accounts do not include any Account:

(a) That is not subject to a first-priority perfected Lien in the Administrative Agent's favor.

(b) That is subject to any Lien (other than a Permitted Lien that does not have priority over the Administrative Agent's Lien).

(c) (1) that is unpaid more than 120 days after the original invoice date (or solely with respect to Seasonal Domestic Accounts, any Seasonal Domestic Account that is unpaid more than 210 days after the original invoice date), or (2) that is unpaid more than 30 days after the original due date, or (3) that has been or should have been written off Borrowers' books or is otherwise uncollectible.

(d) That is owing by an Account Debtor if more than 50% of the Accounts owing from that Account Debtor and its Affiliates are ineligible.

(e) That is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from that Account Debtor and its Affiliates to Borrowers exceeds 25%.

(f) With respect to which any covenant, representation, or warranty in any Loan Document has been breached or is not true.

(g) That: (1) does not arise from the sale of goods or performance of services in the ordinary course of business; (2) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent in its Discretion that has been sent to the Account Debtor; (3) is contingent upon a Borrower's completion of any further performance; (4) is a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery, any repurchase or return basis, or any other similar basis; or (5) is for interest, storage, or other similar charges.

(h) For which the goods giving rise to the Account are not shipped to or otherwise in the possession of the Account Debtor (provided, that, with respect to goods for which the Account Debtor has responsibility for taking possession, such goods shall have been made available by the Loan Party and the Account Debtor shall have taken possession within 48 hours of such Account's inclusion on any Borrowing Base Certificate as an Eligible Account), or for which the services giving rise to the Account have not been performed by a Borrower, or if the Account was invoiced more than once.

(i) With respect to which any payment has been returned uncollected for any reason.

(j) That is owed by an Account Debtor that (1) has applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator; (2) has had a material part of its property taken by any receiver, custodian, trustee, or liquidator; (3) has filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, debt adjustment, winding-up, or a voluntary or involuntary case under any state or federal bankruptcy laws; (4) has admitted in writing its inability (or is generally unable) to pay its debts as they become due; (5) is insolvent; (6) has stopped operating its business; (7) has sold all or substantially all of its assets; (8) requires a Borrower to support its obligations to such Account Debtor with a performance bond; (9) is the government (or any government department, agency, public corporation, or instrumentality) of any country other than the U.S. unless the Account is backed by a letter of credit acceptable to the Administrative Agent in its Discretion that has been assigned to the Administrative Agent; (10) is the U.S. government (or any U.S. department, agency, public corporation, or instrumentality) unless the Federal Assignment of Claims Act of 1940 has been complied with to the Administrative Agent's satisfaction; (11) is a natural person; (12) is a Sanctioned Person; or (13) is an Affiliate, employee, officer, director, agent, or Equity Interest holder of any Loan Party.

(k) That is owed by an Account Debtor that (1) does not maintain its chief executive office in the United States or Canada or (2) is not organized under the laws of the United States or Canada, or any state of the United States or any territory or province of Canada.

(l) That is owed in any currency other than Dollars.

(m) That is owed by an Account Debtor or any Affiliate of an Account Debtor that is a creditor or supplier of any Loan Party, or that is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit, or allowance (but ineligibility is limited to the amount thereof).

(n) That represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond, or similar assurance is required and/or has been issued.

(o) That is evidenced by a promissory note, chattel paper, or an instrument.

(p) That is owed by an Account Debtor located in any jurisdiction that requires filing of a "Notice of Business Activities Report" or other similar report to permit a Borrower to seek judicial enforcement in that jurisdiction of payment of that Account (unless the applicable Borrower has filed that report or is qualified to do business in that jurisdiction).

(q) With respect to which a Borrower has made any agreement with the Account Debtor for any reduction to the Account (other than discounts and adjustments given in the ordinary course of business that are consistent with practices that existed on the Closing Date), any Account subject to a payment plan, or any Account that was partially paid and a Borrower created a new receivable for the unpaid portion of the Account.

(r) That does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state, or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System.

(s) That is for goods that have been sold under a purchase order, contract, or other agreement or understanding (written or oral) that indicates that any Person other than a Borrower has or has had an ownership interest in the goods, or that indicates any Person (other than a Borrower) as payee or remittance party.

(t) That is an Account arising in connection with the sale of tooling.

(u) That is owed by an Account Debtor that is a Sanctioned Person.

(v) Which is owed by any government of the United States, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect or protect the Lien of the Administrative Agent in such Account, have been complied with to the Administrative Agent's satisfaction.

If one or more Eligible Accounts in excess of $750,000 in the aggregate become ineligible (other than by virtue of collection), the Loan Party Representative must notify Lender of that within five Business Days. In determining the amount of Eligible Accounts, Lender may reduce the face amount of Accounts by (1) all accrued and actual discounts, claims, credits, pending credits, promotional program allowances, price adjustments, finance charges, or other allowances

(including any amount that a Loan Party may be obligated to rebate to an Account Debtor under any agreement or understanding (written or oral)) and (2) the aggregate amount of all cash received with respect to Accounts but not yet applied by Borrowers to reduce Accounts.

"Eligible Insured Foreign Accounts" means Accounts that meet all requirements to be Eligible Accounts (except for clauses (a) and (k)), that are credit insured by an insurance carrier in an amount and on terms acceptable to the Administrative Agent in each case in its Discretion, and that name the Administrative Agent as beneficiary or lender loss payee (as required by the Administrative Agent in its Discretion); provided, that, Eligible Insured Foreign Accounts shall not include Accounts that are (1) unpaid more than 210 days after the original invoice date or (2) unpaid more than 30 days after the original due date.

"Eligible Inventory" means, at any time, Inventory owned by a Borrower that the Administrative Agent determines in its Discretion is Eligible Inventory. Without limiting the generality of the immediately preceding sentence, Inventory may not be Eligible Inventory unless it meets all the following minimum requirements:

(a) The Inventory is subject to a first-priority Lien in the Administrative Agent's favor and, except for Permitted Liens that do not have priority over the Administrative Agent's Lien, is not subject to any other Lien.

(b) No representation or warranty in any Loan Document with respect to the Inventory has been breached.

(c) The Inventory (1) is finished goods (excluding, without limitation, tooling inventory, work-in-process (other than work-in-process which has been included in an appraisal commissioned by and acceptable to the Administrative Agent in its sole and absolute discretion), spare or replacement parts, subassemblies, labels, packaging and shipping materials, supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods that are not of a type held for sale in the ordinary course of business); (2) is not a discontinued product or a component of a discontinued product; (3) is not perishable; (4) is not, in the Administrative Agent's Discretion, slow moving, obsolete, unmerchantable, defective, unfit for sale or use, not salable in the ordinary course of business at prices approximating at least the cost of the Inventory, or unacceptable due to age, type, category, or quantity; (5) is reflected in Borrowers' current Inventory Report delivered to the Administrative Agent in accordance with this Agreement; (6) has not been received by a Borrower on a consignment or other similar basis; (7) has not been placed with a Person on a consignment or other similar basis; (8) is not beyond its expiration date; and (9) is not subject to any Person's claims (other than a Borrower), including, without limitation, liens or other claims of third party growers of seed owned by a Loan Party.

(d) The Inventory (1) is located in the United States; (2) is located at a location owned or leased by a Borrower and, with respect to any leased location, the lessor has delivered to the Administrative Agent a Waiver (or the Administrative Agent in its Discretion has established a Reserve for that location) or is in any third-party warehouse or in a bailee's possession and the warehouseman or bailee has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require in its Discretion (or the Administrative Agent in its Discretion has established a Reserve for that location); (3) is not being processed offsite at a third-party location or outside processor, or is in transit to or from a third party location or outside processor (unless the processor has delivered to the Administrative Agent a Waiver and such other documentation as the Administrative Agent may require or the Administrative Agent in its Discretion has established a Reserve for that Inventory); (4) is not evidenced by a Document; (5) does not contain or bear any Intellectual Property rights licensed to a Borrower unless the Administrative Agent is satisfied that the Administrative Agent may sell or otherwise dispose of the Inventory without (w) any restriction on the sale or disposal thereof, (x) infringing the licensor's rights, (y) violating any contract with the licensor, or (z) incurring any liability to pay royalties; (6) complies with all standards, laws, and regulations imposed by any Governmental Body; (7) is not subject to reclamation or other similar rights that have been asserted by the seller of the Inventory; and (8) is not covered by a Document.

If Eligible Inventory valued in excess of $750,000 in the aggregate become ineligible (other than by virtue of sale in the ordinary course of business), the Loan Party Representative must notify the Administrative Agent of that within five Business Days.

"Eligible Letters of Credit" means the Specified Letter of Credit and any other letter of credit that the Administrative Agent deems eligible in its Discretion.

"Environmental Complaint" is defined in Section 4.18(b).

"Environmental Laws" means all federal, state, and local environmental, land use, zoning, health, chemical use, safety, and sanitation laws, statutes, ordinances, and codes related to protecting the environment or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives issued by Governmental Bodies with respect to these matters.

"Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person (and any warrants, options, or other rights entitling the holder to purchase or acquire any equity ownership interest), but excluding any debt securities convertible into any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"ERISA Affiliate" means an entity, whether or not incorporated, that aggregated with Borrower would be deemed at any relevant time to be a single employer within the meaning of Section 414(b) or (c) of the Code (and Section 414(m) and (o) of the Code for purposes of the provisions relating to Code section 412) or Section 4001 of ERISA.

"Erroneous Payment" is defined in Section 15.20.

"Erroneous Payment Deficiency Assignment" is defined in Section 15.20.

"Erroneous Payment Impacted Class" is defined in Section 15.20.

"Erroneous Payment Return Deficiency" is defined in Section 15.20.

"Erroneous Payment Subrogation Rights" is defined in Section 15.20.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Event of Default" is defined in Article 10.

"Excluded Accounts" means (i) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Loan Parties' employees, and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll, payroll taxes or such other employee wage and benefit payments, in each case in the ordinary course of business, (ii) the deposit account subject to, and used solely in connection with, a Permitted Lien set forth in clause (20) of the definition thereof, and (iii) deposit accounts and securities accounts which hold average daily balances not exceeding $20,000 in the aggregate for all such accounts.

"Excluded Assets" means (i) Excluded Accounts, (ii) voting Equity Interests in any FSHCO, CFC, or other Foreign Subsidiary, other than a Protected Foreign Subsidiary, representing in excess of 65% of the total combined voting power of all classes of voting Equity Interests in such Person, (iii) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein would result in the abandonment, invalidation, unlawfulness or unenforceability of any right or interest of any Loan Party therein or is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided that the foregoing exclusions of this clause (iii) shall in no way be construed to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, to apply to the extent that any consent or waiver has been obtained that would permit Lender's security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement, or to apply to any proceeds or receivables thereof); (iv) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (v) property that is subject to Liens securing Permitted Purchase Money Indebtedness, in each case solely to the extent the terms of such Permitted Purchase Money Indebtedness prohibit the granting of a Lien to Administrative Agent in such property and such prohibition has not been waived or the consent of the other party to such agreement has not been obtained (provided that the foregoing exclusions of this clause (v) shall in no way be construed to apply to the extent that any described prohibition is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the UCC or other applicable law, to apply to the extent that any consent or waiver has been obtained that would permit Lender's security interest or lien to attach notwithstanding the prohibition on the pledge of such property, or to apply to any proceeds or receivables thereof); and (vi) Equity Interests of S&W Seed Hungary KFT, a Hungarian limited liability company. For the avoidance of doubt, none of the Equity Interests in any first-tier Protected Foreign Subsidiary shall be treated as Excluded Assets and each Loan Party shall be required to pledge 100% of the Equity Interests it directly owns in any such Protected Foreign Subsidiary to support the Obligations.

"Excluded Foreign Subsidiary" means any Subsidiary of a Loan Party that is (a) a CFC, (b) a Subsidiary owned directly or indirectly by a CFC, or (c) a FSHCO.

"Excluded Hedging Obligations" means, with respect to any Guarantor, any Hedging Obligation if, and solely to the extent that, all or a portion of a Guarantor's Guaranty of, or the grant by that Guarantor of a Lien under the Loan Documents to secure, the Hedging Obligations (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission by virtue of that Guarantor's failure for any reason to constitute an "eligible contract participant" (as defined in the Commodity Exchange Act as of the date of that Guaranty or the grant of a Lien would otherwise have become effective with respect to such related Hedging Obligation). If a Hedging Obligation arises under a master agreement governing more than one swap, the exclusion applies only to the portion of the Hedging Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes illegal.

"Excluded Subsidiary" means any (a) Immaterial Subsidiary and/or (b) Excluded Foreign Subsidiary.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) United States Taxes attributable to such Recipient's failure to comply with Section 3.12(d), (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to applicable law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.13(b)) or (ii) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 3.12, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, and (d) any United States withholding Taxes imposed under FATCA.

"Executive Order No. 13224" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

"Existing Credit Facility" means the credit facility evidenced by that certain Amended and Restated Loan and Security Agreement, dated as of March 22, 2023, among S&W, the lenders from time to time party thereto, and CIBC Bank USA, as administrative agent and sole lead arranger hereunder, as the same has been amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date.

"Expenses" means all reasonable and documented fees, costs, expenses, charges, and out-of-pocket disbursements incurred by the Administrative Agent and its counsel and, where applicable, any Lender, and court costs, in any way arising from or in connection with the Loan Documents, any Collateral (including costs and expenses to preserve and protect Collateral), any Obligations, or the business relationship between the Administrative Agent (or any Lender, as applicable) and any Loan Party, including: (1) field examination fees at the per day rate provided for below; (2) all the Administrative Agent's and its counsels' fees and expenses (including recording fees and insurance policy fees) to prepare, examine, conduct due diligence with respect to, approve, negotiate, execute, and deliver, and close the transactions contemplated by the Loan Documents; (3) all fees and out-of-pocket disbursements incurred by the Administrative Agent (including attorneys' fees) arising from or in connection with (x) any action taken by the Administrative Agent (or any Lender, as applicable) to monitor, advise, administer, enforce, or collect any Obligations, any Loan Documents, or any other present or future documents or agreements between the Administrative Agent (or any Lender, as applicable) and any one or more of the Loan Parties, (y) the business relationship between the Administrative Agent and any Loan Party, and (z) background checks regarding senior management, principals, or key investors, as the Administrative Agent determines in its sole and absolute discretion (exercised in good faith); (4) all out-of-pocket expenses and fees (including attorneys' fees) incurred in relation to, in connection with, in defense of, or in prosecution of any litigation (including any actions to lift the automatic stay or to otherwise in any way monitor or participate in any Insolvency Proceeding involving a Loan Party) related to the Obligations, the Loan Documents, the Collateral, or any Loan Party (including any litigation instituted by a Loan Party or any third party, any so called "lender liability" action, any claim and delivery or other action for possession of, or foreclosure on, any of the Collateral, post judgment enforcement of any rights or remedies (including enforcing judgments and prosecuting appeals whether discretionary or as of right and whether in connection with pre judgment or post judgment matters)); (5) all costs, expenses, and fees incurred by the Administrative Agent or its agents in connection with any appraisals or environmental assessments (and the Loan Parties must fully cooperate with the appraisers and inspectors and make their property available for appraisal and inspection in connection with as many appraisals or environmental assessments as the Administrative Agent may request); and (6) all costs, expenses, and fees incurred by the Administrative Agent or its counsel in connection with consultants, expert witnesses, or other professionals retained by the Administrative Agent or its counsel to assist, advise, or give testimony with respect to any matter relating to the Loan Documents, the Collateral, the Obligations, the Loan Parties, or the business relationship between the Administrative Agent and any one or more of the Loan Parties. The Loan Parties will receive summary invoices showing only the total amount due and the summary invoices may not contain any narrative description of the services provided (and the Administrative Agent's delivery of summary invoices does not waive any of the Administrative Agent's rights or privileges (including the attorney-client privilege)); provided that, upon written request by the Loan Parties, the Administrative Agent will request that any applicable counsel, consultant or other professional provide a short form, summary paragraph (which will not include detailed time entries by date) of the services rendered pursuant to the invoice.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and (a) any current or future regulations or official interpretations thereof and (b) any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Federal Funds Rate" means, on any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Floor" means a rate of interest equal to 3.50%.

"Foreign Lender" means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

"Foreign Subsidiary" means any direct or indirect Subsidiary of S&W that is not a U.S. Person.

"FSA" means the Food Security Act of 1985, as amended and in effect from time to time, and regulations issued from time to time thereunder.

"FSHCO" means a Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more CFCs.

"GAAP" means the generally accepted accounting principles established in the United States of America by the Financial Accounting Standards Board.

"Governmental Body" means any nation or government, any state or other political subdivision of a nation or government, or any entity exercising the legislative, judicial, regulatory, or administrative functions of or pertaining to a government.

"Guarantor" means each Person that guarantees all or any Obligations; provided that no Immaterial Subsidiary, Foreign Subsidiary, direct or indirect Subsidiary of a Foreign Subsidiary or FSHCO shall be required to be a Guarantor hereunder.

"Guaranty" or "Guarantee" of or by any Person means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for its payment; (2) to purchase or lease property, securities, or services to assure the owner of such Indebtedness or other obligation of the payment of that Indebtedness; (3) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay that Indebtedness or other obligation; or (4) as an account party in respect of any letter of credit or letter of guaranty issued to support that Indebtedness or obligation (but "Guaranty" does not include endorsements for collection or deposit in the ordinary course of business). For the avoidance of doubt, "Guaranty" includes any Guaranty Agreement.

"Guaranty Agreement" means each guaranty agreement, in form and substance satisfactory to the Administrative Agent, made by a Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to which such Guarantor Guarantees the payment and performance of the Obligations, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

"Hazardous Discharge" is defined in Section 4.18(b).

"Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances, or related materials as defined in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), RCRA, or other applicable Environmental Law.

"Hazardous Wastes" means all waste materials regulated by CERCLA, RCRA, or applicable state law, and any other applicable federal and state laws relating to hazardous waste disposal.

"Hedging Contracts" means any foreign exchange contract, currency swap agreement, futures contract, commodities hedge agreement, interest rate protection agreement, interest rate future agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, option agreement, or any other similar hedging agreement or arrangement.

"Hedging Obligations" means a Person's liabilities under Hedging Contracts.

"Immaterial Subsidiary" means, each of Seed Holdings, LLC, a Delaware limited liability company, and Stevia California, LLC, a California limited liability company, only for so long as such entity shall not (a) own any assets (other than assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimis nature), or (c) engage in any business activity.

"Indebtedness" of any Person means, as of any date: (1) that Person's obligations for borrowed money or similar obligations; (2) that Person's Capital Lease Obligations; (3) that

Person's obligations that are secured by any Lien on any of its assets or property whether or not the secured obligation has been assumed by that Person; (4) except for trade accounts payable arising in the ordinary course of business that are not more than 90 days past due, that Person's obligations for the unpaid purchase price for goods, property, or services; (5) that Person's obligations to purchase goods, property, or services where payment is required regardless of whether delivery of the goods or property or the performance of the services is ever made or tendered (generally referred to as "take or pay contracts"); (6) that Person's obligations for unfunded benefit liabilities under any Plan of that Person or any ERISA Affiliate; (7) that Person's obligations for Hedging Obligations, or other similar transactions (valued in an amount equal to the highest termination payment, if any, that would be payable by that Person upon termination for any reason on the determination date); (8) that Person's obligations for outstanding reimbursement and similar obligations under letters of credit, bankers acceptances, and similar instruments; (9) the aggregate outstanding amount of all Off-Balance Sheet Liabilities (based on the aggregate outstanding amount as if the transaction were structured as a secured loan and an on balance sheet financing, whether or not shown as a liability on a consolidated balance sheet of the Person); and (10) that Person's obligations for or relating to Indebtedness of other Persons similar to the Indebtedness described in the preceding clauses (based on the maximum amount that may be payable).

"Indemnified Taxes" means, (a) any Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

"Industry Laws" means, collectively, PACA, the FSA, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Seed Act, regulations of the Food and Drug Act, and, in each case, comparable applicable state or local acts or regulations.

"Insolvency Proceeding" means any proceeding under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law (including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, liquidation, arrangement, or other similar relief).

"Intellectual Property" means patents, patent rights, patent applications, copyrights, works that are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the preceding, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the preceding, all rights to sue for past, present, and future infringement of any of the preceding, inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards, goodwill, customer and other lists, trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs.

"Inventory Report" means monthly perpetual Inventory certification reports by location, listing Inventory by category and location as of month end.

"Leased Real Property" means all leased Real Property of any Loan Party. The Loan Parties' Leased Real Property as of the Closing Date is more specifically listed on Schedule 1.2(a) of the Disclosure Letter.

"Lenders" is defined in the preamble.

"Letter of Credit Documents" means (a) the Specified Letter of Credit, the MFP Loan Agreement, and the MFP Subordination Agreement, and (b) subject to Administrative Agent's consent and approval, any other instrument, agreement, or document entered into, now or in the future, by S&W, any Loan Party or any of its Subsidiaries and any other parties in connection with the Specified Letter of Credit.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim, encumbrance, preference, priority, or other security agreement or preferential arrangement held or asserted with respect to any asset of any kind or nature including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the preceding, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

"Liquidity Reserve" means, at all times, an amount equal to $2,500,000.

"Loan" means each Revolving Loan (including any Agent Advances); and "Loans" means all Revolving Loans.

"Loan Account" is defined in Section 2.6.

"Loan Documents" means this Agreement, the Perfection Certificate, each Borrowing Base Certificate, each Compliance Certificate, the Specified Letter of Credit, the Waivers, any Hedging Contracts between a Loan Party or Subsidiary and any Lender, the MFP Subordination Agreement, the AgAmerica Subordination Agreement, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other writings before, now, or later executed by any Loan Party or delivered to the Administrative Agent with respect to the transactions contemplated by the Loan Documents (including the documents and agreements on the checklist attached as Exhibit C).

"Loan Party" means each Borrower, each Guarantor and each Person that grants the Administrative Agent a Lien on any Collateral to secure any Obligation.

"Loan Party Representative" means S&W.

"Lockbox" means a post-office box or post-office boxes to which the Administrative Agent has access.

"Material Adverse Effect" means a material adverse effect in or on (a) the Loan Parties' (taken as a whole): (1) financial condition, operational results, or business; or (2) ability to pay or perform the Obligations; (b) the value of the Collateral, the validity of the Administrative Agent's Liens on the Collateral, or the priority of the Administrative Agent's Lien on any portion of the Collateral included in the Borrowing Base or on any material portion of any other Collateral; (c)

the validity or enforceability of any Loan Document or the Administrative Agent's rights or remedies under any Loan Document, in each case which has or could reasonably be expected to have an adverse effect, in any material respect, on the practical realization of the Administrative Agent's rights or remedies under the Loan Documents; or (d) the practical realization of the Administrative Agent's rights and remedies under the Loan Documents.

"Material Business Agreement" means any agreement that if terminated, rescinded, or breached could reasonably be expected to have a Material Adverse Effect on any Loan Party.

"Maturity Date" means the earlier of (1) the Termination Date or (2) the date on which the Revolving Commitment is reduced to zero or otherwise terminated.

"Maximum Borrowing Amount" means, at any time, an amount equal to the lesser of (1) the Revolving Commitment minus all Reserves and (2) the Borrowing Base.

"Maximum Rate" means the maximum rate of interest permitted under applicable law from time to time in effect.

"MFP Loan Agreement" means that certain Loan and Security Agreement, dated as of September 22, 2022, by and between the Specified Permitted Holder and S&W, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, in each case in form and substance satisfactory to Administrative Agent in its sole and absolute discretion.

"MFP Loan Documents" means the MFP Loan Agreement and all other instruments, agreements and documents executed in connection therewith.

"MFP Loans" means the loans and Specified Permitted Holder Indebtedness that are (1) evidenced by the MFP Loan Documents and (2) subject to the MFP Subordination Agreement.

"MFP Stock Redemption" means the repurchase and/or redemption by S&W of Equity Interests of S&W held by MFP in an amount not to exceed $200,000 in any calendar year.

"MFP Stock Redemption Conditions" means, with respect to any MFP Stock Redemption, that (i) such MFP Stock Redemption shall not be made prior to June 19, 2025, (ii) both before and immediately after giving effect to any such MFP Stock Redemption, no Default or Event of Default shall exist, (iii) for each day of the immediately preceding 90 day period, Liquidity is at least $2,500,000, (iv) immediately after giving effect to any such MFP Stock Redemption, Liquidity, on a pro forma basis is at least $2,500,000 (provided, however, that for purposes of this definition, all accounts payable which remain unpaid more than 60 days after the due dates thereof shall be deemed to constitute outstanding Revolving Loans that are included in the calculation of the Revolving Exposure) and (v) at all times during the then upcoming thirteen week period, Liquidity, on a pro forma basis, is projected to be at least $2,500,000, in each case, as evidenced by delivery of the applicable financial statements, Borrowing Base Certificate, Compliance Certificate and cash flow forecast setting forth (on a week-by-week basis) the Loan Parties' projected borrowing needs and borrowing availability for the upcoming thirteen week period commencing on the date of the proposed MFP Stock Redemption, in each case, in form and substance satisfactory to Administrative Agent.

"MFP Subordination Agreement" means that certain Subordination Agreement dated as of the date hereof by and between Administrative Agent and the Specified Permitted Holder, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, in each case in form and substance satisfactory to Administrative Agent in its sole and absolute discretion.

"Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

"Net Orderly Liquidation Value" means the orderly liquidation value (net of costs and expenses estimated to be incurred in connection with such liquidation) of Borrowers' Inventory, determined on a category by category basis, that is estimated to be recoverable in an orderly liquidation as determined from time to time by reference to the most recent Inventory appraisal of such property delivered to the Administrative Agent by an appraiser acceptable to the Administrative Agent in its Discretion. Net Orderly Liquidation Value is expressed as a percentage of the respective appraised values of types of Eligible Inventory.

"Non-Consenting Lender" means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all affected Lenders in accordance with the terms of Section 15.3(b) and (ii) has been approved by the Required Lenders.

"Non-Defaulting Lender" means, at any time, a Lender that is not a Defaulting Lender.

"Notice" is defined under Section 15.6.

"Obligations" means any and all loans, advances (including Agent Advances), debts, liabilities, obligations, covenants, and duties (absolute, contingent, matured, or unmatured) owing by any one or more of the Loan Parties to the Administrative Agent (or to any of its direct or indirect Subsidiaries or Affiliates in accordance with Section 16.7 hereof) or any Lender of any kind or nature, present or future (including any interest accruing after maturity or the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, or similar proceeding relating to any Loan Party, whether a claim for post filing or postpetition interest is allowed in that proceeding), whether evidenced by any note, guaranty, or other instrument, whether arising under any agreement, instrument, or document (including the Loan Documents), whether for the payment of money, whether arising by reason of extending credit, opening a letter of credit, loan, equipment lease, or guarantee, under any Hedging Contract with any Lender or its Affiliates (other than, with respect to any Guarantor, the Excluded Hedging Obligations of that Guarantor, if any), out of the Administrative Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, or obligations pursuant to the Administrative Agent's Erroneous Payment Subrogation Rights, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including any and all of each Loan Party's Indebtedness and liabilities under the Loan Documents or under any other agreement between the Administrative Agent or any Lender and any Loan Party and any amendments, extensions, renewals, or increases and all Expenses the Administrative Agent or any Lender, as applicable, incurs in the documentation, negotiation, modification, enforcement, collection, or otherwise in connection with any of the preceding, and all obligations of any Loan Party to the Administrative Agent or any Lender to perform acts or refrain from taking any action.

"OFAC" means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Off-Balance Sheet Liability" of a Person means: (1) any obligation under a sale and leaseback transaction that is not a Capital Lease Obligation; (2) any so-called "synthetic lease" or "tax ownership operating lease" transaction; (3) the amount of obligations outstanding under any asset securitization or similar transaction on any determination date that would be characterized as principal if that asset securitization or similar transaction were structured as a secured lending transaction rather than as a purchase; or (4) any other transaction (excluding operating leases for purposes of this clause (4)) that is the functional equivalent of or takes the place of borrowing but that is not a liability on that Person's balance sheet. The amount of any Off-Balance Sheet Liability is calculated based on the aggregate amount of obligations outstanding under the transaction on any determination date that would be characterized as principal if the transaction were structured as a secured lending transaction, whether or not shown as a liability on that Person's balance sheet, all in a manner reasonably satisfactory to the Administrative Agent.

"Original Indebtedness" is defined under Section 7.8(n).

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Commitment or Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment by a Lender in an interest in a Loan or Loan Document after the date hereof (other than such an assignment (i) made pursuant to Section 3.13(b), (ii) otherwise at the request of any Loan Party or (iii) during an Event of Default described in Section 10.1, 10.7, 10.9, or 10.13).

"Owned Real Property" means all owned Real Property of any Loan Party. The Loan Parties' Owned Real Property as of the Closing Date is more specifically listed on Schedule 1.2(a) of the Disclosure Letter.

"PACA" means the Perishable Agricultural Commodities Act, as amended and in effect from time to time, and regulations issued from time to time thereunder.

"parent" is defined in the defined term "Subsidiary".

"Participant" is defined in Section 15.3(d).

"Participant Register" is defined in Section 15.3(d).

"Payment Office" means the office that Lender specifies in writing to the Loan Party Representative.

"Payment Recipient" is defined in Section 15.20.

"Perfection Certificate" means the perfection certificate or perfection certificates provided by Borrowers to Administrative Agent.

"Permitted Holders" means MFP Partners, L.P., a Delaware limited partnership, together with its Controlled Investment Affiliates.

"Permitted Joint Venture" means Vision Bioenergy Oilseeds LLC (formerly known as Vision Biofuels LLC), a Delaware limited liability company.

"Permitted Joint Venture Agreement" means that certain Contribution and Membership Interest Purchase Agreement, by and between Equilon Enterprises LLC and S&W, dated as of February 6, 2023, in the form provided to Administrative Agent prior to the Closing Date and as amended, amended and restated, supplemented or otherwise modified thereafter in any manner not adverse to the Loan Parties or Lender.

"Permitted Liens" means (1) Liens in favor of the Administrative Agent; (2) Liens for Taxes, assessments, or other Charges that (x) are not delinquent or (y) are being contested in good faith by appropriate proceedings and with respect to which proper reserves have been taken by the Loan Parties in accordance with GAAP (but, solely with respect to Liens for Taxes, only if these Liens have no effect on the priority of the Administrative Agent's Liens); (3) deposits or pledges to secure obligations under worker's compensation, social security, or similar laws, or under unemployment insurance or general liability or product liability insurance; (4) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), real estate and other leases, statutory obligations, performance bonds, surety and appeal bonds, and other similar obligations arising in the ordinary course of any Loan Party's business; (5) mechanics', workers', materialmen's, warehousemen's, common carriers', landlord's or other similar Liens, liens of third party growers of seed owned by a Loan Party which liens extend solely to such seed in possession of the growers, and liens securing payment obligations of a Loan Party to such growers pursuant to a PACA trust in respect of agricultural products grown from such seeds and purchased by a Loan Party, in each case arising in the ordinary course of any Loan Party's business with respect to obligations that are not delinquent or that are being contested in good faith by the applicable Loan Party; (6) Liens placed on equipment and real estate assets acquired to secure a portion of the purchase price (but only if (x) the Lien does not encumber any other of the Loan Parties' property and (y) the aggregate amount of Indebtedness secured by these Liens incurred during any fiscal year does not exceed the amount allowed by Section 7.8); (7) zoning restrictions, easements, encroachments, rights of way, restrictions, leases, licenses, restrictive covenants, and other similar title exceptions or Liens affecting Real Property, none of which materially impairs the use or value of that Real Property; (8) Liens on the Texas Properties, together with all Equipment and Fixtures located thereon, securing Indebtedness permitted under Section 7.8(m), so long as, to the extent such Liens extend to Equipment and Fixtures located on one or more of the Texas Properties, such Indebtedness shall be subject to intercreditor terms and conditions that are acceptable to the Administrative Agent in its Discretion; (9) Liens disclosed on Schedule 1.2(b) of the Disclosure Letter (but only if the principal amount secured is not increased and no additional assets become subject to the Lien); (10) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default; (11) the interests of lessors under operating leases and licensors under non-exclusive license agreements; (12) licenses of Intellectual Property in the ordinary course of business which do not result in the transfer of title to such Intellectual Property and which are non-exclusive or, solely with respect to trademarks, exclusive solely in respect of product sales made in territory outside the United States; (13) Liens that are extensions or replacements of Permitted Liens and that secure Refinance Indebtedness, in each case to the extent that the original Indebtedness is the subject of such Refinance Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness; (14) rights of setoff or bankers' liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business; (15) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under Section 7.8; (16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (17) Liens solely on any cash earnest money deposits made by any Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to an investment not prohibited hereunder; (18) Liens granted in respect of and in accordance with the Letter of Credit Documents provided such Liens are subordinated to the Liens in favor of the Administrative Agent pursuant to the MFP Subordination Agreement; (19) Liens granted in respect of and in accordance with the AgAmerica Loan Documents pursuant to the AgAmerica Subordination Agreement, (20) Liens on cash and Cash Equivalents held in the Excluded Account described in clause (ii) of the definition thereof, securing Indebtedness described in clause (j) of Section 7.8, and (21) other Liens as to which the aggregate amount of the obligations secured thereby does not exceed $100,000.

"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capital Lease Obligations), incurred at the time of, or within ninety (90) days after, the acquisition of any fixed or capital assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $800,000.

"Person" means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity, or Governmental Body.

"Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate is required to contribute.

"Pledged Equity Interests" is defined in Section 4.20(a).

"Prepayment Event" is defined in Section 13.1.

"Prepayment Fee" is defined in Section 13.1.

"Prepayment Period" is defined in Section 13.1.

"Primary Obligor" is defined under the defined term "Guaranty".

"Prime Rate" means the per annum rate of interest last quoted by The Wall Street Journal as the "Prime Rate" in the United States (or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Projections" is defined in Section 5.6(a).

"Protected Foreign Subsidiary" means any Foreign Subsidiary that is treated as a disregarded entity of a "United States person" within the meaning of Section 7701(a)(30) of the Code for federal income tax purposes and which does not own any Equity Interests in any CFC or FSHCO.

"RCRA" means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.).

"Real Property" means the Loan Parties' owned and leased real property.

"Recipient" means, as applicable, (i) the Administrative Agent, (ii) any Lender, or (iii) any other person receiving payments or required to receive payments from a Loan Party under any Loan Document, as applicable.

"Refinance Indebtedness" is defined under Section 7.8(f).

"Register" is defined in Section 15.3(c).

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" is defined in Section 5.8(b).

"Relevant Governmental Body" means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

"Replacement Lender" is defined in Section 3.13(b).

"Required Lenders" means,

(a) at any time all Lenders are Affiliates of the Administrative Agent, all Lenders, and

(b) at any time all Lenders are not Affiliates of the Administrative Agent,

(i) Lenders holding more than fifty-one percent (51%) of the Revolving Commitments at such time, or

(ii) if the Lenders have no Revolving Commitments outstanding, Lenders holding more than fifty-one percent (51%) of the aggregate outstanding Revolving Exposure at such time;

provided that, to the extent that any Lender is a Defaulting Lender, such Defaulting Lender and all of its Revolving Commitments and Revolving Exposure shall be excluded for purposes of determining Required Lenders; and provided, further, at any time that there are two (2) or more unaffiliated Non-Defaulting Lenders, Required Lenders shall consist of at least two (2) such Non-Defaulting Lenders (with Non-Defaulting Lenders who are Affiliates constituting one (1) Lender for purposes of this proviso).

"Reserves" means any reserves, including but not limited to the Liquidity Reserve, that the Administrative Agent in its Discretion deems necessary to maintain with respect to the Collateral or any Loan Party (including for: accrued and unpaid interest on the Obligations, liquidation Expenses, Hedging Obligations volatility reserves, reserves for Account dilution, rent at locations leased by any Loan Party and for consignee's, warehousemen's, and bailee's charges, Inventory shrinkage, slow moving inventory, obsolete inventory, changes in Inventory composition or mix, customs charges and shipping charges related to any Inventory in transit, customer deposits, future warranty and maintenance claims, contingent liabilities, indemnified liabilities, uninsured or underinsured losses, for Taxes, fees, assessments, and other governmental charges (including ad valorem, personal property, sales, and other Taxes that may have priority over the Administrative Agent's Liens)) and amounts owing by Borrowers or their Subsidiaries to a supplier or grower of agricultural products to the extent such amounts are secured by a Lien on, or trust over, any of the Collateral which Lien may have priority over the Administrative Agent's Liens.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans to the Borrowers, in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule I as such schedule may be amended, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case, as such commitment may subsequently be increased or decreased pursuant to the terms hereof. The aggregate principal amount of all Lenders' Revolving Commitments as of the Closing Date is $25,000,000.

"Revolving Exposure" means, at any time, as the context may require, (a) the aggregate outstanding principal amount of all Revolving Loans (including any Agent Advances), or (b) with respect to any Lender at any time, the outstanding principal amount of such Lender's Revolving Loans (including any Agent Advances).

"Revolving Loan" means a Loan made under Section 2.1.

"Sanctioned Country" means, at any time, a country, region or territory that is, or whose government is, the subject or target of comprehensive Sanctions.

"Sanctioned Person" means, at any time, (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (ii) any Person located, organized or resident in a Sanctioned Country or (iii) any Person Controlled by any such Person.

"Sanctions" means economic or financial sanctions or trade embargoes administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State or (ii) the United Nations Security Council, the European Union or His Majesty's Treasury of the United Kingdom.

"Seasonal Domestic Accounts" means those Accounts owned by a Borrower and owing from an Account Debtor that constitutes a seed distributor or seed dealer acceptable to Administrative Agent, which Accounts are payable at the end of a growing season, are subject to not greater than 240 day payment terms, and that Lender otherwise determines in its Discretion constitute Seasonal Domestic Accounts.

"Secured Parties" means the Administrative Agent, the Lenders, and any Affiliate of a Lender to whom any Obligations are owed from time to time, and shall include all former Administrative Agents, Lenders, and Affiliates of a Lender to the extent that any Obligations owing to such Persons were incurred while such Persons were Administrative Agents, Lenders, or Affiliates of a Lender, and such Obligations have not been paid in full.

"SOFR" with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

"SOFR Loan" means each portion of a Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (b)(iii) of the definition of "Base Rate").

"Specified Letter of Credit" means that certain Letter of Credit No. 20241115-1206-7 issued by JPMorgan Chase Bank, N.A. naming the Administrative Agent as beneficiary and for the account of the Specified Permitted Holder, in the original amount of $13,000,000, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, in each case in form and substance satisfactory to Administrative Agent in its sole and absolute discretion.

"Specified Period" means, with respect to each specific Borrowing Base Certificate delivered to Administrative Agent (the "Current Borrowing Base Certificate"), the period from the last date included in a Borrowing Base Certificate previously delivered to Administrative Agent through and including the date that is two Business Days before the date of the Current Borrowing Base Certificate.

"Specified Permitted Holder" means MFP Partners, L.P., a Delaware limited partnership.

"Subsidiary" means, with respect to any Person (the "parent") at any date, any other Person (1) of which Equity Interests representing more than 50% of the Equity Interest or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, Controlled, or held, or (2) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" means the forward-looking term rate based on SOFR as published by the Term SOFR Administrator for a one-month period on the day that is two (2) Business Days prior to the first day of such one-month period, as such rate is published by the Term SOFR Administrator; provided, that, if the Administrative Agent determines that any such lookback or other conventions for this rate selected is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its sole and absolute discretion, including a SOFR rate based on a different time period; provided, further, that if Term SOFR determined as provided above (including pursuant to the first proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Termination Date" means February 20, 2026; provided that if on or prior to December 22, 2025, the maturity of the AgAmerica Loans is extended to a date on or after March 19, 2028, on terms reasonably satisfactory to Required Lenders, then "Termination Date" means December 19, 2027.

"Texas Properties" means the Owned Real Property located at 403 South Monroe Avenue, New Deal, Texas, and 5711 US Highway 87, Dumas, Moore County, Texas and all fixtures thereon.

"Toxic Substances" means any material that has been shown to have an adverse effect on human health or that is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. Section 2601 et seq., applicable state law, or any other present and future applicable Federal or state laws related to toxic substances, and includes asbestos, polychlorinated biphenyls (PCBs) and lead based paints.

"UCC" means the Uniform Commercial Code as in effect from time to time in New York (but if the law, perfection, or the effect of perfection or non-perfection of any Lien on any Collateral is governed by the Uniform Commercial Code in effect in a different jurisdiction, "UCC" means the Uniform Commercial Code as in effect in that other jurisdiction with respect to perfection or the effect of perfection or non-perfection).

"UFCA" is defined in Section 14.4(d).

"UFTA" is defined in Section 14.4(d).

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment.

"Unused Facility Fee" is defined in Section 3.3.

"U.S. Borrower" means any Borrower that is a U.S. Person.

"U.S. Government Securities Business Day" means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

"Waivers" means all landlord's waivers, warehouseman's waivers, creditor's waivers, mortgagee waivers, processing facility and bailee waivers, and customs broker waivers that are executed and delivered in connection with this Agreement.

"Withholding Agent" means any Borrower, any Loan Party or the Administrative Agent, as applicable.

"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.3 UCC Terms. Unless defined in the Loan Documents, all terms used in the Loan Documents and defined in the UCC have the meaning given in the UCC. These UCC terms include: "Account", "Account Debtor", "Certificated Security", "Chattel Paper", "Commercial Tort Claim", "Commodities Account", "Deposit Account", "Document", "Equipment", "Farm Products", "Financial Asset", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Lease", "Lessor", "Letter-of-Credit Rights", "money", "Payment Intangibles", "Proceeds", "Product", "Record", "Secured Party", "Securities Account", "Security", "Security Entitlement", "Security Interest", and "Supporting Obligation".

1.4 General Construction. When computing time periods from a specified date to a later specified date, "from" means "from and including" and "to" and "until" each mean "to but excluding". In the Loan Documents: (1) all references to laws and statutes include all regulations and Governmental Body interpretations; (2) except as otherwise expressly provided, all references to laws, statutes, and regulations include any amendments, renewals, extensions, replacements, or successor laws, statutes, or regulations; (3) any definition of or reference to any agreement, instrument, or other document means the agreement, instrument, or other document as from time to time amended, amended and restated, supplemented, modified, substituted, or replaced; (4) any reference to any Person includes that Person's successors and assigns (and if the Person is a natural person, that Person's heirs, executors, and personal representatives) and, unless expressly stated otherwise, its Subsidiaries and the Related Parties of the Administrative Agent or a Lender, as applicable (to the extent expressly contemplated hereby); (5) the words "herein," "hereof," and "hereunder," and words with similar meanings, refer to this Agreement in its entirety and not any particular provision or section; (6) [reserved]; (7) any reference to payment, repayment, or prepayment means payment in immediately available funds in Dollars; (8) any pronoun covers all genders; (9) wherever appropriate in the context, terms used in the Loan Documents in the singular also include the plural and vice versa; (10) [reserved]; (11) the words "include," "includes," and "including" are treated as being followed by "without limitation"; and (12) captions used in the Loan Documents are for convenience only and are not taken into account in interpreting the document. All financial and Borrowing Base calculations must be performed with Inventory valued on a first-in, first-out basis, at the lower of cost or market value. A Default or an Event of Default exists at all times during the period beginning on the date that it occurs to the date on which it is waived in writing by the Administrative Agent and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or, in the case of a Default, is cured within any cure period expressly provided for in this Agreement. All covenants are given independent effect so that if a particular action or condition is not permitted by any covenant, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant does not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties in the Loan Documents are given independent effect so that if a particular representation or warranty is incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached does not affect the incorrectness or a breach of a representation or warranty.

1.5 Time. Unless expressly provided otherwise, all time references in the Loan Documents are to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day.

1.6 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation, administration, submission, calculation or selection of, or any other matter related to, the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark (or any component definition thereof or rates referenced in the definition thereof) pursuant to the terms of this Agreement, and shall have no liability to Borrowers or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error by, or any calculation of any such rate (or component thereof) provided by, any such information source or service.

ARTICLE 2
ADVANCES, PAYMENTS

2.1 Revolving Loans. Subject to the terms and conditions in this Agreement, each Lender severally agrees (to the extent of such Lender's Revolving Commitment) to make Revolving Loans to Borrowers in aggregate amounts outstanding at any time before the Maturity Date equal to the Maximum Borrowing Amount; provided, that, no Lender's Revolving Exposure, after giving effect to the advance of any Revolving Loan, shall at any time exceed such Lender's Revolving Commitment; provided, further, that in no event shall the aggregate Revolving Exposure, after giving effect to the advance of any Revolving Loan, exceed the aggregate Revolving Commitments. This Agreement evidences the obligation of Borrowers to repay the Revolving Loans and is being executed as a "noteless" credit agreement; provided, however, at the request of any Lender at any time, Borrowers agree that they will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in a form approved by the Administrative Agent in its sole discretion.

2.2 Borrowing Procedure. In respect of the Revolving Loans, the Loan Party Representative must submit (a) before 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan, a Borrowing Base Certificate certified by an Authorized Officer of Loan Party Representative as being true and correct; and (b) before 11:00 a.m. on the date of a proposed Loan (which shall be a U.S. Government Securities Business Day), a request in writing specifying (1) the date of the proposed Loan (which must be a U.S. Government Securities Business Day), and (2) the amount of the Loan. Concurrent with the delivery of the Borrowing Base Certificate, Loan Party Representative shall provide a written report to the Administrative Agent of all returns, and all material disputes, claims and other deductions, together with sales and other reports and supporting information relating to the Accounts, in each case, as of such date and as required by the Administrative Agent. The Administrative Agent shall have the right to review and adjust any calculations made in a Borrowing Base Certificate (i) to reflect the Administrative Agent's estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Reserves then in effect. Any request in writing received by the Administrative Agent after 11:00 a.m. on a U.S. Government Securities Business Day (or any corresponding Borrowing Base Certificate received by the Administrative Agent after 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan), but otherwise meeting the requirements of this Section 2.2, shall be funded on the following U.S. Government Securities Business Day; provided, that the Administrative Agent may in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable U.S. Government Securities Business Day (or any corresponding Borrowing Base Certificate received by the Administrative Agent after 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan). Promptly following the receipt of any borrowing request as set forth herein, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Advance.

2.3 Loan Disbursement.

(a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds to the Administrative Agent at the Payment Office, in each case, by not later than 2:00 p.m. on the date of each proposed Loan. All Loans will be disbursed from the Payment Office that the Administrative Agent designates from time to time. Revolving Loans may be borrowed, repaid, and reborrowed in accordance with the Loan Documents. If funded by the Lenders as set forth above, the Administrative Agent will make the proceeds of each Revolving Loan requested by the Loan Party Representative available to it by crediting the Loan to Borrower's operating account designated by Borrower to the Administrative Agent, in writing. Revolving Loans treated as being requested by a Borrower will be disbursed to the Administrative Agent and applied to the obligation or liability related to the deemed request.

(b) Unless the Administrative Agent shall have been notified by any Lender prior to the date of a borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender's share of such borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrowers on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Loan Party Representative, and the

Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its pro rata share of any borrowing hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(c) All Advances shall be made by the Lenders on the basis of their respective pro rata shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

2.4 Maximum Advances; Agent Advances.

(a) Borrowers may not at any time allow the Revolving Exposure to exceed the Maximum Borrowing Amount (and if it does for any reason Borrowers must immediately and without demand pay the excess to the Administrative Agent, for the account of the Lenders).

(b) Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (i) at any time that a Default Condition exists, (ii) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied, or (iii) at any time that the Revolving Exposure exceeds the Maximum Borrowing Amount or any Agent Advance (as defined below) would cause the Revolving Exposure to exceed the Maximum Borrowing Amount, to make Revolving Loans to the Borrowers on behalf of the Lenders, which the Administrative Agent deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of (or maximize the amount of) the repayment of the Obligations, or (3) to pay any amount chargeable to any Loan Party under the Loan Documents or applicable law, including costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as "Agent Advances"). The Administrative Agent shall promptly provide to the Loan Party Representative written notice of any Agent Advance. In no event shall the Revolving Exposure, after giving effect to any Agent Advance, exceed the aggregate Revolving Commitments.

(c) The Agent Advances shall be payable immediately on demand, shall be secured by the Collateral and shall constitute Obligations hereunder. Each Agent Advance shall bear interest as set forth in Section 3.1 of this Agreement. Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that the making of any Agent Advance shall not require the consent of the Borrowers. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.

2.5 Loan Repayment.

(a) The Loans are due and payable in full on the Termination Date (subject to earlier prepayment as provided in the Loan Documents).

(b) Checks, notes, drafts, or other similar items may not be immediately collectible. Accordingly, when calculating outstanding availability, each payment item deposited in a Cash Concentration Account is treated as received by the Administrative Agent (and the Administrative Agent will provisionally credit the Loan Account) on the Business Day immediately following the day on which the Administrative Agent receives actual possession of the payment item for deposit to a Cash Concentration Account. In consideration for this accommodation, Borrowers agree that in calculating interest and other charges and fees, all payment items deposited in a Cash Concentration Account are treated as having been credited to the Loan Account on the second Business Day immediately following the Business Day on which the payments are treated as having been received by the Administrative Agent under this Section. Each Control Agreement applicable to a Lockbox or a Cash Concentration Account shall provide for the daily sweep of funds in such Lockbox or such Cash Concentration Account to the Administrative Agent Holding Account for application to the Obligations in the order and manner the Administrative Agent, subject to the final sentence of Section 4.15(i)(iv), determines in its discretion (including Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).

(c) The Administrative Agent does not have to credit the Loan Account for any payment item that is not satisfactory to the Administrative Agent in its discretion. All credits are provisional and are subject to verification and final settlement. The Administrative Agent may charge the Loan Account for any payment item that is returned unpaid or otherwise not collected. Any information and data reported to Borrowers under any service that is received before final posting and confirmation is subject to correction. The Administrative Agent has no liability for the content of any preliminary service-related information.

(d) The Loan Parties must pay all payments under the Loan Documents to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable (in immediately available funds, free and clear of any defenses, rights of set-off, recoupment, counterclaim, or any deduction whatsoever), at the Payment Office, not later than 1:59 p.m., on the due date, in Dollars. The Administrative Agent shall, subject to the final sentence of Section 4.15(i)(iv), deposit any such payments received by it into the Administrative Agent Holding Account and thereafter distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. The Administrative Agent may in its discretion pay any Obligations due under the Loan Documents (or other amounts any Loan Party is required to pay under the Loan Documents) by charging the Loan Account, by instructing the Lenders to make Advances, or by debiting any account of any Loan Party which is subject to the Administrative Agent's control.

(e) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied in the order and manner the Administrative Agent determines in its discretion (including cash collateralization of all Obligations relating to any outstanding Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).

(f) If any Lender shall obtain payment in respect of any principal of or interest on any of its Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its outstanding Revolving Loans and accrued interest and fees thereon than the proportion received by any other Lender with respect to its outstanding Revolving Loans, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the outstanding Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective outstanding Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its outstanding Revolving Loans to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). Each Borrower consents to the foregoing.

(g) Unless the Administrative Agent shall have received notice from the Loan Party Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(h) Mandatory Prepayments.

(1) Borrowing Base. If, at any time, (A) the Revolving Exposure on such date exceeds (B) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to the Administrative Agent (as adjusted for Reserves established in accordance with this Agreement), then Borrowers shall immediately prepay the Obligations in an aggregate amount equal to the amount of such excess which shall be applied by the Administrative Agent in accordance with Section 2.5(e)(2).

(2) Application. The Administrative Agent will apply prepayments to the Obligations in the order and manner it determines in its sole and absolute discretion (including cash collateralization of all Obligations relating to Hedging Obligations owed to the Administrative Agent and its Affiliates, if any).

(3) No Consent. Nothing in this Section is to be treated as consent or implied consent to any sale, transaction, or occurrence that is not expressly allowed by the Loan Documents.

2.6 Statements. The Administrative Agent will maintain a loan account in accordance with its customary procedures in Borrowers' name (the "Loan Account") in which it will record,

among other things, the date and amount of each Advance and the date and amount of each payment (but the Administrative Agent's failure to record this information does not affect the Administrative Agent's or any Lender's rights, create any liability, or release any Loan Party from any liability).

2.7 [Reserved].

2.8 [Reserved].

2.9 [Reserved].

2.10 [Reserved].

2.11 Additional Payments. Any amounts expended by the Administrative Agent due to any Loan Party not performing or complying with its obligations under any Loan Document (including under Sections 4.2, 4.4, 4.6, 4.12, 4.15 and 6.7) may be charged to the Loan Account as a Revolving Loan and added to the Obligations.

2.12 Use of Proceeds. Borrowers may only use the Advances (1) to repay Indebtedness on the Closing Date in accordance with payoff letters received by the Administrative Agent, including, without limitation, with respect to the Existing Credit Facility; (2) to pay fees and Expenses relating to the transactions contemplated by the Loan Documents; and (3) for general corporate purposes and working capital needs allowed under this Agreement.

ARTICLE 3
INTEREST, FEES, TAXES AND CERTAIN COSTS

3.1 Interest.

(a) Interest on the principal amount of each Loan shall accrue from and including the date such Loan is made hereunder to but excluding the date of any repayment thereof. Interest on the Loans is payable in arrears on the first day of each month. Interest charges are computed on the actual principal amount of Loans outstanding during the applicable period.

(b) Subject to Section 3.9, all Loans and other Obligations hereunder shall bear interest at a rate per annum equal to the lesser of (i) the Term SOFR plus 8.00% per annum and (ii) the Maximum Rate; provided, however, that if any Loan is converted to a Base Rate Loan in accordance with Section 3.9 and to the extent provided in Section 3.9, such Loan shall bear interest at a rate per annum equal to the lesser of (i) the Base Rate plus 7.00% per annum and (ii) the Maximum Rate.

(c) If the Base Rate increases or decreases, the interest rate for Base Rate Loans will be changed without notice. For avoidance of doubt, Borrowers do not have the right to borrow Base Rate Loans or convert Loans to Base Rate Loans, and Base Rate Loans will be made only in the circumstances specified in Section 3.9.

(d) While an Event of Default exists, the Obligations bear interest at the Default Rate.

3.2 [Reserved].

3.3 Unused Facility Fee. If during any month the average daily Revolving Exposure for any day of the month does not equal the aggregate Revolving Commitments, then Borrowers must pay to the Administrative Agent, for the account of each Lender, a fee at a rate per annum equal to the Applicable Unused Facility Fee Percentage multiplied by the amount that the aggregate Revolving Commitments exceed the average daily Revolving Exposure (the "Unused Facility Fee"). These fees are payable in arrears on the first day of each month and on the Maturity Date.

3.4 Collateral Monitoring Fee. Borrowers must pay the Administrative Agent, for its own account, a $5,000 per calendar month collateral monitoring fee (a) on the Closing Date and (b) on the first day of each calendar month after the Closing Date (the "Collateral Monitoring Fee").

3.5 Closing Fee; Anniversary Fee. Borrowers must pay the Administrative Agent, for the account of each Lender, a $500,000 closing fee on the Closing Date. In addition, Borrowers must pay the Administrative Agent, for the account of each Lender, an anniversary fee on each anniversary of the Closing Date equal to 0.25% of the Revolving Commitment (the "Anniversary Fee") until the Obligations are indefeasibly paid in full in cash and the Revolving Commitments have been irrevocably terminated.

3.6 Computing Interest and Fees; Conforming Changes.

(a) Computing Interest and Fees. Interest and fees are computed on the basis of a year of 360 days for the actual number of days elapsed. If any payment is due on a day that is not a Business Day, the due date is extended to the next Business Day (and interest on that payment is payable at the applicable interest rate during that extension). Except as specifically provided in the next Section, all interest, fees, and other amounts due to the Administrative Agent or any Lender under the Loan Documents are earned in full on the date when due and are not subject to rebate or proration for any other reason.

(b) SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent may make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify Loan Party Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

3.7 Maximum Interest; Controlling Limitation.

(a) Maximum Interest. In no event whatsoever may interest, fees, and other charges charged under the Loan Documents exceed the Maximum Rate. If interest, fees, and other charges would exceed the Maximum Rate, then the actual rate of interest shall be the Maximum Rate, and, if in the future, the interest rate would otherwise be less than the Maximum Rate, then the interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.7, have been paid or accrued if the interest rate otherwise provided by this Agreement had at all times been in effect, then Borrowers shall, to the fullest extent permitted by applicable law, pay to the Administrative Agent, for the account of the Lenders, an amount equal to (i) the lesser of (x) the amount of interest which would have been paid or accrued if the Maximum Rate had, at all times, been in effect and (y) the amount of interest which would have been paid or accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect, less (ii) the amount of interest actually paid or accrued under this Agreement.

(b) Controlling Limitation. The Administrative Agent, each Lender, each Borrower and each other Loan Party each hereby acknowledge, agree, and declare that it is its intention to expressly comply with all applicable laws in respect of limitations on the amount or rate of interest that can legally be contracted for, charged or received under or in connection with the Loan Documents. Notwithstanding anything to the contrary contained in any Loan Document (even if any such provision expressly declares that it controls all other provisions of the Loan Documents), in no contingency or event whatsoever shall the amount of interest (including the aggregate of all charges, fees, benefits, or other compensation which constitutes interest under any applicable law) under the Loan Documents paid by Borrowers or any other Loan Party, received by the Administrative Agent or any Lender, agreed to be paid by Borrowers or any other Loan Party, or requested or demanded to be paid by the Administrative Agent or any Lender exceed the Maximum Rate, and all provisions of the Loan Documents in respect of the contracting for, charging, or receiving compensation for the use, forbearance, or detention of money shall be limited as provided by this Section 3.7. In the event any such interest is paid to the Administrative Agent or any Lender by Borrowers or any other Loan Party in an amount or at a rate which would exceed the Maximum Rate, then, notwithstanding any entry on the Administrative Agent's or any such Lender's books otherwise, such excess shall conclusively be deemed to be automatically applied to any unpaid amount of the Obligations other than interest, in inverse order of maturity, or if the amount of such excess exceeds said unpaid amount, such excess shall be refunded to Borrowers or such other applicable Loan Party. All interest paid, or agreed to be paid, by Borrowers or any other Loan Party, or taken, reserved, or received by the Administrative Agent or any Lender shall be amortized, prorated, spread, and allocated in respect of the Obligations throughout the full term of this Agreement. Notwithstanding any provision contained in any of the Loan Documents, or in any other related documents executed pursuant hereto, neither the Administrative Agent nor any Lender shall be entitled to charge, receive, take, reserve, collect, or apply as interest any amount which, together with all other interest under the Loan Documents, would result in a rate of interest under the Loan Documents in excess of the Maximum Rate and, in the event the Administrative Agent or any Lender ever charges, receives, takes, reserves, collects, or applies any amount in respect of Borrowers or any other Loan Party that otherwise would, together with all other interest under the Loan Documents, be in excess of the Maximum Rate, such amount shall automatically be deemed to be applied in reduction of the unpaid principal balance of the Obligations other than interest and, if the principal balance thereof is paid in full, any remaining excess shall forthwith be refunded to the Borrowers or such other applicable Loan Party. Each Loan Party, the Administrative Agent, and each Lender shall, to the maximum extent permitted under any applicable law, (i) characterize any non-principal payment as a standby fee, commitment fee, prepayment charge, delinquency charge, expense, or reimbursement for a third-party expense rather than as interest and (ii) exclude prepayments, acceleration, and the effect thereof. Nothing in any Loan Document shall be construed or so operate as to require or obligate Borrowers or any Loan Party to pay any interest, fees, costs, or charges greater than is permitted by any applicable law. Subject to the foregoing, each Loan Party hereby agrees that the actual effective rate of interest from time to time existing under the Loan Documents, including all amounts agreed to by the Loan Parties pursuant to and in accordance with the Loan Documents which may be deemed to be interest under any applicable law, shall be deemed to be a rate which is agreed to and stipulated by the Loan Parties, the Administrative Agent, and each Lender in accordance with applicable law.

3.8 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or (ii) impose on any Lender any other condition, cost, Tax (other than (A) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (B) Indemnified Taxes, or (C) Connection Income Taxes) or expense affecting this Agreement or Loans made or maintained by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or of maintaining its obligation to make any Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of any Lender, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or its lending office or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the commitments of such Lender or the Loans made or maintained by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(c) Certificates for Reimbursement; Delay in Requests. A certificate of the applicable Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in the foregoing paragraph (a) or (b) and delivered to the Loan Party Representative (with a copy to the Administrative Agent) shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.8 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate any Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Administrative Agent and the Loan Party Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.9 Alternate Rate.

(a) Temporary Unavailability of Term SOFR. Subject to Section 3.9(b), if the Administrative Agent shall determine (which determination shall be conclusive absent manifest error), or the Administrative Agent shall have received notice from the Required Lenders, that (a) Term SOFR cannot be determined pursuant to the definition thereof or that adequate and reasonable means do not exist for ascertaining Term SOFR or (b) for any reason Term SOFR does not adequately and fairly reflect the cost to the Lenders of making or maintaining the Loans, then the Administrative Agent shall promptly give notice thereof to the Loan Party Representative and the Lenders and, until the Administrative Agent notifies Loan Party Representative that the circumstances giving rise to such notice no longer exist, all Obligations shall commence bearing interest a rate per annum equal to the lesser of (i) the Base Rate plus 7.00% per annum or (ii) the Maximum Rate.

(b) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Loan Parties may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent has posted such proposed amendment to the Loan Parties. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.9(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of Term SOFR or a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Loan Party Representative and the Lenders of (1) any occurrence of a Benchmark Transition Event, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.9(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole and absolute discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.9(b).

(iv) Benchmark Unavailability Period. Upon Loan Party Representative's receipt of notice of the commencement of a Benchmark Unavailability Period, all Loans shall be made as, or converted to, Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon Term SOFR will not be used in any determination of the Base Rate.

(c) Illegality of SOFR Loans. In the event that on any date the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its SOFR Loans (i) has become unlawful as a result of compliance by the Lenders in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), including any rule or regulation adopted by the NAIC or its Securities Valuation Office, the Administrative Agent shall give notice (which may be by electronic mail) to Loan Party Representative and the Lenders of such determination. After such notice (1) the obligation of the Lenders to make Loans as SOFR Loans shall be suspended until such notice shall be withdrawn by the Administrative Agent, (2) to the extent such determination by the Administrative Agent relates to a Loan then being requested by the Borrowers pursuant to Section 2 of this Agreement, the Lenders shall make such Loan as a Base Rate Loan, and (3) the Lenders' obligation to maintain their outstanding SOFR Loans (the "Affected Loans") shall be terminated and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.

3.10 Compensation for Losses. Upon demand of the Administrative Agent or any Lender from time to time, the Borrowers shall promptly compensate the Administrative Agent and each Lender for and hold the Administrative Agent and each Lender harmless from any loss, cost or expense incurred by it as a result of any failure by the Borrowers (for a reason other than the failure of the Lenders to make a Loan) to prepay or borrow any Loan accruing interest at Term SOFR on the date or in the amount notified by the Borrowers, including any loss or expense arising from the liquidation or reemployment of funds or from any fees payable.

3.11 Survival. All of Borrowers' obligations under Sections 3.8 and 3.10 shall survive termination of the Revolving Commitment and repayment of the Obligations.

3.12 Taxes.

(a) Defined Terms. For purposes of this Section 3.12, the term "applicable law" includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Body pursuant to this Section 3.12, any applicable Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c) Payment of Other Taxes by Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Body in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Loan Parties. Each Loan Party shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto (including reasonable attorneys' and tax advisors' fees and expenses), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Loan Party Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), and (ii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the any Borrower or any other Loan Party to a Governmental Body pursuant to this Section 3.12, such Borrower or other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders & Administrative Agent.

(1) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Loan Party Representative and the Administrative Agent, at the time or times reasonably requested by the Loan Party Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Loan Party Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Loan Party Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Party Representative or the Administrative Agent as will enable the Loan Party Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.12(g)(2)(i), Section 3.12(g)(2)(ii), and Section 3.12(g)(2)(iv)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(2) Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Borrower,

(i) any Lender that is a U.S. Person shall deliver to the Loan Party Representative and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or the Administrative Agent), executed copies of Internal Revenue Service ("IRS") Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Party Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), whichever of the following is applicable:

(a) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(b) executed copies of IRS Form W-8ECI;

(c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a "controlled foreign corporation" related to any Borrower described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(d) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Party Representative and the Administrative Agent (in such number of copies as shall be requested by the Loan Party Representative) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Party Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Party Representative or the Administrative Agent to determine the withholding or deduction required to be made;

(iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Party Representative and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Loan Party Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Party Representative or the Administrative Agent as may be necessary for the Borrowers or the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), "FATCA" shall include any amendments made to FATCA after the date of this Agreement; and

(v) to the extent legally permissible, at the time or times reasonably requested by any Borrower, the Administrative Agent shall (A) if the Administrative Agent is a U.S. Person, deliver an IRS Form W-9 to the Loan Party Representative, or (B) if the Administrative Agent is not a U.S. Person, deliver the applicable IRS Form W-8 certifying the Administrative Agent’s exemption from, or reduction of, U.S. federal withholding Tax, as applicable, with respect to amounts payable to the Administrative Agent pursuant to this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Party Representative and the Administrative Agent, as applicable, in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole and absolute discretion but exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.12 (including by the payment of additional amounts pursuant to this Section 3.12), it shall, subject to Section 11.1, pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.12 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party's obligations under 3.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Commitment and the repayment of the Obligations.

3.13 Mitigation of Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.8, or requires the Loan Parties to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 3.12, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (1) would eliminate or reduce amounts payable pursuant to Section 3.8 or Section 3.12, as the case may be, in the future, and (2) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby jointly and severally agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If (i) any Lender requests compensation under Section 3.8, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Body for the account of any Lender pursuant to Section 3.12 (ii) any Lender is a Defaulting Lender, or (iii) any Lender is a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 15.3) all of its interests, rights (other than its existing rights to payments pursuant to Section 3.8 or Section 3.12) and obligations under this Agreement and the related Loan Documents to an assignee in compliance with Section 15.3 (subject to such consents, if any, as may be required thereunder), that shall assume such obligations (a "Replacement Lender"); provided that:

(1) (i) the Borrowers shall have received the prior written consent of the Administrative Agent, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrowers (in the case of all other amounts), (iii) in the case of a claim for compensation under Section 3.8 or payments required to be made pursuant to Section 3.12, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non-Consenting Lender;

(2) such assignment does not conflict with applicable law; and

(3) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 3.13(b) may be effected pursuant to an assignment and assumption executed by the Borrowers and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

3.14 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(1) such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of "Required Lenders" and in Section 15.3;

(2) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 11 or otherwise) or otherwise received by the Administrative Agent from a Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as the Loans are held pro rata by the Lenders in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(3) Fees. No Defaulting Lender shall be entitled to receive any fees pursuant to Section 3.3 or 3.5 hereof for any period during which that Lender is a Defaulting Lender.

(b) Defaulting Lender Cure. If the Administrative Agent agrees in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

ARTICLE 4
COLLATERAL: GENERAL TERMS

4.1 Security Interest. To secure the prompt payment and performance of the Obligations (other than Excluded Hedging Obligations), each Loan Party grants to the Administrative Agent (and each of its Affiliates), for the benefit of the Secured Parties, a continuing Lien on, security interest in, pledge of, and assignment of all of its Collateral. Each Loan Party must promptly give the Administrative Agent written notice of all commercial tort claims with an expected value in excess of $200,000 individually (including the case name, court it is pending in, and a brief description of each such claim) and upon the Administrative Agent receiving the notice that Loan Party is treated as having granted to the Administrative Agent, for the benefit of the Secured Parties, a security interest and Lien in and to those commercial tort claims and all proceeds thereof.

4.2 Perfection. Each Loan Party must as promptly as reasonably practicable take all action that the Administrative Agent requests to maintain the validity, perfection, enforceability, and priority of the Administrative Agent's Lien on the Collateral or to enable the Administrative Agent to protect, exercise, or enforce its rights under the Loan Documents and in the Collateral, including: (1) discharging all Liens other than Permitted Liens; (2) using its commercially reasonable efforts to obtain any Waivers that the Administrative Agent may request in its Discretion with respect to any locations housing books and records of any Loan Party, any Eligible Inventory of any Loan Party, and any other Collateral with value in excess of $250,000; (3) delivering to the Administrative Agent, endorsed (or accompanied by any assignments that the Administrative Agent may specify) and stamping or marking, as the Administrative Agent may specify, all Chattel Paper, Instruments, letters of credit (and advices), and Documents that are part of the Collateral; (4) [reserved]; and (5) executing and delivering Control Agreements, pledges, notices, and assignments as requested by the Administrative Agent in its Discretion. Each Loan Party authorizes the Administrative Agent to file against it one or more financing, continuation, or amendment statements with respect to the Collateral. All Expenses and taxes that the Administrative Agent incurs in doing any of the preceding will be charged to the Loan Account as a Revolving Loan and added to the Obligations (or, at the Administrative Agent's option, must be paid by Borrowers to the Administrative Agent immediately on demand).

4.3 [Reserved].

4.4 Preserving Collateral. Each Loan Party must cooperate fully with all of the Administrative Agent's efforts to preserve and protect the Collateral and must take any actions to preserve and protect the Collateral that the Administrative Agent may reasonably request. When a Default Condition exists, the Administrative Agent may from time to time in its sole and absolute discretion (and without any Loan Party's consent), make Agent Advances or request that the Lenders make Revolving Loans for Borrowers' account that the Administrative Agent in its sole and absolute discretion determines are necessary or desirable: (1) to preserve or protect any Collateral; (2) to enhance the likelihood of (or maximize the amount of) the repayment of the Obligations; or (3) to pay any amount chargeable to any Loan Party under the Loan Documents or applicable law. All of the Administrative Agent's Expenses referred to in this Section (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

4.5 Ownership. At all times with respect to all Collateral: (1) a Loan Party must be its sole owner and fully authorized and able to sell, transfer, pledge, and grant the Administrative Agent a first priority Lien in it; (2) except for Permitted Liens, the Collateral must be free and clear of all Liens; (3) each document and agreement executed by each Loan Party or delivered to the Administrative Agent in connection with the Collateral must be true and correct in all respects; (4) each Loan Party's signatures and endorsements must be genuine and properly authorized; and (5) each Loan Party's Inventory may only be located at the locations listed on Schedule 4.5 of the Disclosure Letter (as may be updated from time to time by Loan Party Representative upon written notice to the Administrative Agent of any new location in the United States that is acceptable to the Administrative Agent in its Discretion, in each case within five Business Days after any Inventory of any Loan Party is housed in such location) and may not be removed from those locations (except (a) in connection with such Loan Party selling or otherwise disposing of such Inventory in the ordinary course of business, and (b) to the extent such Inventory is in transit from one location identified on Schedule 4.5 of the Disclosure Letter to another location identified on Schedule 4.5 of the Disclosure Letter).

4.6 Defending the Administrative Agent's Interests. Until (x) the Obligations are irrevocably paid and performed in full and (y) the Loan Documents are terminated in writing, the Administrative Agent's interests in the Collateral shall continue in full force and effect. Each Loan Party must defend the Administrative Agent's interests in the Collateral against all Persons (other than with respect to Permitted Liens). When an Event of Default exists, in addition to all other remedies available pursuant to this Agreement, at law, or in equity: (1) the Administrative Agent may take possession of the Collateral (and the indicia of ownership of any Collateral) in whatever physical form contained (including labels, stationery, documents, instruments, and advertising materials); (2) at the Administrative Agent's request the Loan Parties must assemble the Collateral in the best manner possible and make it available to the Administrative Agent at a place designated by the Administrative Agent; (3) at the Administrative Agent's request each Loan Party must, and the Administrative Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers, or others receiving or holding cash, checks, Inventory, documents, or instruments in which the Administrative Agent holds a Lien to deliver them to the Administrative Agent and subject them to the Administrative Agent's order (and if they come into any Loan Party's possession it must hold them in trust for the Administrative Agent and immediately deliver them to the Administrative Agent in their original form (together with any necessary endorsement)); (4) each Loan Party grants to the Administrative Agent and its assignees an irrevocable, assignable, non-exclusive license (exercisable without royalty payments or other compensation) to use, assign, license, or sublicense any present or future Intellectual Property (including in the license or sublicense access to all media in which any of the licensed items may be recorded or stored and to all related computer programs); (5) each Loan Party grants to the Administrative Agent and its assignees an irrevocable, assignable, non-exclusive license and lease or sublease to use, assign, license, or sublicense any Leased Real Property or Owned Real Property (exercisable without paying any royalty, rent, or other compensation); (6) each Loan Party authorizes the Administrative Agent to pay, purchase, contest, or compromise any Lien that in the Administrative Agent's Discretion appears to conflict with the Administrative Agent's Liens (and to pay all related Expenses and to charge the Loan Account); (7) each Loan Party authorizes the Administrative Agent to hire security guards or implement other security measures; (8) each Loan Party authorizes the Administrative Agent to employ and maintain at any of each Loan Party's premises a custodian (and each Loan Party grants the custodian full authority to do all acts necessary to protect and preserve the Collateral); (9) each Loan Party authorizes the Administrative Agent to lease warehouse facilities to which all or part of the Collateral may be moved; (10) each Loan Party authorizes the Administrative Agent to use any Loan Party's owned or leased lifts, hoists, trucks, and other facilities or equipment to handle or remove Collateral; (11) each Loan Party authorizes the Administrative Agent to enter the premises where Collateral is located, to take and maintain possession of the Collateral; and (12) the Administrative Agent may at any time take any other steps that the Administrative Agent in its sole and absolute discretion believes are necessary or desirable to protect and preserve the Collateral. All of the Administrative Agent's Expenses incurred in accordance with the preceding (including all Expenses related to bonding a custodian), will be charged to the Loan Account as a Revolving Loan and added to the Obligations.

4.7 Books and Records. Each Loan Party must: (1) keep complete and accurate books and records in which entries are made of all of its dealings and transactions; (2) establish accruals on its books for all Charges; and (3) on a current basis post on its books earnings, allowances against doubtful Accounts, advances and investments, and all other proper accruals (including for premiums due on required payments, and accruals for depreciation, obsolescence, or amortization). All requirements under this Section must be made in all material respects in accordance with GAAP consistently applied in the Loan Parties' independent public accountants' opinion.

4.8 Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs its accountants and auditors at any time and promptly after the Administrative Agent's request to deliver to the Administrative Agent copies of each Loan Party's financial statements, trial balances, and other accounting records of any sort in the accountant's or auditor's possession, and to disclose to the Administrative Agent any information the accountants may have concerning each Loan Party's financial status and business operations.

4.9 Laws; Insurance Requirements. (1) Each Loan Party must comply with all laws, acts, rules, regulations, warning letters and orders of any Governmental Body (except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect). (2) The

Loan Parties must at all times cause all Collateral to be maintained strictly in accordance with the requirements of all insurance carriers that insure any of the Collateral so that all insurance remains in full force and effect.

4.10 Inspections and Appraisals. The Administrative Agent (and, in the case of clause (B), the Administrative Agent's agents) may at any time during normal business hours (and following reasonable advance notice, unless a Default Condition exists or is suspected by the Administrative Agent to exist) and (except as set forth in the following sentence) at the Loan Parties' expense (A) examine, audit, check, inspect, and make abstracts and copies of each Loan Party's books, records, audits, correspondence, and all other materials, whether tangible or intangible, including all computer programs, tapes, disks and related records, and all cloud platforms and servers maintained by, or for the benefit of, any Loan Party, related to the Collateral and (B) enter upon any of each Loan Party's premises and any premises where any Collateral is located to examine, audit, inspect, or appraise the Collateral and to do the things provided in the preceding clause (A). Although the Administrative Agent may conduct as many examinations and appraisals as the Administrative Agent desires, if no Default Condition has existed within 60 days of the date on which an appraisal or an examination was ordered, then the Loan Parties are only required to pay for two (2) examinations in any 12-month period and two (2) Inventory appraisals in any 12-month period (but if the Administrative Agent conducts an examination that the Loan Parties would not be obligated to pay for and that examination reveals that a Default Condition exists or that any material Reserve is appropriate, then the cost of that examination does not count against the two-per-12-month limit). Appraisals and examinations that occurred before the Closing Date also do not count against the limits in the preceding sentence.

4.11 Insurance. Each Loan Party bears the full risk of any loss with respect to the Collateral. At each Loan Party's own cost and expense, in amounts and with carriers reasonably acceptable to the Administrative Agent (provided that amounts typical for Borrower's industry, size and locations shall be acceptable), each Loan Party must: (1) keep all properties and assets in which any Loan Party has an interest insured against fire, flood, sprinkler leakage, those other hazards covered by extended coverage insurance, and other applicable hazards (and for such amounts) as the Administrative Agent may require in its Discretion and maintain business interruption insurance as is customary for companies engaged in businesses similar to each Loan Party's; (2) maintain a bond in amounts that are customary for companies engaged in businesses similar to the Loan Parties insuring against larceny, embezzlement, and other criminal misappropriations; (3) maintain public and product liability insurance against claims for personal injury, death, or property damage suffered by others; (4) maintain worker's compensation or similar insurance as required by law; and (5) furnish the Administrative Agent with evidence that all insurance has been renewed on or prior to the expiration date thereof and lender-loss-payable and additional-insured endorsements naming the Administrative Agent as an additional-insured and lender-loss-payee, as applicable, and providing (A) that all insurance proceeds for loss or damage to Collateral must be payable to the Administrative Agent, and (B) that each policy and lender-loss-payable clause may not be cancelled or terminated without at least 30 days' prior written notice to the Administrative Agent (10 days for cancellation due to nonpayment). The Loan Parties must provide copies of all insurance policies and appropriate lender-loss-payee and additional-insured endorsements within five Business Days after the Administrative Agent's request. Each insurance carrier is directed by the Administrative Agent and the Loan Parties to make all payments for all losses to the Administrative Agent (for the account of the Lenders) and

Loan Party jointly. If nonetheless any insurance losses are paid by check, draft, or other instrument payable to any Loan Party or to any Loan Party and the Administrative Agent jointly, the Administrative Agent may endorse each Loan Party's name and do such other things as the Administrative Agent may deem advisable to have the same be deposited into the Cash Concentration Account. the Administrative Agent has the sole authority to adjust and compromise claims under insurance coverage with respect to Collateral and business interruption insurance and, for the avoidance of doubt, should any Loan Party receive any payment for losses payable solely to such Loan Party or any of the other Loan Parties, the Loan Party Representative shall immediately notify the Administrative Agent and shall deposit such amounts in a Cash Concentration Account in accordance with the provisions of Section 4.15. All insurance loss recoveries with respect to Collateral received by the Administrative Agent may be applied to the Obligations in the order and manner determined by the Administrative Agent in its sole and absolute discretion (and the Administrative Agent will pay any surplus to the Loan Parties or as otherwise required by law).

4.12 Paying Insurance. If any Loan Party does not obtain, maintain, or renew any insurance required by the Loan Documents, the Administrative Agent may obtain and pay for it (but all premiums will be charged to the Loan Account as a Revolving Loan and added to the Obligations).

4.13 [Reserved].

4.14 Paying Leasehold Obligations. Each Loan Party must pay when due its obligations under all leases and must otherwise comply in all material respects with all other terms of its leases and keep them in full force and effect and, at the Administrative Agent's request, provide evidence of having done so to the Administrative Agent.

4.15 Accounts; Cash Management.

(a) Accounts. Each Account: (1) is a valid Account for a bona fide obligation incurred by the named Account Debtor; (2) is for the fixed amount stated in the invoice for a Borrower's absolute sale or lease and delivery of goods on stated terms, or for work, labor, or services rendered by a Borrower on the date each Account is created; and (3) except to the extent disclosed to the Administrative Agent in the most recent Borrowing Base Certificate, is due and owing without dispute, setoff, counterclaim, reduction, or defense.

(b) Solvency. To the Borrower's knowledge, each Account Debtor is and will be solvent and able to pay all of its Accounts in full when due.

(c) Locations. Each Loan Party's state of organization and chief executive office are located at the addresses listed on Schedule 4.15(c) of the Disclosure Letter. Until the Loan Party Representative gives the Administrative Agent 10 Business Days' prior written notice, all records must be kept at the executive office listed on Schedule 4.15(c) of the Disclosure Letter.

(d) Notification. The Administrative Agent may at any time notify Account Debtors of the Administrative Agent's Lien on Borrowers' Accounts. When an Event of Default exists, the Administrative Agent may notify Account Debtors to make payments directly to the Administrative Agent (and the Administrative Agent then has the sole right to collect Accounts).

(e) The Administrative Agent's Power to Act on the Loan Parties' Behalf. the Administrative Agent may at any time receive, endorse, assign, and deliver in the Administrative Agent's or any Loan Party's name any checks, drafts, and other instruments, and each Loan Party waives notice of presentment, protest, and non-payment of any instrument so endorsed. Each Loan Party appoints the Administrative Agent and any of the Administrative Agent's designees as its attorney with power: (A) at any time to: (1) endorse each Loan Party's name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment or Collateral; (2) sign each Loan Party's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, and assignments and verifications of Accounts; (3) send Account verifications to Account Debtors; and (4) to do all other acts and things necessary to carry out or implement the Loan Documents and the Loan Party's obligations under law; and (B) at any time when an Event of Default exists to: (1) demand payment of the Accounts; (2) enforce payment of the Accounts by legal proceedings or otherwise; (3) exercise all of the Loan Parties' rights and remedies with respect to collecting Accounts and any other Collateral; (4) settle, adjust, compromise, extend, or renew Accounts; (5) settle, adjust, or compromise any legal proceedings brought to collect Accounts; (6) prepare, file, and sign each Loan Party's name on a proof of claim in bankruptcy (or other similar document) against any Account Debtor; and (7) prepare, file, and sign each Loan Party's name on any notice of Lien, assignment, lien satisfaction, or other similar document. Each Loan Party ratifies and confirms all actions of the attorney or designee (and the attorney or designee is not liable for any acts of omission or commission or for any error of judgment or mistake of fact or of law). This power of attorney is coupled with an interest and is irrevocable while any of the Obligations remain unsatisfied or unperformed. When an Event of Default exists, the Administrative Agent may change the address for delivery of mail to any Loan Party to any address that the Administrative Agent may designate and the Administrative Agent may receive, open, and dispose of all mail addressed to any Loan Party.

(f) No Liability. Neither the Administrative Agent nor any Lender has any liability for any error or omission or delay of any kind occurring in the settlement, collection, or payment of any of the Accounts or any instrument received in payment of Accounts, or for any damage resulting therefrom. The Administrative Agent may accept the return of the goods represented by any of the Accounts (without notice to or consent by any Loan Party), all without discharging or in any way affecting any Loan Party's liability.

(g) Lockboxes and Deposit Accounts. Borrowers must maintain a Lockbox and must maintain, with a financial institution selected by Borrowers and acceptable to the Administrative Agent (provided that CIBC Bank USA and its Affiliates are acceptable), the Cash Concentration Account. Each Lockbox, deposit account, securities account and commodities account maintained by the Loan Parties (except for Excluded Accounts) must be subject to a control agreement or similar instrument sufficient to provide the Administrative Agent with a first priority perfected Lien on the contents of such Lockbox or account, as applicable. Borrowers must notify all Account Debtors and other Persons obligated to any Loan Party to make all payments to the Lockbox or the Cash Concentration Account (and these notices must be satisfactory to the Administrative Agent in its Discretion).

(h) Cash Concentration Account. All collections sent to the Lockbox will be deposited daily directly into the Cash Concentration Account. Borrowers acknowledge that the Administrative Agent has control over the Cash Concentration Account, and no Borrower has access to the funds held therein absent the Administrative Agent's express written consent. All collections with respect to Collateral received by the Loan Parties: (1) are received in trust for the Administrative Agent and as the Administrative Agent's fiduciary; (2) may not be commingled with any of the Loan Parties' other funds or property and are held in trust for the Administrative Agent and as the Administrative Agent's fiduciary; and (3) must on the day received if a Business Day, or the next Business Day if not received on a Business Day, be deposited into the Cash Concentration Account. Amounts deposited in the Cash Concentration Account will be applied by the Administrative Agent to repay the outstanding Loans in accordance with Section 2.5(b); provided that if at any time no Loans are outstanding the Administrative Agent will within one Business Day remit such amounts to another deposit account of Borrowers which is subject to a control agreement.

(i) Adjustments. Without the Administrative Agent's prior written consent, no Loan Party may (1) compromise or adjust any Account (or extend the time for its payment) or (2) accept any returns of merchandise or grant any discounts, allowances, or credits, in each case except those done in the ordinary course of Borrowers' business.

(j) Fees. Each Loan Party must pay to the Administrative Agent on demand all fees and Expenses that the Administrative Agent incurs in connection with (1) forwarding Advance proceeds and (2) the establishment and maintenance of the deposit accounts required under the Loan Documents. To the extent the Loan Parties do not promptly make such payment, the Administrative Agent may (without making demand) charge all fees and Expenses any Loan Party is obligated to pay under the Loan Documents to the Loan Account as a Revolving Loan and add them to the Obligations.

4.16 Collateral Maintenance. Each Loan Party must maintain all tangible Collateral (including its Equipment) in good operating condition and repair (reasonable wear and tear excepted), in accordance with industry standards, and must make all necessary replacements and repairs so that its value and operating efficiency are maintained and preserved. No Loan Party may use or operate the Equipment in a way that violates any law, statute, ordinance, code, rule, or regulation.

4.17 No Liability. Nothing in this Agreement makes the Administrative Agent or any Lender any Loan Party's agent for any purpose. Neither the Administrative Agent nor any Lander is responsible or liable for any reason for any shortage, discrepancy, damage, loss, or destruction of any Collateral. Neither the Administrative Agent nor any Lender assumes any of any Loan Party's obligations under any contract or agreement assigned to the Administrative Agent (and neither the Administrative Agent nor any Lender is responsible for any Loan Party's obligation under any contract or agreement).

4.18 Environmental Matters.

(a) The Loan Parties must ensure that the Real Property complies with all Environmental Laws, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect, and the Loan Parties must ensure that no Hazardous Substances are on any Real Property (except as permitted by applicable law or appropriate Governmental Bodies).

(b) If any Loan Party obtains, gives, or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (each, a "Hazardous Discharge"), or receives any notice of violation, request for information, notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter, or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party's interest in any Real Property (each, an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (each, an "Authority"), then the Loan Parties must immediately send a written notice to the Administrative Agent detailing the facts and circumstances giving rise to the Hazardous Discharge or Environmental Complaint.

(c) The Loan Parties must immediately send to the Administrative Agent copies of any request for information, notification of potential liability, or demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated, or used by any Loan Party to dispose of Hazardous Substances and must continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to the Administrative Agent until the claim is settled. The Loan Parties must immediately forward to the Administrative Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. All information provided to the Administrative Agent under the Loan Documents is provided solely to protect its Lien on the Collateral and does not create any obligation on the Administrative Agent's (or any Lender's) part.

4.19 Financing Statements. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may indicate the Collateral as "all assets" of the applicable Loan Party or words of similar effect. Each Loan Party also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Except for financing statements filed with respect to Permitted Liens, no financing statement covering any of any Loan Party's assets is on file in any public office or has been authorized by any Loan Party to be filed in any public office.

4.20 Pledged Equity Interests.

(a) Each Loan Party grants a security interest in, Lien on, and pledges and collaterally assigns all of each Loan Party's present and future rights and title to the Equity Interests of each present and future Subsidiary of each Loan Party (including those listed on Schedule 4.20 of the Disclosure Letter), excluding any such Equity Interests that constitute Excluded Assets (all of the preceding and all proceeds, the "Pledged Equity Interests").

(b) Each Loan Party represents and warrants that (1) Schedule 4.20 of the Disclosure Letter is a complete and accurate list of each Loan Party's (and its Subsidiaries') issued and outstanding Equity Interests; (2) subject to Section 6.11, the Loan Parties have executed appropriate transfer powers with respect to all Pledged Equity Interests that are represented by certificates and have deposited the Pledged Equity Interests and transfer powers with the

Administrative Agent; (3) all Pledged Equity Interests have been duly authorized, validly issued, are fully paid and non-assessable; (4) with respect to any certificates delivered to the Administrative Agent representing any Pledged Equity Interests, either (x) they are Securities as defined in Article 8 of the UCC, or (y) if they are not Securities, then the Loan Parties must immediately inform the Administrative Agent in writing so that the Administrative Agent may take steps to perfect its Lien as a General Intangible (and no Loan Party may cause such certificates to become Securities as defined in Article 8 of the UCC without the Administrative Agent's prior written consent); (5) all Pledged Equity Interests held by a securities intermediary are subject to a control agreement establishing the Administrative Agent's control; (6) none of the Pledged Equity Interests have been issued or transferred in violation of the securities registration, securities disclosure, or similar laws of any jurisdiction; (7) except as listed on Schedule 4.20 of the Disclosure Letter, there are no options, warrants, calls, or commitments whatsoever relating to the Pledged Equity Interests or that obligate the issuer of any Pledged Equity Interests to issue additional Equity Interests; and (8) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Body or any other Person is required for any Loan Party's pledge of the Pledged Equity Interests under this Agreement or for the Administrative Agent's exercise of any remedies with respect to the Pledged Equity Interests (except as may be required in connection with the disposition by laws affecting the offering and sale of securities generally).

(c) When an Event of Default exists, (1) each Loan Party authorizes the Administrative Agent to transfer the Pledged Equity Interests into the Administrative Agent's (or any nominee's) name (but the Administrative Agent is not obligated to do so); (2) the Administrative Agent may vote the Pledged Equity Interests; (3) the Administrative Agent may receive all dividends and other distributions made with respect to the Pledged Equity Interests; (4) the Administrative Agent has all the rights and remedies under the Loan Documents and those available to a secured party under the UCC and applicable law; and (5) the Administrative Agent may sell, assign, transfer, and deliver the Pledged Equity Interests at any time and from time to time. If the Administrative Agent determines that the Pledged Equity Interests are declining in value or that the Pledged Equity Interests are customarily sold in any recognized market, then the Administrative Agent does not have to give the Loan Parties prior notice before selling the Pledged Equity Interests. Otherwise, the Administrative Agent will give the Loan Party Representative at least 10 days' prior notice before selling the Pledged Equity Interests. Each Loan Party waives any advertisement requirement and (except to the extent specifically required by the preceding sentence) waives notice of any kind with respect to a sale of any of the Pledged Equity Interests.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

5.1 Authority. It (a) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of its jurisdiction or organization and (b) has the full power, authority, and legal right to enter into the Loan Documents and to perform its obligations under the Loan Documents. Each Loan Party's execution, delivery, and performance of the Loan Documents has been approved by all necessary legal and organizational Persons. All obligations under each Loan Document it executes are legal, valid, and binding obligations enforceable against it in accordance with their terms.

5.2 Formation; Qualification; and Subsidiaries. Schedule 5.2 of the Disclosure Letter lists: (1) each jurisdiction where each Loan Party is incorporated or organized; (2) each jurisdiction where each Loan Party is in good standing or qualified to do business; and (3) all of each Loan Party's Subsidiaries. The jurisdictions listed on Schedule 5.2 of the Disclosure Letter are all of the jurisdictions in which each Loan Party is required to be in good standing or qualified to do business (excluding those in which a Loan Party's failure to be in good standing or qualified to do business could not reasonably be expected to have a Material Adverse Effect) and each Loan Party is in good standing or qualified to do business in each such jurisdiction.

5.3 Officers; Directors; Equity Interest Holders; and Capitalization. Schedule 5.3 of the Disclosure Letter lists (1) the names and titles of each Loan Party's executive officers and directors; and (2) all outstanding Equity Interests (including certificate numbers, if applicable, and the number of Equity Interests (and the percentage of total Equity Interests)), and all outstanding subscriptions, options, warrants, calls, rights, and other agreements or commitments related to, in each case, each Subsidiary of S&W.

5.4 No Governmental Approval; No Conflict. The transactions contemplated by the Loan Documents (1) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Body (except for those that have been obtained and the filing of UCC-1 and fixture financing statements on or after the Closing Date); (2) do not violate any law applicable to any Loan Party or any of its Subsidiaries; (3) do not violate or create a default under any indenture, agreement, or other instrument binding on any Loan Party, any of its Subsidiaries, or any of their respective assets; (4) do not require any Loan Party to make any payment to any Person (other than the Administrative Agent for the account of any of the Secured Parties); and (5) do not create any Lien on any asset of any Loan Party (except Liens created under the Loan Documents).

5.5 Tax Returns and Taxes. Each Loan Party has (x) filed all federal, state, and local Tax returns, and all other reports required by law to be filed, and (y) has paid all Taxes, assessments, fees, and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.6 Financial Information.

(a) The Loan Parties' projected income statements, cash-flow statements, balance sheets, and availability forecasts attached as Exhibit 5.6 of the Disclosure Letter (the "Projections") were prepared by the Loan Party Representative's Authorized Officer in good faith, are based on reasonable assumptions and estimates, and reflect the Loan Parties' judgment based on present circumstances and the most likely conditions and actions.

(b) Each of (1) the audited consolidated and consolidating balance sheets of the Loan Parties (and, if applicable, any other Persons) as of June 30, 2024, and the related income statements, changes in stockholders' equity, and changes in cash flow and (2) the consolidated and consolidating balance sheets of the Loan Parties (and, if applicable, any other Persons) as of September 30, 2024, and the related incomes statements, changes in stockholders' equity, and changes in cash flow (which were prepared by an Authorized Officer of the Loan Party Representative and true copies of which were delivered to the Administrative Agent), were prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the Loan Parties' financial condition at such date and the results of their operations for that period. Since June 30, 2024, there has been no Material Adverse Effect.

5.7 Name. Except as stated on Schedule 5.7 of the Disclosure Letter, during the last five years (1) no Loan Party has been known by any other name, has invoiced accounts under any other name, has conducted its business under any other name, or has sold Inventory under any other name and (2) no Loan Party has been the surviving entity of a merger or consolidation or has acquired a material portion of the assets of any Person.

5.8 O.S.H.A. and Environmental Compliance. Each Loan Party has complied with, and (1) its facilities, business, assets, property, and Equipment and (2) its leaseholds, comply in all material respects with the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA, and all other Environmental Laws that the failure to comply with could reasonably be expected to have a Material Adverse Effect, and no citations, notices, or non-compliance orders have been issued to any Loan Party under any these laws, rules, and regulations.

(a) Except as could not reasonably be expected to result in liabilities to any Loan Party in excess of $250,000 in the aggregate, each Loan Party has been issued all required federal, state, and local licenses, certificates, and permits with respect to Environmental Laws.

(b) Except as stated on Schedule 5.8(b) of the Disclosure Letter, (1) there are no releases, spills, discharges, leaks, or disposals (each, a "Release") of Hazardous Substances at, upon, under or within any Real Property; (2) there are no underground storage tanks or polychlorinated biphenyls on any Real Property; (3) no Real Property has ever been used as a treatment, storage, or disposal facility for Hazardous Waste; and (4) no Hazardous Substances are present on the Real Property.

5.9 Solvency; No Litigation, No Violation, ERISA.

(a) After giving effect to the transactions contemplated by the Loan Documents, and the MFP Loan Documents on the Closing Date, (1) the Loan Parties, on a consolidated basis, are and will continue to be solvent, able to pay their debts as they mature, and have sufficient capital to carry on their business and all businesses in which they are about to engage and (2) the present fair saleable value of each Loan Party's assets is more than its liabilities (including contingent liabilities).

(b) Except as listed on Schedule 5.9(b) of the Disclosure Letter, (1) no Loan Party is subject to any pending or, to any Loan Party's knowledge, threatened litigation,

investigation, arbitration, actions, or proceedings that could reasonably be expected to have a Material Adverse Effect; (2) no Loan Party has violated any statute, regulation, or ordinance that could reasonably be expected to have a Material Adverse Effect; (3) no Loan Party has violated any order of any court, Governmental Body, arbitration board, or tribunal that could reasonably be expected to have a Material Adverse Effect; (4) no Loan Party is a member of any Controlled Group; and (5) no Loan Party maintains or contributes to any Plan subject to Title IV of ERISA or any Multiemployer Plan. Except as could not reasonably be expected to have a Material Adverse Effect, (i) each Plan complies in all material respects with, and has been operated in all material respects in accordance with, all applicable laws, including ERISA and the Code, and the terms of such Plan; (ii) each Plan intended by a Loan Party to be qualified under Section 401(a) of the Code is subject to an opinion or determination letter from the IRS with respect to its qualification; and (iii) no Loan Party has any material liability for a fine, penalty, Tax, judgment, or damage with respect to, or arising from, a Plan or Multiemployer Plan.

5.10 Intellectual Property. Schedule 5.10 of the Disclosure Letter lists all Intellectual Property owned or utilized by any Loan Party. Except as stated on Schedule 5.10 of the Disclosure Letter, (1) such Intellectual Property is valid; (2) such Intellectual Property is has been duly registered or filed with all appropriate Governmental Bodies; (3) such Intellectual Property is all of the Intellectual Property necessary for the Loan Parties to operate their business; (4) to the Loan Parties' knowledge after reasonable inquiry, no objections to or challenges to the validity of any of such Intellectual Property has been made; (5) such Intellectual Property is either original material or property developed by a Loan Party or was lawfully acquired by the Loan Party; and (6) such Intellectual Property has been maintained to preserve its value (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

5.11 Licenses and Permits. Each Loan Party (1) has complied with and (2) has all licenses or permits required by any applicable federal, state, or local law, or regulation to operate its business in each jurisdiction where it conducts or plans to conduct business (except where the failure to do so could not reasonably be expected to have a Material Adverse Effect).

5.12 [Reserved].

5.13 No Burdensome Restrictions; No Default. No Loan Party: (1) is subject to any restriction (or is a party to any contract or agreement) whose compliance with or performance of could reasonably be expected to have a Material Adverse Effect; (2) has agreed (whether on the happening of a contingency or otherwise) that any of its present or future assets will be subject to a Lien that is not a Permitted Lien; and (3) is in default under any contract which default could reasonably be expected to have a Material Adverse Effect.

5.14 No Labor Disputes. No Loan Party (1) is involved in any labor dispute (or is aware that any strikes, walkouts, or union organization exist or are threatened) or (2) is a party to any union/organized labor contract that expires within six months after the Termination Date.

5.15 Margin Regulations. No Loan Party is engaged (nor will it engage) in extending credit for "purchasing" or "carrying" any "margin stock" (the quoted terms in this Section have the meanings given under Regulation U of the Board of Governors of the Federal Reserve System).

Furthermore, no part of the proceeds of any Advance may be used for "purchasing" or "carrying" "margin stock".

5.16 Investment Company Act. No Loan Party is required to register as an "investment company" under the Investment Company Act of 1940.

5.17 Disclosure. No representation or warranty made by any Loan Party in any Loan Document or in any financial statement, report, certificate, or other document furnished to the Administrative Agent or any Lender by any Loan Party is untrue or misleading in any material respect or omits any fact or circumstance necessary to make any statement not materially misleading. Each Loan Party has disclosed to the Administrative Agent in writing each fact and circumstance that could reasonably be expected to have a Material Adverse Effect.

5.18 Hedging Contracts. No Loan Party is a party to (nor will it be a party to) any Hedging Contract unless it is entered into in the ordinary course of business (and not for speculative purposes).

5.19 Material Business Agreements. Schedule 5.19 of the Disclosure Letter lists all of each Loan Party's Material Business Agreements as of the Closing Date. No payment, performance or other material default or event of default exists under any Material Business Agreement of any Loan Party.

5.20 Anti-Corruption Laws and Sanctions. The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Loan Parties, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of Borrowers, their agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of any Borrower, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transactions contemplated herein will violate Anti-Corruption Laws or applicable Sanctions.

5.21 Business Purpose. The proceeds of the Loans will be used solely for business purposes and not for personal, family, or household purposes.

5.22 Other Documents. The Loan Parties have delivered to Administrative Agent a complete and correct copy of the MFP Loan Documents, including all schedules and exhibits thereto, executed on or prior to the Closing Date. The execution, delivery and performance of each of the MFP Loan Documents has been duly authorized by all necessary action on the part of each Loan Party who is a party thereto. Each MFP Loan Document is the legal, valid and binding obligation of each Loan Party who is a party thereto, enforceable against each such Loan Party in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

5.23 Agricultural Matters.

(a) The business and activities of the Loan Parties do not require any Loan Party to have obtained a license as a "broker," "commission merchant" or "dealer" in "perishable agricultural commodities" (as defined in PACA), from the Secretary of Agriculture of the United States.

(b) Loan Parties have previously delivered to Administrative Agent copies of all notifications received by any Loan Party, whether pursuant to the Uniform Commercial Code, FSA or otherwise, and whether sent by a grower, producer or seller of any "farm products" (as defined in the FSA), a lender to such grower, producer or seller, the Secretary of State of any state or any other Person, of any Lien on any seeds or other farm products manufactured or otherwise distributed by Loan Parties or on any farm products purchased by any Loan Party to the extent such purchases exceed $25,000 in the aggregate in any 12 consecutive month period. The Loan Parties have complied with all payment instructions contained in any such notifications.

(c) As of the Closing Date, the Loan Parties have grower contracts with consideration payable by the Loan Parties in excess of $250,000 in the aggregate during the 12 consecutive months ended as of the most recently ended month, only from those Persons located in those states, in each case set forth on Schedule 5.24 of the Disclosure Letter. No Loan Party has received any notice of non-payment or notice of dishonored checks from any Person from whom such Loan Party has sold, leased or otherwise contracted to grow farm products.

(d) The Loan Parties are in compliance with all applicable Industry Laws in all material respects.

5.24 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE 6
AFFIRMATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

6.1 Conducting Business; Maintaining Existence; Assets; and Cloud Platforms.

(a) Continuously conduct and operate its business according to good business practices as presently conducted;

(b) Keep its existence in full force and effect, file all reports and pay all franchise and other taxes and license fees, and do all other acts and things that are necessary or desirable (in its good faith judgment) to maintain its rights, licenses, leases, powers, and franchises;

(c) Remain duly qualified to do business and in good standing in each jurisdiction where such qualification is required;

(d) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable laws of any Governmental Body having jurisdiction over it or its business. Each Loan Party shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions;

(e) Use commercially reasonable efforts to cause each Plan to be operated in all material respects in accordance with all applicable laws, including as applicable the Code and ERISA; and

(f) Notify the Administrative Agent in writing of any changes to the cloud platforms and servers used by each Loan Party to store books and records and upon the request of the Administrative Agent following the occurrence of a Default or Event of Default, provide the Administrative Agent with a unique username and password for the Administrative Agent to access each such cloud platform and server.

6.2 Violations. Immediately notify the Administrative Agent in writing if any Loan Party or any Collateral violates or is accused in writing of violating, in either case in any material respect, any Governmental Body's laws, statutes, regulations, or ordinances, including, without limitation, any Industry Laws.

6.3 Minimum EBITDA. Not permit their trailing twelve month EBITDA, calculated as of the last day of each calendar month, to be less than the following amounts set forth below opposite such calendar month:

Calendar Month	Minimum EBITDA
December 31, 2024	-$11,000,000
January 31, 2025	-$11,500,000
February 28, 2025	-$10,300,000
March 31, 2025	-$9,600,000
April 30, 2025	-$8,200,000
May 31, 2025	-$7,400,000
June 30, 2025	-$5,200,000
July 31, 2025	-$5,200,000
August 31, 2025	-$5,000,000
September 30, 2025	-$5,000,000
October 31, 2025	-$4,600,000
November 30, 2025	-$3,600,000
December 31, 2025	-$1,900,000
January 31, 2026	$500,000
February 28, 2026	$900,000
March 31, 2026	$1,500,000
April 30, 2026	$1,300,000
May 31, 2026	$900,000

Calendar Month	Minimum EBITDA
June 30, 2026	-$1,200,000
July 31, 2026	$250,000
August 31, 2026	$2,000,000
September 30, 2026	$4,200,000
October 31, 2026	$5,500,000
November 30, 2026	$6,500,000
December 31, 2026	$6,000,000
January 31, 2027	$5,000,000
February 28, 2027	$4,250,000
March 31, 2027	$3,500,000
April 30, 2027 and the last day of each calendar month ending thereafter	$3,000,000

6.4 Supplemental Instruments. From time to time at the Loan Parties' expense, execute and deliver, and cause each Subsidiary to execute and deliver, or cause to be executed and delivered, to the Administrative Agent all documents, agreements, and instruments, and take or cause to be taken such further actions (including filing and recording financing statements, fixture filings and other documents and actions) that are required by law or that the Administrative Agent or the Required Lenders may reasonably request to carry out the terms and conditions of the Loan Documents and to ensure the perfection and priority of the Administrative Agent's Liens. Notwithstanding the foregoing and anything to the contrary herein, no perfection actions will be required with respect to Owned Real Property and no fixture filings will be made with respect to the Texas Properties.

6.5 [Reserved].

6.6 Financial Statements. Cause all financial statements delivered to the Administrative Agent (1) to be prepared as required by this Agreement; (2) to be complete and correct in all material respects (subject, for interim financial statements, to notes and normal year-end audit adjustments); and (3) to be prepared in reasonable detail.

6.7 Taxes. The Loan Parties will pay, discharge or otherwise satisfy as the same shall become due and payable, all of their obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Loan Party, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.8 Deposit Accounts. Set forth on Schedule 6.8 of the Disclosure Letter a correct and complete list of all deposit accounts, securities accounts and commodity accounts of any Loan Party. Except for Excluded Accounts, maintain all deposit, investment, brokerage, and other financial accounts with CIBC Bank USA or such other financial institutions as are acceptable to the Administrative Agent in its sole and absolute discretion and in each case subject to account control agreements satisfactory to the Administrative Agent in its sole and absolute discretion.

6.9 [Reserved].

6.10 [Reserved].

6.11 Post-Closing Matters. Execute and deliver the documents, take the actions, and complete the tasks in the table below, in each case within the applicable time limit specified (or such longer period as the Administrative Agent may agree in its sole discretion):

Requirement	Time Limit
1. Cause S&W Seed Hungary KFT, a Hungarian limited liability company, to be dissolved.	90 days after the Closing Date.
2. Cause S&W Holdings Australia Pty Ltd, an Australian private limited company, to be dissolved.	90 days after the Closing Date.
3. Deliver to Administrative Agent lender-loss-payable and additional-insured endorsements.	60 days after the Closing Date.

6.12 Agricultural Matters.

(a) Deliver to the Administrative Agent copies of all notices received by Loan Parties sent by any grower, supplier, seller or agent, disclosing an intent to preserve any rights or benefits pursuant to any trust created in favor of any grower, supplier, seller or agent under PACA or any similar state statute or regulation. Upon the request of the Administrative Agent, Loan Parties will provide to the Administrative Agent a list of all growers, suppliers, sellers, or agents from whom a Loan Party has purchased any "perishable agricultural commodities," and fruits and vegetables of every kind and character, whether fresh, frozen or packed in ice, identifying the names and addresses of such grower, suppliers, sellers and agents and indicating the type, quantity, and price of each commodity leased, distributed or otherwise transferred. If any Loan Party purchases farm products with a contract price in excess of $250,000 in the aggregate in any 12 consecutive month period from Persons located in any states other than the states set forth on Schedule 5.24 of the Disclosure Letter, Loan Parties agree to inform the Administrative Agent of the same on or prior to the first date after such threshold is met. Each Loan Party shall acquire any and all licenses that such Loan Party is required to hold pursuant to PACA or any similar state statute or regulation and any such license shall be valid and effective at all times, except to the extent that the failure to hold any license would not reasonably be expected to have a Material Adverse Effect. Each Loan Party will take all reasonable actions necessary to maintain or renew such licenses, including but not limited to the payment of all license fees in compliance with any and all provisions of PACA or any similar state statute or regulation, and, upon the request of the Administrative Agent, the Loan Parties will provide the Administrative Agent with evidence of the non-applicability, or the renewal or continued existence of, such licenses.

(b) Upon the request of the Administrative Agent, provide the Administrative Agent with a list of all Persons from whom any Loan Party has leased, distributed or otherwise transferred any of its seeds or other farm products, identifying the recipient of such seeds or other farm products and the states in which such seeds or other farm products were or are provided and grown. Loan Parties agree to deliver to the Administrative Agent, promptly after any Loan Party's receipt thereof, copies of all notifications received by any Loan Party, whether pursuant to the Uniform Commercial Code, FSA or otherwise, and whether sent by a grower of seeds or other farm products, a lender to such grower, the Secretary of State of any state or any other Person, of any Lien on any seeds or other farm products sold, leased, distributed or otherwise transferred hereafter. Loan Parties will comply with all payment instructions imposed on Loan Parties in any notification and will promptly provide the Administrative Agent with evidence of such compliance. Loan Parties will promptly provide the Administrative Agent with a copy of any notice of non-payment or notice of dishonored check delivered to a Loan Party or by any Person from whom Loan Parties leased, distributed or otherwise transferred seeds or other farm products.

(c) Pay each of its invoices from growers, vendors and suppliers of perishable agricultural commodities in a manner and within a time period consistent with such Loan Party's past practices, except for invoices being contested in good faith by appropriate proceedings and as to which adequate reserves have been taken in accordance with GAAP.

(d) Comply in all material respects with all applicable Industry Laws.

ARTICLE 7
NEGATIVE COVENANTS

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, no Loan Party may:

7.1 Mergers; Consolidations; and Asset Sales.

(a) Merge, consolidate, divide (including by way of an LLC division), or otherwise reorganize with or into any Person or acquire all or a material portion of any Person's assets or Equity Interests, except for (i) any merger between Loan Parties (provided, that if one Borrower and one Guarantor are involved, the Borrower will be the surviving entity), (ii) any merger between a Loan Party and a Subsidiary of a Loan Party that is not a Loan Party so long as such Loan Party is the surviving entity of any such merger, and (iii) any merger between Subsidiaries of any Borrower that are not Loan Parties.

(b) Sell, pledge, lease, transfer (including by way of an LLC division), or otherwise dispose of any of its properties or assets (except (1) sales or other dispositions of Equipment that is substantially worn, damaged, obsolete, or no longer used or useful in the ordinary course of business, not to exceed in the aggregate $225,000 in any consecutive twelve month period, and leases or subleases of Real Property not useful in the conduct of the business of Borrower and its Subsidiaries, (2) sales of Inventory to buyers in the ordinary course of business, (3) the licensing, on a non-exclusive basis of Intellectual Property in the ordinary course of business, which licensing could not result in a legal transfer of title to such Intellectual Property, (4) the granting of Liens permitted hereunder, (5) the sale or discount, in each case without recourse, of accounts receivable (other than Eligible Accounts and Eligible Insured Foreign Accounts, so long as such Eligible Accounts, or Eligible Insured Foreign Accounts, as applicable, were included in the most recently delivered Borrowing Base Certificate) arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (6) any involuntary loss, damage or destruction of property, (7) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property, (8) the leasing or subleasing of assets in the ordinary course of business, (9) the sale or issuance of Equity Interests (other than Disqualified Stock) of S&W, so long no Change of

Control results therefrom, (10)(i) the lapse of registered patents, trademarks, copyrights and other Intellectual Property of such Loan Party to the extent not economically desirable in the conduct of its business or (ii) the abandonment or discontinuance of patents, trademarks, copyrights, or other Intellectual Property in the ordinary course of business, so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such patents, trademarks, copyrights and other Intellectual Property are not material to any business conducted by any Borrower or any of its Subsidiaries, (11) the execution of transactions that are expressly permitted pursuant to Section 7.7, (12) the making of investments permitted pursuant to Section 7.4, (13) [reserved], (14) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets from a Loan Party to another Loan Party, and (15) sales or dispositions not otherwise permitted by this Section 7.1) so long as (i) no Default or Event of Default then exists or would arise therefrom, (ii) such sales or dispositions are made at fair market value, and (iii the aggregate fair market value of all assets disposed of (including the proposed disposition) would not exceed $250,000 during any 12 month period (or such greater amount as agreed to by the Administrative Agent in writing in its sole and absolute discretion); provided, that the net cash proceeds from such sale or disposition shall be applied to pay down the Loans in an amount that is at least equal to the amounts advanced or available to be advanced against the assets included in the sale under the Borrowing Base.

7.2 Liens. Except Permitted Liens, create, assign, transfer, or allow to exist any Lien on any of its property (including the Collateral) and except for Permitted Liens of the type described solely in clauses (1), (2) (except with respect to Taxes), (6), (7), (8), (10), (11), (13) and (19) of the definition thereof, allow to exist any Lien on any of the Owned Real Property of any Loan Party.

7.3 Guarantees. Be liable for any other Person's obligations by assumption, endorsement, guaranty, or otherwise except for (1) endorsing checks in the ordinary course of business, (2) Indebtedness of the type described in Section 7.8(o) and (3) guaranteeing or being jointly and severally liable for a Loan Party's Obligations.

7.4 Investments. Purchase, transfer or invest cash or other assets in respect of, or acquire, obligations or Equity Interests of, or any other interest in, any Person, except: (1) investments existing on the Closing Date and listed on Schedule 7.4 of the Disclosure Letter; (2) obligations issued or guaranteed by the United States of America; (3) commercial paper with a maturity of not more than 180 days and a published rating of not less than A-1 or P-1; (4) certificates of deposit and bankers' acceptances having maturities of not more than 180 days; (5) U.S. money market funds (x) rated AAA by Standard & Poors, Inc. or with an equivalent rating from Moody's Investors Service, Inc., or (y) that invest solely in obligations issued or guaranteed by the United States of America; (6) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims; (7) investments in the Permitted Joint Venture (i) consisting of True-Up Payments (as defined in the Permitted Joint Venture Agreement) and (ii) pursuant to the repurchase option set forth in Section 8.2 of the Permitted Joint Venture Agreement, in each case ((i) and (ii)) so long as (A) no Event of Default has occurred and is continuing or would result therefrom and (B) on a pro forma basis giving effect to such investment, Borrower would have been in compliance with Section 6.3 for the quarter most recently ended;

and (8) so long as no Event of Default has occurred and is continuing or would result therefrom, any other investments in an aggregate amount not to exceed $250,000 during the term of this Agreement.

7.5 Loans. Make advances, loans, or credit extensions to any Person (including any Affiliate), except for (a) commercial trade credit in connection with Inventory sales in the ordinary course of its business, including any investment resulting therefrom of the type described in Section 7.4(6), (b) advances made in connection with purchases of goods or services in the ordinary course of business, including any investment resulting therefrom of the type described in Section 7.4(6), (c) investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business, (d) guarantees permitted under Section 7.3, (e) deposits of cash made in the ordinary course of business to secure performance of operating leases, and (f) extensions of credit made to Subsidiaries in connection with transfer pricing arrangements permitted under Section 7.10.

7.6 [Reserved].

7.7 Distributions. Pay dividends (or any distribution on account of any of its Equity Interests) or redeem, purchase, or otherwise acquire directly or indirectly any of its Equity Interests, except (a) Loan Parties that are Subsidiaries of S&W may make payments of dividends or other distributions to S&W or other Loan Parties, (b) S&W may pay dividends solely in common stock, (c) cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Equity Interests of S&W and (d) S&W may consummate an MFP Stock Redemption to the extent the MFP Stock Redemption Conditions are satisfied.

7.8 Indebtedness. Create, incur, assume, or allow to exist any Indebtedness except:

(a) Indebtedness existing on the Closing Date and listed on Schedule 7.8(a) of the Disclosure Letter (including any extensions, renewals, refinancings, or replacements in accordance with clause (n) below).

(b) Indebtedness to the Secured Parties.

(c) Permitted Purchase Money Indebtedness.

(d) Indebtedness permitted under Section 7.3.

(e) Indebtedness under Hedging Contracts permitted under Section 5.18.

(f) endorsement of instruments or other payment items for deposit.

(g) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds.

(h) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business, with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations and (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with dispositions permitted by Section 7.1.

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year.

(j) Indebtedness incurred in the ordinary course of business, in respect of cash management services, commercial credit cards, merchant card services, netting services, overdraft protection, letters of credit and other banking services in an aggregate principal amount not to exceed $1,000,000 outstanding at any time, and, in the Administrative Agent's Discretion, subject to a Reserve.

(k) Indebtedness incurred in respect of and in accordance with (1) the MFP Loan Documents, and (2) the Specified Letter of Credit, in an aggregate principal amount not to exceed $13,000,000, provided that all such Indebtedness under this clause (k) is all times subject to a subordination agreement, in each case in form and substance satisfactory to the Administrative Agent.

(l) Indebtedness incurred in respect of and in accordance with the AgAmerica Loan Documents, provided that all such Indebtedness under this clause (l) is all times subject to a subordination agreement, in form and substance satisfactory to the Administrative Agent.

(m) Indebtedness secured by Liens permitted by clause (8) of the definition of Permitted Liens, which is otherwise non-recourse to the Loan Parties, so long as (1) the Administrative Agent receives prior written notice of the incurrence of any such Indebtedness, and (2) at the time of such incurrence, no Loan Party has knowledge of any Default nor shall expect an Event of Default to exist during the ninety day period immediately following the incurrence of such Indebtedness.

(n) Indebtedness that represents extensions, renewals, refinancings, or replacements ("Refinance Indebtedness") of any of the Indebtedness described in clauses (a), (c), (d), (e), (i) and (j) ("Original Indebtedness") if: (1) the Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness; (2) any Liens securing that Refinance Indebtedness are not extended to any additional property; (3) no Loan Party that was not originally obligated to repay that Original Indebtedness becomes obligated for that Refinance Indebtedness; (4) the Refinance Indebtedness does not shorten the average weighted maturity of the Original Indebtedness; (5) the terms of the Refinance Indebtedness, taken as a whole, are not less favorable to the obligor than the original terms of the Original Indebtedness; and (6) if the Original Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of the Refinance Indebtedness, taken as a whole, must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that applied to the Original Indebtedness.

(o) Any other Indebtedness not of a type described in the foregoing clauses (a) through (n) incurred by a Loan Party in an aggregate outstanding principal amount not to exceed $175,000 at any one time.

7.9 Business. Change in any material respect the nature of the business that it engaged in on the Closing Date.

7.10 Affiliate Transactions. Directly or indirectly, purchase, acquire, or lease any property from, or sell, transfer, or lease any property to, or otherwise deal with, any Affiliate (except (A) transactions in the ordinary course of business that existed on the Closing Date and are listed on Schedule 7.10 of the Disclosure Letter, (B) transactions made on an arm's length basis and on terms no less favorable than terms that could be obtained from a Person who is not an Affiliate, (C) the payment of reasonable compensation, severance, indemnification, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party in the ordinary course of business and consistent with industry practice so long as it has been approved by such Loan Party's board of directors (or comparable governing body) in accordance with applicable law, (D) transactions with other Loan Parties, (E) customary transfer pricing arrangements with Subsidiaries of Loan Parties in the ordinary course of business, and (F) the provision of operational management and back office support to the Permitted Joint Venture).

7.11 Leases. Enter as lessee into any lease for real or personal property (unless capitalized and permitted under Section 7.6) if after giving effect to the lease the aggregate annual rental payments for all leased property would exceed $400,000.00 in any fiscal year in the aggregate for all Loan Parties.

7.12 Subsidiaries; Partnerships; and Disqualified Stock.

(a) Form or acquire any Subsidiary unless (1) that Subsidiary, if not an Excluded Subsidiary, expressly becomes a Loan Party and becomes jointly and severally liable for the Obligations; (2) the Loan Party pledges 100% of the Equity Interests of the Subsidiary to the Administrative Agent, for the benefit of the Secured Parties (provided, that no more than 65% of the total outstanding voting Equity Interests of any Excluded Foreign Subsidiary shall be required to be pledged); (3) the Administrative Agent has received all documents and due diligence (including legal opinions) it may require; (4) the Administrative Agent and each Lender has received all documentation and other information (including all organizational documents) with respect to such Subsidiary that the Administrative Agent or such Lender requires or is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act; and (5) the Subsidiary, if not an Excluded Subsidiary, grants the Administrative Agent, for the benefit of the Secured Parties, first-priority perfected Liens in its present and future assets. If a Subsidiary becomes a Borrower, none of its assets may be included in the Borrowing Base until the Administrative Agent has conducted a field examination commissioned by and acceptable to the Administrative Agent and makes that determination in its sole and absolute discretion.

(b) Enter into any partnership, joint venture or similar agreement, other than in respect of the Permitted Joint Venture.

(c) Issue any Disqualified Stock.

7.13 Fiscal Year and Accounting Changes. Change its fiscal year-end from June 30 or make any material change in accounting treatment and reporting practices (except as required by GAAP).

7.14 Pledging Credit. Pledge the Lenders' credit on any purchase or for any purpose.

7.15 Amending Charter Documents. Amend, modify, or waive any term or provision of its Charter Documents in any manner adverse in any material respect to the Loan Parties or to the Administrative Agent.

7.16 ERISA. Become part of a Controlled Group or create, maintain, or become obligated to contribute to any Plan subject to Title IV of ERISA or any Multiemployer Plan.

7.17 Prepaying Indebtedness. At any time, directly or indirectly (including by establishing any sinking fund for any Indebtedness) prepay any Indebtedness (other than to the Administrative Agent or any Lender) or repurchase, redeem, retire, or otherwise acquire any Indebtedness, except for (1) in connection with Refinance Indebtedness permitted by Section 7.9, (2) so long as no Event of Default has occurred and is continuing, intercompany Indebtedness not prohibited hereunder, (3) Indebtedness that has been contractually subordinated in right of payment to the Obligations pursuant to subordination terms acceptable to Administrative Agent, which payments, redemptions or other actions, as applicable, are not prohibited by the applicable intercreditor or subordination agreement, and (4) obligations for the unpaid purchase price for goods, property, or services in the ordinary course of business.

7.18 Material Business Agreements. Without the Administrative Agent's prior written consent, amend, waive, or modify in any respect the terms of any Material Business Agreement if that change would be detrimental in any material respect to the Administrative Agent, any Lender or any Loan Party.

7.19 Anti-Corruption Laws; Sanctions. At any time: (1) directly or through its Affiliates or agents, conduct any business or engage in any transaction or deal with any Sanctioned Person, including making or receiving any funds, goods, or services to or for the benefit of any Sanctioned Person, in violation of Sanctions; (2) directly or through its Affiliates or agents, deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked under Executive Order No. 13224; (3) directly or through its Affiliates or agents, engage in or conspire to engage in any transaction that evades or avoids (or whose purpose is to evade or avoid), or attempts to violate, any of the prohibitions in Executive Order No. 13224, the USA Patriot Act, or any other Anti-Terrorism Law; or (4) not deliver to the Administrative Agent any certification or other evidence requested by the Administrative Agent in its sole judgment confirming each Loan Party's compliance with this Section. No Borrower will request any Loan, and no Borrower nor any of its Subsidiaries or their respective directors, officers, employees and agents will use the proceeds of any Loan (i) in the furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of Sanctions or (iii) in any manner that would result in the violation of any Anti-Terrorism Law or Sanctions applicable to any party hereto.

7.20 MFP Loans. Except as expressly allowed by the MFP Subordination Agreement, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any MFP Loan.

7.21 AgAmerica Loans. Except as expressly allowed by the AgAmerica Subordination Agreement, at any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of any AgAmerica Loan.

7.22 Modification of Other Loan Documents. Amend, modify, or waive any term or provision of any MFP Loan Document or AgAmerica Loan Document in a manner adverse in any material respect to the interests of Lender or Borrower.

ARTICLE 8
CONDITIONS PRECEDENT

8.1 Conditions to Initial Loans. The obligation of each Lender to make Loans and Advances on the Closing Date is subject to its satisfaction of each of the following conditions precedent (unless otherwise waived by the Administrative Agent in writing):

(a) Loan Documents. The Administrative Agent has received all documents, searches, abstracts, and information required by the Administrative Agent (including fully-executed counterparts of each document on the Closing Checklist attached as Exhibit C that requires a signature as well as all other documents, instruments, and conditions listed on Exhibit C).

(b) Collateral and Security. Subject to Section 6.11, all Collateral items required to be physically delivered to the Administrative Agent under the Loan Documents have been delivered (accompanied by any transfer instruments requested by the Administrative Agent) or arrangements satisfactory to the Administrative Agent for delivery are in place. All taxes, fees, Expenses, and other charges have been paid in full that relate to (1) the Collateral, (2) incurring the Obligations, and (3) delivering the Loan Documents.

(c) Searches. The Administrative Agent has received accurate and complete copies of all Lien, pending suit, title, background investigation, and other searches required by the Administrative Agent, showing the absence of all Liens other than Permitted Liens.

(d) Filings; Registrations; and Recordings. Each document required by the Loan Documents, by law (including UCC financing statements and fixture financing statements), or requested by the Administrative Agent to be filed, registered, or recorded to create or perfect in the Administrative Agent's favor a Lien on the Collateral has been properly filed, registered, or recorded in each jurisdiction where filing, registration, or recordation is required or requested, and all actions necessary to perfect and protect the Administrative Agent's Liens have been taken.

(e) Organizational Proceedings. The Administrative Agent has received a copy of the resolutions of each Loan Party's Board of Directors, shareholders, managers, or members authorizing (1) executing, delivering, and performing the Loan Documents and (2) granting the Liens on the Collateral.

(f) Incumbency Certificates. The Administrative Agent has received a certificate of each Loan Party's Secretary, Manager, or other officer acceptable to the Administrative Agent as to the incumbency and signature of the Secretary, manager, or officer and each Loan Party's Authorized Officers.

(g) Charter Documents. The Administrative Agent has received complete copies of (1) each Loan Party's Charter Documents (certified by the Secretary of State or other appropriate official of that entity's jurisdiction of formation, incorporation, or organization) and (2) each Loan Party's governance documents.

(h) Good Standing. The Administrative Agent has received copies of good standing certificates (or other analogous certificates) for each Loan Party dated not more than 10 days before the Closing Date in each jurisdiction where each Loan Party is required to be in good standing (or other analogous status), unless the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(i) Legal Opinion. The Administrative Agent has received executed legal opinions, including local law opinions to the extent applicable, from the Loan Parties' counsel covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request, which legal opinion shall be addressed to the Administrative Agent and each of the Lenders.

(j) No Litigation. No litigation, investigation, or proceeding is pending, or to any Loan Party's knowledge, threatened against any Loan Party (or against its officers, directors, or managers), (1) in connection with the Loan Documents or (2) that could (as determined in the Administrative Agent's Discretion) have a Material Adverse Effect. No injunction, writ, or restraining order has been issued by any Governmental Body that is adverse to any Loan Party (or its business) or is inconsistent with the Loan Documents.

(k) Collateral and Account Examination. The Administrative Agent has (1) completed Collateral examinations (including a roll-forward examination) and received appraisals (all of which must have been commissioned by and be satisfactory to the Administrative Agent in its sole and absolute discretion) and (2) reviewed all books and records in connection with the Collateral.

(l) Background Checks. The Administrative Agent has received satisfactory background checks with respect to management of the Borrowers.

(m) Fees. The Administrative Agent has received payment of all fees and Expenses payable to the Administrative Agent and Lenders.

(n) Financial Statements; Projections. The Administrative Agent has received and found satisfactory the financial statements required by Section 5.6(b) and the Projections.

(o) Insurance. The Administrative Agent has received evidence that each Loan Party has the insurance required by the Loan Documents (including, without limitation, cyber breach coverage) and that the Administrative Agent is listed as lender-loss-payee and additional-insured (as required by the Administrative Agent).

(p) Collection Accounts. The Administrative Agent has received evidence that (1) the Lockbox has been opened; (2) the Cash Concentration Account has been established; (3) a Control Agreement for each deposit account of the Loan Parties and (4) Borrowers have directed all Account Debtors to make all payments to the Cash Concentration Account or Lockbox, in each case in accordance with the provisions of this Agreement.

(q) Consents. The Administrative Agent has received all Consents and Waivers required by it.

(r) No Material Adverse Change. Since June 30, 2024, no Material Adverse Effect has occurred.

(s) Contract Review, Management Review, and Capital Structure. The Administrative Agent (i) is satisfied with all Material Business Agreements, customer contracts, and the Loan Parties' legal and capital structure, and (ii) has obtained satisfactory background investigation reports with respect to the senior management of key investors of the Loan Parties.

(t) Existing Indebtedness. The Administrative Agent has received (1) a satisfactory payoff letter for any existing Indebtedness to be paid on the Closing Date, including without limitation, with respect to the Existing Credit Facility, and (2) evidence that, except for Permitted Liens, after giving effect to the transactions contemplated hereunder on the Closing Date, there will be no Liens on any Loan Party's assets.

(u) Other.

(1) All corporate and other proceedings (and all documents, instruments, and other matters in connection with the transactions contemplated by the Loan Documents) must be satisfactory in form and substance to the Administrative Agent and its counsel.

(2) The Administrative Agent and each Lender have received all documentation and other information with respect to the Loan Parties that the Administrative Agent or such Lender requires or is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(3) (A) The Administrative Agent has received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may request, all in form and substance satisfactory to the Administrative Agent, and (B) if any Loan Party qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, the Administrative Agent and each Lender have received a Beneficial Ownership Certification in relation to such Loan Party.

Without limiting the generality of the provisions of this Section 8.1, for purposes of determining compliance with the conditions specified in this Section 8.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

8.2 Conditions to Each Loan and Advance. The obligation of each Lender to make any Loan or Advance (including Loans and Advances on the Closing Date) is subject to the satisfaction of the following conditions precedent on the date each Advance or Loan is requested and made:

(a) Representations and Warranties. Each representation and warranty made by each Loan Party in (or in connection with) any Loan Document is true, correct, and complete in all material respects (provided that any such representation or warranty qualified by materiality shall be true, correct and complete in all respects) with the same effect as though made on and as of the date of the Loan or Advance (it being understood that any representation or warranty that by its terms is made as of a specified date is required to be true and correct in all material respects, or true and correct, as applicable, only as of that specified date).

(b) No Default. No Default Condition exists or would exist after giving effect to the requested Advances or Loans (but nonetheless the Lenders may in their sole and absolute discretion continue to make Advances or Loans, and if it does so that does not (1) waive any Event of Default or Default, (2) establish a course of dealing, or (3) obligate any Lender to make any other Advances or Loans).

(c) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate before 6:00 p.m. on the Business Day immediately preceding the date of a proposed Loan.

(d) Maximum Advances. After giving effect to the requested Advance or Loan, the aggregate Revolving Exposure does not exceed the Maximum Borrowing Amount.

Each Advance or Loan request is a representation and warranty by each Loan Party that each condition precedent to the Advance or Loan has been met on the date the Advance or Loan is requested and received.

ARTICLE 9
INFORMATION AS TO THE LOAN PARTIES

Until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the Loan Documents are terminated, each Loan Party must:

9.1 Disclosure. Within five Business Days, report to the Administrative Agent all matters materially affecting the value, enforceability, or collectability of the Collateral (including, without limitation, any Lien or claim asserted against, any loss, damage, or destruction to, or any Loan Party's reclamation or repossession of, any material portion of the Collateral).

9.2 Schedules.

(a) Monthly Schedules. The Loan Party Representative must deliver to the Administrative Agent on or before the 15th day of each month for the prior month (1) a detailed accounts receivable aging including all invoices aged by invoice date (reconciled to the general ledger and the most recent Borrowing Base Certificate) and detailed dilution schedules; (2) a schedule detailing all Account dilution; (3) a detailed accounts payable aging including all accounts payable aged by invoice date (reconciled to the general ledger and the financial statements delivered pursuant to Section 9.6); (4) an Inventory Report (which must include a lower of cost or market calculation) reconciled to the general ledger and the financial statements delivered pursuant to Section 9.6; (5) a Borrowing Base Certificate (that is calculated as of the last day of the prior month); (6) copies of monthly bank statements for each bank account maintained by the Loan Parties with a reconciliation statement (including reconciled to the financial statements delivered pursuant to Section 9.6); and (7) a detailed accounts receivable roll-forward report.

(b) Weekly Schedules. In addition, the Loan Party Representative must deliver to the Administrative Agent, in connection with each request for a Loan or Advance made pursuant to Section 8.2, and in any event no less frequently than at least one time every seven-day period, a Borrowing Base Certificate (that is calculated as of two Business Days preceding the date such Borrowing Base Certificate is delivered) reflecting all activity (sales, collections, credits, credit memos, Inventory purchases etc.) impacting Borrowers' Accounts in the applicable Specified Period, together with an initial or updated, as applicable, four week cash flow forecast setting forth on a weekly basis receipts, certain expenses, and disbursements, total cash flows, total liquidity and other items included therein, in form and substance satisfactory to the Administrative Agent.

(c) Additional Schedules. Furthermore, the Loan Party Representative must deliver to the Administrative Agent at such intervals as the Administrative Agent may require: (i) [reserved]; (ii) copies of Account Debtor invoices; (iii) evidence of shipment and delivery of Goods (including, without limitation, executed and dated bills of lading, vendor invoices, proof of FOB shipping point on the purchase order or invoice, tracking information); and (iv) such further schedules, documents, and information as the Administrative Agent may require (including trial balances and test verifications). The Administrative Agent may confirm and verify Accounts by any manner and through any medium it chooses. All items, reports, and information under this Section must be (x) satisfactory to the Administrative Agent in its Discretion, (y) executed by the Loan Party Representative, and (z) delivered by the Loan Party Representative within a reasonable time (depending on the scope and nature of the Administrative Agent's request) to the Administrative Agent.

9.3 Notice of Suits and Adverse Events. Furnish the Administrative Agent with notice within one Business Day of (1) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to any Loan Party's operation of its business; (2) any refusal by any Governmental Body or any other Person to renew or extend any Consent that is material to any Loan Party's operation of its business; (3) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person (but only if (x) a report indicates any material adverse change in any Loan Party's business, operations, affairs, or condition or (y) if copies are requested by the Administrative Agent); and

(4) copies of any material notices and other communications from any Governmental Body that specifically relate to any Loan Party or any Collateral.

9.4 Material Events. Notify the Administrative Agent in writing within one Business Days if any of the following occur: (1) any Default Condition; (2) any material breach by any party under any Material Business Agreement; (3) any event, development, or circumstance that could reasonably be expected to cause any financial statement, projection (including the Projections), Borrowing Base Certificate, or other information or report furnished to the Administrative Agent to be untrue or misleading in any material respect (including anything that could reasonably be expected to cause any financial statement to not present fairly in any material respect, in accordance with GAAP consistently applied, the Loan Parties' financial condition or operations on a consolidated or consolidating basis); (4) each default by any Loan Party under any Indebtedness (including, without limitation any of the MFP Loans or AgAmerica Loans); (5) the commencement or threat in writing of any litigation, suit, or administrative proceeding affecting any Loan Party or the Collateral (whether or not the claim is covered by insurance), which, if adversely determined, could reasonably be expected to result in liabilities in excess of $500,000; and (6) any other development that could reasonably be expected to have a Material Adverse Effect.

9.5 Annual Financial Statements. Furnish the Administrative Agent within 120 days after the end of each of the Loan Parties' fiscal years, the Loan Parties' audited financial statements on a consolidated and consolidating basis (including statements of income, stockholders' equity, and cash flow from the beginning of the current fiscal year to the end of the current fiscal year) and the balance sheet as at the end of the fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported on without qualification by an independent certified public accounting firm selected by the Loan Parties and satisfactory to the Administrative Agent in its Discretion. In addition, these financial statements must be accompanied by a Compliance Certificate.

9.6 Monthly Financial Statements. Furnish the Administrative Agent within 30 days after the end of each fiscal month, (a) the Loan Parties' unaudited balance sheet on a consolidated and consolidating basis and the Loan Parties' unaudited statement of income on a consolidated and consolidating basis reflecting the results of operations from the beginning of the fiscal month to the end of the month (and for the month), prepared in accordance with GAAP applied on a basis consistent with prior practices and complete and correct in all material respects (subject to normal and recurring year-end adjustments that individually and in the aggregate are not material) and setting forth in each case in comparative form the figures from the projected annual operating budget delivered under Section 9.8 for the current fiscal year, and (b) a written report setting forth, on a week-by-week basis, the Loan Parties' projected borrowing needs and borrowing availability for the thirteen (13)-week period commencing as of the end of the fiscal month for which financial statements are delivered pursuant to clause (a) above, which report shall be in form and substance satisfactory to the Administrative Agent in its sole discretion. In addition, these financial statements must be accompanied by a Compliance Certificate.

9.7 Additional Information.

(a) Promptly (and in any event within five Business Days) furnish the Administrative Agent with any additional information that the Administrative Agent may request in its Discretion, as well as (1) copies of all environmental audits and reviews; (2) at least 30 days' prior written notice of any Loan Party opening any new place of business, closing any existing place of business, or changing its legal name, entity type, or jurisdiction of organization, incorporation, or formation; (3) immediately upon any Loan Party's learning thereof, notice of any material labor dispute, strike, or walkout affecting any Loan Party and 90 days' prior written notice of the expiration of any labor contract binding on any Loan Party, (4)(A) such other information regarding the Collateral, results of operations, business affairs and financial condition of any Loan Party or any Subsidiary as the Administrative Agent may request and (B) information and documentation requested by the Administrative Agent or any Lender for purposes of compliance with applicable "know your customer" requirements under the USA PATRIOT Act or other applicable anti-money laundering laws; (5) notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certificate; (6) at any time that a Default Condition exists, as promptly as practicable after acquiring, developing, or obtaining a license for any computer software programs, all applicable authorization codes to the Administrative Agent such that the Administrative Agent is able to, at all times, view and access such computer software programs; and (7) any complaint or citation from any relevant governmental authority that threatens to shut down any portion of the business or operations of Loan Parties or otherwise restrict the operations of any Loan Party, in each case that could reasonably be expected to result in liability to any Loan Party.

(b) Within 30 days after the filing thereof, furnish the Administrative Agent with a true, correct and complete copy of each of Borrowers' federal tax returns and any other report filed, or required to be filed, with the IRS; provided, however, that the Loan Parties shall furnish the Administrative Agent a true, correct and complete copy of any extension filed with the IRS within 15 days after the filing thereof.

9.8 Projected Operating Budget and Availability Forecast. Furnish the Administrative Agent no later than 30 days after the beginning of each fiscal year of the Loan Parties (beginning with the first fiscal year after the Closing Date), the Loan Parties' month-by-month projected operating budget and cash flows on a consolidated and consolidating basis for the fiscal year (including for each month an income statement, a cash flow statement, and a balance sheet and availability projection). These projections must be accompanied by a certificate signed by the Loan Party Representative's Authorized Officer stating that the projections and forecasts were prepared using sound financial planning practices consistent with past budgets and financial statements, and that the officer has no reasonable basis to question the reasonableness of any assumptions on which the projections and forecasts were prepared. Loan Parties acknowledge that no less than annually, the Administrative Agent will order (which shall be Expenses), and Loan Parties shall cooperate with the Administrative Agent in ordering, (a) copies of good standing certificates (or other analogous certificates) for each Loan Party from each jurisdiction where each Loan Party is required to be in good standing (or other analogous status), and (b) background checks as the Administrative Agent determines in its discretion regarding (i) senior management of the Loan Parties or (ii) subject to each such Person's consent, which the Loan Parties will use commercially reasonable efforts to obtain, key investors with significant direct or indirect management control of the Loan Parties.

9.9 Electronic Reporting. Unless otherwise agreed in writing by the Administrative Agent, all items and information required to be submitted by the Loan Parties under this Article must be delivered to the Administrative Agent by the specific method of Approved Electronic Communication designated by the Administrative Agent. All information sent by Approved Electronic Communication is treated as an authenticated record sent by the individual and entity whose electronic mail address is provided on the communication as "sender" or initiating party. In addition to Approved Electronic Communications, the Administrative Agent may from time to time require that items and information be provided to the Administrative Agent in physical form. Documents and notices required to be delivered pursuant to Section 9.5 shall be deemed to have been delivered on the date on which such documents are posted on the Internet at http://www.sec.gov or at such other web site as is mutually agreed to in writing by the Administrative Agent and Borrower.

9.10 Lender Information Requests. To the extent any Lender shall make a request in writing to the Administrative Agent for any information in respect of this Agreement that the Administrative Agent is permitted or authorized to request under the terms of the Loan Documents, then the Administrative Agent shall request from the Loan Parties such information and, upon receipt of the same, promptly deliver the same to such requesting Lender.

ARTICLE 10
EVENTS OF DEFAULT

Each of the following events is an "Event of Default":

10.1 Payment. Any Loan Party does not pay (a) any principal when due (whether at maturity, by acceleration, or otherwise), or (b) any other Obligation when due (whether at maturity, by acceleration, or otherwise).

10.2 Misrepresentation. Any representation or warranty made or treated as having been made by any Loan Party in any Loan Document, any related agreement, or in any certificate, document, or financial or other statement furnished to the Administrative Agent or any Lender is misleading in any material respect (or, if such representation or warrant is qualified by materiality, in any respect) on the date when made or treated as having been made.

10.3 [Reserved].

10.4 Liens. Any Lien (other than Permitted Liens), levy, assessment, injunction, or attachment is issued against any of any Loan Party's property or against any other Collateral.

10.5 Covenant Breaches. Any Loan Party does not perform, keep, or observe any term, provision, condition, or covenant (A) contained in any of Sections 4.9, 4.10, 4.11, 6.1, 6.3, 6.11, Article 7 or Article 9 of this Agreement or (B) in any Loan Document (other than any such covenant or agreement that is the subject of another provision of this Article 10, including the preceding clause (A) (in which event such other provision shall govern)), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrowers or (ii) the date on which written notice thereof is given to Borrowers by the Administrative Agent or any Lender.

10.6 Judgments. Any judgment or judgments are rendered or judgment liens are filed against any Loan Party (or any of its property) for an aggregate amount exceeding $175,000 that,

within 30 days, are not to the Administrative Agent's satisfaction satisfied, stayed, discharged of record, or bonded.

10.7 Insolvency. Any Loan Party: (1) becomes insolvent; (2) is unable, or admits in writing its inability, to pay its debts as they become due; (3) makes a general assignment for the benefit of creditors or to a liquidation agent; (4) files on its behalf or consents to an Insolvency Proceeding; (5) has an Insolvency Proceeding filed or instituted against it that is not dismissed within 30 days after it is filed or instituted; (6) applies to a court for the appointment of a receiver, trustee, or custodian for any of its assets; (7) has a receiver, trustee, or custodian appointed for any of its assets (with or without its consent); (8) commences a self-liquidation of its assets; or (9) takes any corporate action to authorize any of the actions in the foregoing clauses (3) through (8). If an involuntary proceeding arises under Title 11 of the United States Code, neither the Administrative Agent nor any Lender has any obligation to continue any financing from and after the proceeding begins.

10.8 Material Adverse Effect. A Material Adverse Effect occurs.

10.9 The Administrative Agent's Lien Priority. For any reason any Lien created under any Loan Document is not a valid, perfected, first-priority Lien (other than, solely with respect to priority, Permitted Liens under clauses (3), (4), (5), (6), (8), (14), (15), (16), (17) and (19) of the definition thereof, which are expressly allowed to be senior to the Administrative Agent's Liens), or shall be asserted by any Loan Party not to be a valid, perfected, first-priority Lien.

10.10 Breaches Under Material Business Agreements. Any default occurs under any Material Business Agreement that any Loan Party is a party to, that is not cured within any applicable cure period, and that could reasonably be expected to have a Material Adverse Effect.

10.11 Cross Default. With respect to the Indebtedness owing under the MFP Loan Documents, the AgAmerica Loan Documents, and any other Indebtedness with a balance of $100,000 or more (1) any Loan Party or any of their Subsidiaries (whether as primary obligor or as a guarantor or other surety) does not pay any principal or interest when and as the same shall become due and payable (whether at stated maturity, on demand, upon acceleration or otherwise) due after any cure period or (2) a default exists under that Indebtedness that allows the holder of the Indebtedness to accelerate the Indebtedness (whether or not that right has been waived or deferred).

10.12 Change of Control; Executive Officers. A Change of Control occurs, Mark Hermann (or another person satisfactory to the Administrative Agent) ceases for more than 120 days to be the Chief Executive Officer of S&W, or Vanessa Baughman (or another person satisfactory to the Administrative Agent) ceases for more than 120 days to be the Chief Financial Officer of S&W.

10.13 Invalidity. (a) Any provision of any Loan Document is not, for any reason, at all times valid, binding, and enforceable with respect to, each Loan Party and each other Person party thereto, or (b) any Loan Party or any other Person party thereto claims in writing that any provision of any Loan Document is not, for any reason, valid, binding, and enforceable on such Loan Party or such Person.

10.14 Intellectual Property. Any Governmental Body: (1) revokes, terminates, suspends, or adversely modifies any of any Loan Party's Intellectual Property necessary or material to the conduct of its business; (2) begins proceedings to suspend, revoke, terminate, or adversely modify any of any Loan Party's Intellectual Property necessary or material to the conduct of its business as typically conducted and those proceedings are not dismissed or discharged within 30 days; or (3) schedules or conducts a hearing on the renewal of any Intellectual Property material to any Loan Party's business and the Governmental Body issues a report recommending the termination, revocation, suspension, or material, adverse modification of such Intellectual Property.

10.15 [Reserved].

10.16 Business Interruption. Any Loan Party's operations are interrupted at any time for more than five consecutive Business Days.

10.17 Guarantor Repudiation. (1) Any Guaranty of any of the Obligations is not in full force and effect; (2) any action is taken to discontinue or to assert that any Guaranty of any of the Obligations is not in full force and effect; (3) any Guarantor of any of the Obligations does not comply with any of the terms or provisions of its Guaranty or any other default occurs under any Guaranty; or (4) any Guarantor of any of the Obligations denies or gives the Administrative Agent notice that it does not have any further liability under any Guaranty.

10.18 Indictment; Forfeiture; Casualty. The indictment of, or institution of any legal process or proceeding against, any Loan Party, or any of its or their officers or directors, under any applicable law where the relief, penalties, or remedies sought or available are a felony or include the forfeiture of more than $500,000 of property of any Loan Party or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by any Loan Party of its business in the ordinary course, or any event occurs, resulting in an uninsured loss of more than $500,000 of property of any Loan Party.

10.19 Subordination Default. If any party to the MFP Subordination Agreement or AgAmerica Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity of, that MFP Subordination Agreement or AgAmerica Subordination Agreement.

ARTICLE 11
LENDER'S RIGHTS AND REMEDIES AFTER AN EVENT OF DEFAULT

11.1 Rights and Remedies. When an Event of Default occurs under Section 10.7, all Obligations are immediately due and payable and the Lenders' obligation to make Loans or Advances immediately terminates. When any Event of Default exists, the Administrative Agent (and each Lender, as applicable) has all rights and remedies provided under the Loan Documents, by law, and under all other existing and future agreements between the Administrative Agent (or the Lenders, as applicable) and any Loan Party. All rights and remedies are cumulative. Without limiting the preceding, when an Event of Default exists, the Administrative Agent may, at its election (and shall, at the written request of the Required Lenders), without notice and without demand, do any one or more of the following (all of which are authorized by the Loan Parties):

(a) Declare all Obligations immediately due and payable.

(b) Direct the Lenders to stop making Loans or Advances.

(c) Terminate the Administrative Agent and each Lender's future obligations to any Loan Party (which does not affect the Administrative Agent's or any Lender's rights, the Administrative Agent's Liens on the Collateral, or the Obligations), including without limitation, by declaring the Revolving Commitments to be terminated, whereupon such Revolving Commitments and obligations shall be terminated.

(d) Reduce or condition the Revolving Commitments.

(e) Settle or adjust disputes and claims directly with Account Debtors for amounts and on terms that the Administrative Agent determines in its sole and absolute discretion (and the Administrative Agent will credit Borrowers' Loan Account with only the net-cash amounts received by the Administrative Agent after deducting all Expenses).

(f) Direct the Loan Parties to hold and segregate all returned Inventory in trust for the Administrative Agent.

(g) Make payments and do acts that the Administrative Agent considers necessary or appropriate in its sole and absolute discretion to protect and preserve its Lien on the Collateral. If requested by the Administrative Agent, the Loan Parties must assemble the Collateral, deliver the Collateral to any location specified by the Administrative Agent, or allow the Administrative Agent or its agents to pick up the Collateral.

(h) Without retaining any Collateral in satisfaction of an obligation (within the meaning of Section 9-620 of the UCC), the Administrative Agent may hold or set off and apply to the Obligations any: (1) balances and deposits of any one or more of the Loan Parties held by the Administrative Agent (including any amounts received in a lockbox (including any Lockbox), blocked account, or the Cash Concentration Account); (2) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Administrative Agent; and (3) all of each Loan Party's balances and deposits held or controlled by the Administrative Agent (including any amounts received in a lockbox (including any Lockbox), blocked account, or Cash Concentration Account).

(i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. The Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of compensation to any Loan Party or any other Person) any or all of each Loan Party's Intellectual Property (including, without limitation, all proprietary computer software programs) and any property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Loan Parties' rights under all licenses, all franchise agreements, and all proprietary computer software programs may be used by the Administrative Agent without cost.

(j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Loan Party's premises) as the Administrative Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any sale. the Administrative Agent will give notice of the disposition of the Collateral as required by law. Any deficiency that exists after disposition of the Collateral as provided above must be paid immediately by the Loan Parties. Any excess will be remitted without interest by the Administrative Agent to the party or parties legally entitled to the excess.

(k) Credit bid and purchase at any public sale.

(l) The Administrative Agent is entitled to the immediate appointment of a receiver for all or any part of the Collateral (whether the receivership is incidental to a proposed sale of the Collateral under the UCC or otherwise). Each Loan Party consents to the appointment of a receiver without notice or bond, to the fullest extent not prohibited by applicable law, and waives all notices of and defenses to the appointment of a receiver and may not oppose any application the Administrative Agent makes for the appointment of a receiver. At the Administrative Agent's option the receivership may continue until the Obligations are fully satisfied and performed.

In addition the Administrative Agent has all rights and remedies provided by law or in equity and any rights and remedies contained in the Loan Documents. The exercise or non-exercise of any right or remedy does not preclude the exercise of any other right or remedy. All rights and remedies are cumulative. The proceeds realized from any sale or other disposition of any Collateral may be applied, first to any Expenses incurred by the Administrative Agent, second to any reimbursable Expenses incurred by any Lender, and then to the remainder of the Obligations in such order of application as the Administrative Agent may elect in its discretion, with Borrowers and the other Loan Parties remaining liable for any deficiency. Neither the Administrative Agent nor any Lender shall accept or consent to the acceptance of any Collateral, or non-cash proceeds of any such Collateral, in partial or full satisfaction of the Obligations, except with the prior written consent of the Administrative Agent and all Lenders (such consent not to be unreasonably withheld, conditioned or delayed).

11.2 No Waiver. No delay on the Administrative Agent's (or any Lender's, if applicable) part in exercising any right, power, or privilege under this Agreement or any Loan Document is a waiver, nor does any single or partial exercise of any right, power, or privilege under this Agreement or otherwise preclude the exercise of any other right, power, or privilege.

11.3 Cure Rights. In the event that the Loan Parties fail to satisfy the covenant in Section 6.3 (a "Financial Covenant Default") for any quarterly period as of the relevant test date, the Loan Parties shall have the limited right to cure such Event of Default on the following terms and conditions:

(a) Any cash equity contribution made to Borrowers within 15 days after the Compliance Certificate for the last month of the relevant fiscal quarter is required to be delivered (the "Required Contribution Date") will, at the irrevocable election of Borrowers, be deemed as EBITDA earned on the last day of such prior fiscal quarter, solely for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution so included in the calculation of EBITDA, a "Specified Equity Contribution"); provided that (a) the amount of any Specified Equity Contribution may not exceed the minimum amount necessary to cure such Financial Covenant Default and the Administrative Agent must have received written notice of the intent to make a Specified Equity Contribution no later than simultaneously with the delivery of such Compliance Certificate, (b) all Specified Equity Contributions are disregarded for all purposes other than determining compliance with such financial covenant, and (c) there may not be more than two Specified Equity Contributions during any four consecutive fiscal quarter period during the term of this Agreement.

(b) From the date of a given Financial Covenant Default until the related Required Contribution Date, the Event of Default resulting from such Financial Covenant Default is treated as existing for all purposes of the Loan Documents, including, without limitation, conditions to making any Loan or Advance (provided that, the Administrative Agent may not impose the Default Rate, accelerate the Obligations, terminate the Revolving Commitments or exercise any enforcement remedy against any Loan Party as a result of such Financial Covenant Default during such period).

(c) Upon a Borrower's receipt of a Specified Equity Contribution and the application thereof in accordance with the following paragraph (d), Borrowers shall be deemed to have satisfied the applicable financial covenant for the applicable test period as of the relevant fiscal quarter end with the same effect as though there had been no failure to comply therewith, and the related Financial Covenant Default shall be deemed cured and no longer continuing for the purposes of this Agreement.

(d) 100% of the proceeds of any Specified Equity Contribution shall be immediately applied to the Obligations in the Administrative Agent's discretion. Proceeds of any Specified Equity Contribution applied to the Revolving Loans are without a corresponding reduction in the Revolving Commitments. Such reduced principal amount shall not be taken into account when calculating the financial covenants for the period in which the Financial Covenant Default occurred but shall be taken into account for future periods.

(e) In the event a Specified Equity Contribution is not made by the Required Contribution Date, the Default Rate may be charged against the Obligations in accordance with the Loan Documents retroactive to the date the applicable Financial Covenant Default first arose and the Administrative Agent shall have all rights and remedies available to it in respect of the outstanding Financial Covenant Default as provided hereunder.

ARTICLE 12
WAIVERS AND JUDICIAL PROCEEDINGS

12.1 Notice Waiver. To the fullest extent not prohibited by law, each Loan Party waives all notices and demands that it would otherwise be entitled to receive (including non-payment of any of the Accounts, demand, presentment, protest, notice of acceptance, notice of Loans or Advances made, credit extended, or Collateral received or delivered).

12.2 Delay. Any delay or omission by the Administrative Agent (or any Lender, if applicable) in exercising any right, remedy, or option does not waive that right (or any other right, remedy, option, or default).

12.3 Jury Waiver. EACH PERSON PARTY HERETO EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY KIND BROUGHT BY ANY SUCH PERSON AGAINST ANOTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PERSON PARTY HERETO EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, WHETHER OR NOT SPECIFICALLY SET FORTH THEREIN.

ARTICLE 13
EFFECTIVE DATE AND TERMINATION

13.1 Term. This Agreement inures to the benefit of, and is binding on, the respective successors and permitted assigns of each Loan Party, the Administrative Agent, each Lender, and their respective successors and assigns, is effective on the Closing Date, and continues in full force and effect until the Termination Date unless sooner terminated as provided in this Agreement. Without limiting Section 11.1, (1) the Revolving Commitment expires on the Maturity Date and (2) all Obligations must be paid in full by Borrowers on the Maturity Date. Borrowers may terminate this Agreement with at least two Business Days' prior written notice to the Administrative Agent by (1) paying all Obligations in full (including the Prepayment Fee in the following sentence); and (2) paying in full (or, at the Administrative Agent's election, cash collateralizing to its satisfaction) Hedging Obligations owed to the Administrative Agent, any Lender and their Affiliates. If for any reason (1) the Loans are declared due and payable pursuant to Section 11.1 (an "Acceleration of the Loans"), (2) this Agreement is terminated or (3) all Obligations are repaid in full (including under this Section 13.1) (the foregoing, collectively, a "Prepayment Event"), in each case, on or before the first anniversary of the Closing Date, Borrowers must pay the Administrative Agent upon, as applicable, the effective date of such Prepayment Event, including as a result of an Acceleration of the Loans, a prepayment premium (the "Prepayment Fee") equal to the greater of (x) three (3) percent of the Revolving Commitment and (y) the sum of (i) the aggregate amount of interest (including, without limitation, interest payable in cash and interest at the Default Rate, if applicable) that would have otherwise been payable on the outstanding Revolving Loans from the date of the occurrence of such Prepayment Event until the Termination Date (such period, the "Prepayment Period"), and plus (ii) an amount equal the aggregate amount of Unused Facility Fees that would have been collected by the

Administrative Agent under Section 3.3 during the Prepayment Period (in each case, with respect to clauses (i) and (ii), presuming for purposes of such calculations that (1) the amount of outstanding Revolving Loans for each day during the Prepayment Period is equal to the average Revolving Exposure for the immediately preceding three (3) month period prior to the Prepayment Event and (2) such Revolving Loans were funded as SOFR Loans), plus (iii) the aggregate amount of all Collateral Monitoring Fees that the Administrative Agent would have earned during the Prepayment Period pursuant to Section 3.4, plus (iv) the aggregate amount of all Anniversary Fees that the Administrative Agent, for the benefit of the Lenders, would have earned during the Prepayment Period pursuant to Section 3.5, presuming for purposes of clauses (ii) and (iv) that the amount of the Revolving Commitments during the Prepayment Period equals the amount of the Revolving Commitments immediately prior to the applicable Prepayment Event.

The Prepayment Fee is also due and payable if, on or before the first anniversary of the Closing Date: (1) any Loan is accelerated; (2) this Agreement is terminated when an Event of Default exists; (3) any Loan Party becomes subject to an Insolvency Proceeding and this Agreement is terminated or all Obligations are paid in connection with any Insolvency Proceeding; or (4) the Obligations are paid by any trustee, receiver, interim receiver, administrator, custodian, debtor-in-possession, or other court appointed or legally authorized representative, and each of the foregoing shall constitute Prepayment Events hereunder. The Loan Parties agree that the Prepayment Fee is a reasonable estimate of the Lenders' damages due to the early termination of this Agreement and the Loan Parties agree that the amount is reasonable under the current circumstances currently existing. The Prepayment Fee is part of the Obligations and is secured by the Collateral.

For the avoidance of doubt, no Prepayment Fee will be owed after the first anniversary of the Closing Date.

13.2 Termination. The termination of this Agreement does not affect any Loan Party's Obligations arising before the effective Termination Date, and the Loan Documents remain in full force and effect until all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). The Liens and rights granted to the Administrative Agent (including the financing statements) continue in full force and effect notwithstanding the termination of this Agreement or that the Loan Account may from time to time be in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). Accordingly, each Loan Party waives any rights that it may have under the UCC or other applicable law to require that the Administrative Agent file termination statements or other discharge documentation with respect to the Collateral unless and until this Agreement has been terminated in accordance with its terms, and all Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened). Upon termination of this Agreement and repayment in full of the Obligations (other than contingent obligations with respect to which no claim has been asserted or threatened), the Administrative Agent will, at Borrower's expense, execute and deliver to Borrower such termination statements, releases and similar documents to evidence such termination as Borrower may reasonably request.

ARTICLE 14
LOAN PARTY REPRESENTATIVE

14.1 Appointment and Relationship. The Loan Party Representative is appointed by each Loan Party as its contractual representative under each Loan Document and each Loan Party irrevocably authorizes the Loan Party Representative to act as the contractual representative with the rights and duties set forth in the Loan Documents. The Loan Party Representative agrees to act as such contractual representative. Additionally, each Loan Party appoints the Loan Party Representative as its agent to receive all Loan proceeds in its operating account and to promptly disburse the Loans to the appropriate Borrower (it being understood that Revolving Loans disbursed to any Borrower may not exceed that Borrower's Borrowing Base availability). None of the Administrative Agent or any Lender, or any of their respective officers, directors, agents, or employees are liable to the Loan Party Representative or any Loan Party for any action taken or omitted to be taken by the Loan Party Representative or the Loan Parties under this Article.

14.2 Authority. Each Loan Party authorizes the Loan Party Representative on its behalf to execute and deliver to the Administrative Agent or any Lender, as applicable, the Loan Documents and all related agreements, certificates, documents, and instruments as are necessary or appropriate to effect the purposes of the Loan Documents (including Borrowing Base Certificates and Compliance Certificates). Each Loan Party agrees that any action taken by the Loan Party Representative (or the other Borrowers) in accordance with the terms of the Loan Documents, and the Loan Party Representative's exercise of its powers in the Loan Documents (together with such other powers as are reasonably incidental) are binding on all of the Loan Parties.

14.3 Notices. Each Loan Party and the Loan Party Representative must immediately notify the Administrative Agent if a Default Condition exists. Any notice of a Default Condition provided by the Administrative Agent to the Loan Party Representative is treated as notice to each Loan Party.

14.4 Joint and Several Obligations.

(a) Each Loan Party is jointly and severally liable for all Obligations and this joint and several liability is not affected by any extensions, renewals, waivers, or forbearances granted by the Administrative Agent or any Lender, as applicable, the Administrative Agent's or any Lender's failure to give any Loan Party notice of any borrowing or any other notice, the Administrative Agent's or any Lender's failure to pursue or preserve its rights against any Loan Party or other Person, the Administrative Agent's release of any Collateral, or any other defense available to a surety.

(b) Each covenant, agreement, obligation, representation, and warranty of the Loan Parties contained in the Loan Documents is the joint and several undertaking of each Loan Party. Each Loan Party acknowledges that its obligations might be construed to be, at least in part, a guarantee of the Obligations of the other Loan Parties and, in full recognition of that fact, each Loan Party consents and agrees that the Administrative Agent may, at any time and from time to time without notice or demand, whether before or after any actual or purported termination, repudiation, or revocation of this Agreement by any Loan Party, and without affecting the enforceability or continuing effectiveness of the Loan Documents as to any Loan Party or each Loan Party's joint and several liability for the Obligations: (1) supplement, restate, modify, amend, waive, increase, decrease, extend, renew, or otherwise change the Loan Documents (including time for payment (including any increase or decrease of the interest rates or advance rates in the Borrowing Base)); (2) accept partial payments; (3) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guarantees (and apply any security and direct the order or manner of sale as determined by the Administrative Agent); (4) release any Person from any liability with respect to any of the Loan Documents; (5) settle, release on terms satisfactory to the Administrative Agent or by operation of applicable law or otherwise liquidate or enforce any security or Guaranty in any manner, consent to the transfer of any security, and bid and purchase at any sale; or (6) consent to a merger, change, or any other restructuring or termination of any Loan Party's existence and correspondingly restructure the Obligations.

(c) Each Loan Party states and acknowledges that: (1) the Loan Parties desire to utilize their borrowing potential on a consolidated basis as if they were merged into a single entity and that the Loan Documents establish credit facilities that would not otherwise be available to the Loan Parties if each Loan Party were not jointly and severally liable for the Obligations; (2) it has determined that it will benefit specifically and materially from the Loans and Advances under this Agreement; (3) it is both a condition precedent to the Administrative Agent's and each Lender's obligations and the desire of the Loan Parties that each Loan Party execute and deliver the Loan Documents to the Administrative Agent; and (4) the Loan Parties have requested and bargained for the structure and terms of and security for the advances under the Loan Documents. If for any reason any Loan Party's obligations under the Loan Documents (or if any Liens securing the joint and several Obligations), would, but for this Section, be unenforceable under applicable law, then the joint and several liability and each Lien is valid and enforceable to the maximum extent that would not cause the joint and several liability or Liens to be unenforceable under applicable law (and the joint and several liability and each Lien is treated as having been automatically amended accordingly at all relevant times).

(d) To the extent that any Loan Party, under this Agreement as a joint and several obligor or a Guarantor, repays any Obligations constituting either or both Loans or other Obligations incurred directly and primarily by any other Loan Party (an "Accommodation Payment"), then the Loan Party making an Accommodation Payment is entitled to contribution and indemnification from (and to be reimbursed by) each of the other Loan Parties in an amount, for each of the other Loan Parties, equal to a fraction of the Accommodation Payment, the numerator of which is the other Loan Parties' Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Loan Parties. As of any determination date the "Allocable Amount" of each Loan Party is equal to the maximum liability for Accommodation Payments that could be asserted against that Loan Party without: (1) rendering that Loan Party "insolvent" within the meaning of Section 101(31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"); (2) leaving that Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA; or (3) leaving that Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims for contribution, indemnification, and reimbursement under this Section and applicable law are subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section, to the extent expressly inconsistent with other provisions of the Loan Documents, supersede the inconsistent provisions.

14.5 Cross Guaranty.

(a) Notwithstanding that the Loan Parties are jointly and severally liable for all Obligations, if for any reason the Loan Parties are found in a final, non-appealable order not to be jointly and severally liable for all Obligations, then provisions of this Section apply and each Loan Party absolutely and unconditionally guarantees to the Administrative Agent and each Lender, and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration, or otherwise) and performance of all Obligations (excluding Excluded Hedging Obligations). Each Loan Party's Guaranty obligation is in addition to all other Guaranty obligations and is a payment and performance Guaranty (and not a collection Guaranty), and its obligations under this Section are absolute and unconditional, irrespective of, and not affected by:

(1) The genuineness, validity, regularity, enforceability or any future amendment of, or change in, any other Loan Document or any other agreement, document, or instrument to which the other Loan Parties are or may become a party.

(2) The Administrative Agent or the Lenders, as applicable, not enforcing the Loan Documents (including this Section).

(3) The existence, value, or condition of any Collateral, the Administrative Agent not perfecting its Lien on any Collateral, the Administrative Agent releasing any Collateral, or any Person liable for the Obligations.

(4) Any other action or circumstances that could be a legal or equitable defense of a surety or guarantor.

(b) The Administrative Agent does not have to proceed against any other Person (including any other Loan Party) or any Collateral before requiring payment by any one or more of the Loan Parties. The Administrative Agent may proceed, before, after, or at the same time to enforce its rights under this Section and against any Collateral.

(c) Each Loan Party waives and agrees that it may not at any time insist on, plead, or claim, or take the benefit or advantage of any laws, claims, or doctrines related to appraisal, valuation, stay, extension, marshaling, redemption, or exemption. Each Loan Party waives with respect to its obligations and with respect to any of the Obligations: (1) all defenses with respect to diligence, presentment, demand, maturity, extension of time, change in nature or form of the Obligations, acceptance, release of security, composition, or agreement arrived at as to the amount of, or the terms of, the Obligations, other than payment in full of the Obligations; (2) notice of adverse change in the other Loan Parties' financial condition; and (3) any other fact that might increase the risk to that Loan Party. Each Loan Party also waives the benefit of all provisions of law that are or might be in conflict with the terms of this Section. Each Loan Party represents, warrants, and agrees that its obligations under this Section are not and will not be subject to any setoffs, defenses, or counterclaims. Each Loan Party's obligations under this Section remain in full force and effect until the Obligations have been irrevocably paid and performed in full and the Loan Documents have been terminated (other than contingent obligations with respect to which no claim has been asserted or threatened). Each Loan Party is in the same position as a principal debtor with respect to the Obligations and expressly waives all rights it has and may have to require that the Administrative Agent or the Lenders, as applicable, proceed against any other Loan Party or any Collateral before proceeding against, or as a condition to proceeding against, that Loan Party. The parties acknowledge that, but for the provisions of this Section (including the waivers), none of the Administrative Agent or any Lender would enter into the Loan Documents.

(d) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, until the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened), each Loan Party:

(1) Subordinates and defers all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, setoff, or any other rights that a surety could have against a principal, a guarantor, a maker, a co-maker, an obligor, an accommodation party, a holder, a transferee, and that a Loan Party may have against any Person (including another Loan Party) in connection with or as a result of a Loan Party performing its obligations under the Loan Documents or any other agreements.

(2) Irrevocably subordinates and defers any "claim" (as defined in the Bankruptcy Code) against any Person (including the other Loan Parties and any surety for any of the Obligations), either directly or as an attempted set off to any action instituted by the Administrative Agent against any Person (including the other Loan Parties).

(3) Acknowledges and agrees (x) that this subordination and deferral is intended to benefit the Administrative Agent and the Lenders and does not limit or otherwise affect that Loan Party's liability or the enforceability of this Section and (y) that the Administrative Agent, each Lender, and their respective successors and assigns are intended third-party beneficiaries of the waivers and agreements set forth in this Section.

(e) If the Administrative Agent enforces its rights with respect to any Collateral (either by judicial foreclosure or by non-judicial sale or enforcement), the Administrative Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights, remedies, and benefits under this Section. If, in the exercise of any of its rights and remedies, the Administrative Agent forfeits any of its rights or remedies, including its right to enter a deficiency judgment against any Loan Party or any other Person, whether because of any applicable laws relating to "election of remedies" or similar laws, the Loan Parties consent to that action by the Administrative Agent and waive any claim based on that action, even if the action by the Administrative Agent results in a full or partial loss of any subrogation or other rights that a Loan Party might otherwise have had but for the Administrative Agent's action. Any election of remedies that results in the denial or impairment of the Administrative Agent's right to seek a deficiency judgment against a Loan Party does not impair the other Loan Parties' obligation to pay the full amount of the Obligations. If the Administrative Agent bids at any foreclosure sale, trustee sale, or at any private sale, the Administrative Agent may bid all or less than the amount of the Obligations and the amount of the Administrative Agent's bid need not be paid by the

Administrative Agent but will instead be credited against the Obligations. The amount of the successful bid at any such sale, whether by the Administrative Agent or any other bidder, is conclusively treated as the fair market value of the Collateral (and the difference between that bid amount and the remaining balance of the Obligations is conclusively treated as the amount of the Obligations guaranteed under this Section, notwithstanding that any law, court decision, or ruling may have the effect of reducing the amount of the deficiency claim but for bidding at any sale).

(f) The Guaranty in this Section is a continuing Guaranty that remains in full force and effect until the Obligations are irrevocably paid and performed in full.

(g) Each Loan Party's liability under this Section is limited to an amount not to exceed on any determination date the greater of (1) or (2):

(1) The net amount of all Loans made to the other Loan Parties under this Agreement and then re-loaned or otherwise transferred to or directly benefiting the subject Loan Party.

(2) The Loan Party's Allocable Amount, after taking into account, among other things, that Loan Party's right of contribution and indemnification from the other Loan Parties under Section 14.4.

14.6 Waivers. Each Loan Party waives (1) all rights with respect to subrogation, reimbursement, indemnity, exoneration, contribution, or any other claim that has or could have against the other Loan Parties or other Person directly or contingently liable for the Obligations, or against or with respect to the other Person's (including any Loan Party's) property (including, any property that is Collateral for the Obligations), arising in connection with the Loan Documents, until the Loan Documents are terminated and the Obligations are irrevocably paid and performed in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and (2) any defense it may otherwise have to paying and performing the Obligations based on any contention that its liability under the Loan Documents is limited and not joint and several. The preceding waivers and all other waivers in the Loan Documents are a material inducement to the Administrative Agent's and each Lender's agreement to enter into the Loan Documents and to make Advances and other Loans.

ARTICLE 15
MISCELLANEOUS

15.1 Governing Law.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PURSUANT TO NEW YORK GENERAL OBLIGATION LAW §5-1401 BUT WITHOUT REGARD TO ITS OTHER CONFLICTS OF LAW PRINCIPLES.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR

THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND EACH LENDER SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO VENUE ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION. NOTWITHSTANDING THE FOREGOING, THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AS THE ADMINISTRATIVE AGENT OR SUCH LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL.

15.2 Entire Understanding; Waivers of Defaults; Amendments.

(a) This Agreement and the other Loan Documents (including all recitals) are the entire agreement among the parties related to the subject matter of the Loan Documents. The Loan Documents supersede all prior agreements, commitments (including any commitment letters), and understandings among the parties related to the subject matter of the Loan Documents.

(b) Any promises, representations, warranties, or guarantees that may arise in the future among the parties are not effective unless they are in a writing signed by each Loan Party's and the Administrative Agent's or a Lender's, as applicable, respective officers. No part of the Loan Documents (including any Guaranty or any other guaranty of the Obligations) may be changed, modified, amended, waived, supplemented, discharged, cancelled, or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing signed by the Borrowers, the Required Lenders and the Administrative Agent (or the Borrowers and the Administrative Agent with the consent of the Required Lenders), and then such change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall be effective only in the specific instance and for the specific purpose for which given; provided, that in addition to the consent of the Required Lenders, no change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall:

(1) increase any Commitment of any Lender without the written consent of such Lender;

(2) reduce the principal amount of any Loan, or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (provided, that, a determination to discontinue interest at the Default Rate, a waiver of any Default or Event of Default, or an amendment to the criteria or definitions affecting the calculation of "availability" shall not constitute a reduction of interest for this purpose);

(3) postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder, or reduce the amount of, waive or excuse any such payment (other than any amendment to Section 2.5(h) or any waiver of any mandatory prepayment thereunder), or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;

(4) change any of the provisions of this Section 15.3(b) or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(5) release all or substantially all Collateral securing any of the Obligations, without the written consent of each Lender;

(6) subordinate the Obligations to any other Indebtedness or subordinate the Liens securing the Obligations to any other Liens (except as expressly contemplated hereby), without the written consent of each Lender;

(7) except as expressly set forth elsewhere in this Agreement, waive any of the conditions precedent (including the waiver of any Default or Event of Default) to the making or issuance of Revolving Loans pursuant to Section 8.2 without the written consent of the Required Lenders; or

(8) increase the advance rates specified in the definition of "Borrowing Base", without the written consent of the Required Lenders;

provided, further, that no such change, modification, amendment, waiver, supplement, discharge, cancellation or termination shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

(c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that no Commitment of such Lender may be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).

(d) Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.12, and 15.6), such Lender shall have no other commitment or other obligation hereunder, and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(e) Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement any Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency.

(f) Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of the Loan Documents (or has had the opportunity to be advised) and that it is not relying on any oral representations or statements by the Administrative Agent or any Lender in entering into the Loan Documents.

15.3 Transfers and Assignments.

(a) Assignments by the Loan Parties. The Loan Parties may not assign or otherwise transfer any of their rights hereunder or under any other Loan Document, or the Obligations, without the Administrative Agent's prior written consent.

(b) Assignments by the Lenders.

(1) No Lender may at any time sell, assign, or grant a Lien on all or any portion of its interest in the Loan Documents and the Obligations except (A) to an assignee in accordance with the provisions of Section 15.3(b)(2), (B) by way of participation in accordance with the provisions of Section 15.3(d), or (C) by way of a pledge or assignment of a security interest subject to the restrictions of Section 15.3(e) (and any other attempted assignment or transfer by any party hereto shall be null and void); provided, however, that notwithstanding the foregoing and anything to the contrary herein, absent the existence of an Event of Default, no Lender shall make any assignment or participation to any Person who is Distressed Debt Investor or a direct competitor of the Borrowers and, in each case, identified in writing by the Borrowers to the Administrative Agent from time to time, subject to the written consent of the Administrative Agent; provided further that in connection with any assignment or participation, the assignee or participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any direct competitor, and is not itself a direct competitor of the Borrower, shall not be deemed to be a competitor for purposes of this clause (b). Any assignment creates a direct obligation of the Loan Parties to the assignee and each assignee is a "Lender" for all purposes under the Loan Documents. Further, in connection with any Lender's sale of a participation or an assignment of any interest in the Loans, such Lender may provide to the participant or assignee any financial or other information it knows of related to the Loan Parties and the Loan Documents.

(2) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Loans (including Loans at the time owing to it)); provided, that (A) the prior written consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender, (B) the prior written consent of all Lenders shall be required (such consent not to be unreasonably withheld, conditioned or delayed), and (C) the parties to each assignment shall deliver to the Administrative Agent (x) a duly executed Assignment and Acceptance, (y) unless waived by the Administrative Agent, a processing and recordation fee of $3,500, and (z) such other information as the Administrative Agent may request in its sole discretion; provided, further, that no such assignment shall be made to (x) any Loan Party or any Loan Party's Affiliates or Subsidiaries, (y) a natural person, or (z) a Defaulting Lender or any of its Subsidiaries.

(3) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(4) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 15.3(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.8, 3.9, 3.12, and 15.6 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 15.3(d).

(c) The Administrative Agent shall maintain at its office in the United States a register to record the names and addresses of each party to a transfer under this Section 15.3, the commitments to make Advances and other Loans, and principal amounts (and stated interest) of the Loans owing to Lender and any other Persons under the terms of the Loan Documents (the "Register"). The entries in the Register are conclusive absent manifest error, and the Loan Parties and Lender may treat each Person whose name is recorded in the Register as a Lender under the Loan Documents. The Register is available for inspection by the Borrowers, each Lender, or any assignee or participant at reasonable times upon reasonable prior written notice. It is intended that the Register be maintained such that the Loans are in registered form for purposes of the Code.

(d) Participations.

(1) Any Lender may at any time, without the consent of, or notice to, the Borrowers, but with the prior written consent of the Administrative Agent, sell participations to any Person (other (x) any Loan Party or any Loan Party's Affiliates or Subsidiaries, (y) a natural person, or (z) a Defaulting Lender or any of its Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

(2) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and, when the consent of such Lender is required, to approve any amendment, modification or waiver of any provision of this Agreement. Subject to Section 15.3(d)(4), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.8, 3.9, and 3.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.

(3) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Borrowers and the Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in "registered form" for purposes of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(4) A Participant shall not be entitled to receive any greater payment under Sections 3.8, 3.9, and 3.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 3.12 unless the Loan Party Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.12(e) and (g) as though it were a Lender.

(e) Pledge. Any Lender may at any time grant a Lien in all or any portion of its rights under this Agreement to secure such Lender's obligations to any Person (including a Federal Reserve Bank and such Lender's lender).

(f) Notes. Borrowers must execute and deliver: (1) to the applicable Lender, the transferor, and the transferee any consent or release (of all or a portion of the obligations of the transferor) in connection with each assignment or other transfer under this Section; (2) if a Lender's entire interest in its commitments to make Advances and other Loans and all of its Advances and other Loans have been transferred to the transferee, a note, as may be requested; and (3) if only a portion of a Lender's interest has been transferred, notes to each of the transferor and the transferee, as may be requested.

15.4 Payment Application. The Administrative Agent has the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations in such order as the Administrative Agent determines. To the extent that any Loan Party makes a payment or the Administrative Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit that are later invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, debtor-in-possession, receiver, custodian, or any other Person under any bankruptcy law, common law, or equitable principal, then, to that extent, the Obligations or part of the Obligations intended to be satisfied is revived and continue as if the payment or proceeds had not been received by the Administrative Agent or such Lender, as applicable.

15.5 Expenses; Indemnity.

(a) Borrowers shall pay all Expenses promptly upon request. For the avoidance of doubt, and without limiting the foregoing, the Borrowers shall pay (i) all Expenses of the Administrative Agent and its Affiliates, including the fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the negotiation, preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document or any amendment, modification or waiver thereof shall be consummated), including the fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates; (ii) all Expenses of the Administrative Agent and its Affiliates relating to administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of the Administrative Agent's Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; (iii) subject to the limits of Section 4.10, all Expenses of the Administrative Agent and its Affiliates related to any examination or appraisal with respect to any Loan Party or Collateral by the Administrative Agent's personnel or a third party; and (iv) all Expenses (including the fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such Expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Each Loan Party indemnifies the Administrative Agent, each Lender, and each of their respective Affiliates and their and their respective Affiliates' respective officers, directors, attorneys, representatives, Affiliates, employees, advisors, and agents (each an "Indemnified Person") from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, Expenses, and disbursements of any kind or nature whatsoever (including attorneys' fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against the Administrative Agent or any Lender in any litigation, proceeding, or investigation with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, the Loan Documents, whether or not the Administrative Agent or such Lender is a party to the Loan Documents (each and all of the foregoing, the "Indemnified Liabilities"). WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. The foregoing to the contrary notwithstanding, no Loan Party shall have any obligation to any Indemnified Person under this Section with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. The Loan Parties must pay all Expenses when due. The Loan Parties' obligation to pay the Expenses and all of the reimbursement and indemnification obligations provided for in the Loan Documents are part of the Obligations, are secured by all of the Collateral, and survive the repayment of the Obligations. This Section 15.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, under subsection (a) or (b) hereof, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (in accordance with its respective Revolving Commitment (or outstanding Revolving Loans, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

15.6 Notice. Any notice or request may be given to the Loan Party Representative (individually or on behalf of each Loan Party) or to the Administrative Agent or any Lender at their respective addresses stated below (or at such other address as may be specified in a notice designated as a notice of change of address under this Section). Any notice, request, demand, direction, or other communication (for purposes of this Section only, a "Notice") to be given to or made on any party under any provision of the Loan Documents must be given or made in writing (which includes by means of electronic transmission (i.e., "email") or facsimile transmission). Any Notice must be delivered to the applicable parties at the addresses and numbers set forth under their respective names in this Section or in accordance with any later unrevoked Notice from any party that is given in accordance with this Section. Any notice given to the Loan Party Representative is treated as having been given to each other Loan Party. Any Notice is effective:

(a) In the case of hand-delivery, when delivered.

(b) If given by mail, four days after the Notice is deposited into the U.S. mail.

(c) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine number if the sending party receives a delivery confirmation from its own facsimile machine.

(d) In the case of other electronic transmission, when actually received.

(e) If by reputable overnight courier, one Business Day after deposit with such overnight courier with all charges prepaid;

(f) If given by other means, when actually received.

As of the Closing Date, the applicable parties' addresses and numbers are as follows:

(A) If to the Administrative Agent at:	ABL OPCO LLC, 6801 Gaylord Parkway, Suite 202 Frisco, Texas 75034 Attn: Greg Gentry, Managing Director, Portfolio and Underwriting Telephone: (469) 581-7329 Email: greg.gentry@mountainridgecap.com
With a copy to (which is not notice):	ABL OPCO LLC 405 Lexington Avenue, 59th Floor New York, NY 10174 Attn: Craig Winslow, Chief Executive Officer Telephone: 203-644-3368 Email: craig.winslow@mountainridgecap.com
With a copy to (which is not notice):	GOLDBERG KOHN LTD. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603 Attn: Jessica DeBruin, Esq. E-mail: jessica.debruin@goldbergkohn.com Fax No.: (312) 863-7857
(B) If to Loan Party Representative at:	S&W Seed Company 2101 Ken Pratt Blvd, Suite 201 Longmont, Colorado 80501 Attn: Vanessa Baughman, Chief Financial Officer Email: VanessaBaughman@swseedco.com
With a copy to:	COOLEY LLP 10265 Science Center Drive San Diego, CA 92121-1117 Attn: Steve Przesmicki, Esq. Email: przes@cooley.com
If to any Lender at:	The "Address for Notices" set forth for such Lender on its respective signature page to this Agreement or the Assignment and Acceptance executed by such Lender

15.7 Survival. The Loan Parties' obligations under Sections 2.11, 3.7, 3.8, 3.10, and 15.5 survive the termination of the Loan Documents and payment in full of the Obligations.

15.8 Severability. If any part of the Loan Documents is found for any reason to be unenforceable, all other parts nevertheless remain enforceable.

15.9 [Reserved].

15.10 Consequential Damages. Under no circumstances is the Administrative Agent, its Affiliates, its agents, or its attorneys, or any Lender, its Affiliates, its agents, or its attorneys liable to any Loan Party for any special, incidental, consequential (including, without limitation, to the fullest extent permitted by applicable law, lost profits (whether constituting, under applicable law, actual or consequential damages)), or punitive damages (including those arising from any breach of contract, tort, or other wrong relating to the Obligations, the Loan Documents, the Collateral, or any agreement between the Administrative Agent or any Lender and any one or more of the Loan Parties).

15.11 Counterparts and Electronic Signatures. The Loan Documents may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Any signature delivered by facsimile or email transmission is treated as an original signature.

15.12 Construction. Each party and its counsel have reviewed this Agreement. Accordingly, the normal rule of construction that any ambiguities are resolved against the drafting party does not apply in interpreting this Agreement, any other Loan Document, or any amendments, schedules, or exhibits to this Agreement and the other Loan Documents.

15.13 Confidentiality and Sharing Information.

(a) The Administrative Agent and each Lender party hereto agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by any Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any Lender, including accountants, legal counsel and other advisors, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any examiner, regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent or any Lender, or any Related Party of the Administrative Agent or any Lender on a nonconfidential basis from a source other than a Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 15.13(a), to any actual or prospective assignee or participant, or (vii) with the consent of Loan Party Representative. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

(b) The Administrative Agent and its Affiliates may offer to the Loan Parties and their Affiliates financial, advisory, investment banking, and other services. Each Loan Party authorizes the Administrative Agent to share with its Affiliates any information related to each Loan Party and its Affiliates. This authorization survives the payment and performance of the Obligations and the termination of the Loan Documents.

15.14 USA Patriot Act. The Administrative Agent and each Lender hereby notify each Loan Party that, (a) pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Administrative Agent or such Lender to identify such Loan Party in accordance with the USA Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certificate.

15.15 Creditor-Debtor Relationship. The relationship between the Administrative Agent and/or the Lenders, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. None of the Administrative Agent nor any Lender has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Administrative Agent and/or any Lender and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and/or the Lenders and any Affiliate thereof, are arm's-length commercial transactions between the Borrowers, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and/or the Lenders and, as applicable, their respective Affiliates, on the other hand, (ii) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, each Lender, and their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) none of the Administrative Agent, any Lender, nor any of their respective Affiliates has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, any Lender, nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Borrower and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, each Lender or any Affiliate thereof with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby.

15.16 Publicity. Each Loan Party and each Lender agrees that the Administrative Agent may publicly announce the financial arrangements entered into among the Loan Parties, the Administrative Agent and the Lenders (including announcements that are commonly known as tombstones); provided, that the Loan Parties will be provided the opportunity to review any such announcement before it is published and the Administrative Agent will not make any announcement or publish any material using any Loan Party's name, logo or likeness without Borrower's prior written consent.

15.17 FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

15.18 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(1) such Lender is not using "plan assets" (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,

(2) the transaction exemption set forth in one or more prohibited transaction class exemptions issued by the U.S. Department of Labor (as any such exemption may be amended from time to time, a "PTE"), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(3) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(4) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (1) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (4) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that:

(1) none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(2) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(3) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(4) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(5) no fee or other compensation is being paid directly to the Administrative Agent or any its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this

Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker's acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

15.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

15.20 Erroneous Payments.

(a) If the Administrative Agent notifies a Lender or any other Secured Party, or any Person who has received funds on behalf of a Lender or any other Secured Party (any such Lender, Secured Party or other recipient, a "Payment Recipient") that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an "Erroneous Payment") and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the

Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding paragraph (a), each Lender, each Secured Party, or any other Person who has received funds on behalf of a Lender or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or other Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 15.20(b).

(c) Each Lender and other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party from any source, against any amount due to the Administrative Agent under clause (a), above, or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with clause (a), above, from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an "Erroneous Payment Return Deficiency"), upon the Administrative Agent's notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Class") in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the "Erroneous Payment Deficiency Assignment") at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Loans to the Loan Party Representative or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or other Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the "Erroneous Payment Subrogation Rights").

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including waiver of any defense based on "discharge for value" or any similar doctrine.

Each party's obligations, agreements and waivers under this Section 15.20 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the payment in full of the Obligations.

ARTICLE 16
THE ADMINISTRATIVE AGENT.

16.1 Appointment of the Administrative Agent. Each Lender irrevocably appoints ABL OPCO LLC, a Delaware limited liability company, or its successors and assigns as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, or sub-servicers appointed by the Administrative Agent. The Administrative Agent and any such sub-agent, nominee agent, nominee lienholder, attorney-in-fact, servicer, or sub-servicer may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article 16 shall apply to any such sub-agent, nominee agent, nominee lienholder, attorney-in-fact, servicer, sub-servicer or Related Party and shall apply to their respective activities in connection with this Agreement and the other Loan Documents, as well as activities as the Administrative Agent.

16.2 Nature of Duties of the Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 15.3); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Proceeding or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Insolvency Proceeding; and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents, its nominee agents, its nominee lienholders, its attorneys-in-fact, its servicers, its sub-servicers or its Related Parties in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, sub-servicers or Related Parties, except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents, nominee agents, nominee lienholders, attorneys-in-fact, servicers, sub-servicers or Related Parties. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or an "Event of Default" hereunder) is given to the Administrative Agent by the Loan Party Representative or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 8 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties) concerning all matters pertaining to such duties.

16.3 Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

16.4 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

16.5 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

16.6 The Administrative Agent in its Individual Capacity. The financial institution serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender, if applicable, as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent;

and the terms "Lenders" and "Required Lenders" and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity, if applicable. The financial institution acting as the Administrative Agent and its Affiliates may accept deposits from (if applicable), lend money to, and generally engage in any kind of business with, any Loan Party or any Subsidiary or Affiliate of any Loan Party as if it were not the Administrative Agent hereunder.

16.7 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Loan Party Representative. Upon any such resignation, the retiring Administrative Agent shall appoint a successor Administrative Agent.

(b) The Administrative Agent may at any time assign all or a portion of its rights and obligations (in its capacity as Administrative Agent) to a successor Administrative Agent selected by such assigning Administrative Agent by giving notice thereof to the Lenders and (solely if such successor Administrative Agent is not an Affiliate or Approved Fund of such assigning Administrative Agent), the Loan Party Representative.

(c) Upon the acceptance of its appointment as the Administrative Agent hereunder or its assignment of any rights and obligations of the assigning Administrative Agent hereunder, in each case, by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all such rights, powers, privileges, duties and obligations of the retiring or assigning Administrative Agent, and the retiring or assigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring or assigning Administrative Agent's resignation hereunder, the provisions of this Article 16 shall continue in effect for the benefit of such retiring or assigning Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as, or exercising such assigned rights or obligations of, the Administrative Agent.

16.8 Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

16.9 The Administrative Agent May File Proofs of Claim.

(a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 15.6) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b) Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 15.6.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

16.10 Authorization to Execute Other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including any subordination agreements and intercreditor agreements) other than this Agreement.

16.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the irrevocable payment and performance of the Obligations in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the termination of the Loan Documents, (ii) upon such property being sold or disposed of in a manner permitted by the Loan Documents, (iii) in any property in which the Borrowers did not own any interest at the time such Lien was granted nor at any time thereafter, and (iv) if approved, authorized, or ratified in writing in accordance with Section 15.3; and

(b) to release (or limit the liability of) any Loan Party from its obligations under the applicable Loan Documents (i) upon the irrevocable payment and performance of the Obligations in full (other than contingent obligations with respect to which no claim has been asserted or threatened) and the termination of the Loan Documents, (ii) in connection with a merger, liquidation, dissolution or sale of such Loan Party expressly permitted by the Loan Documents, and (iii) if approved, authorized, or ratified in writing in accordance with Section 15.3.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Lien in particular types or items of property, or to release any Loan Party from its obligations under the applicable Loan Documents pursuant to this Section 16.11. In each case as specified in this Section 16.11, the Administrative Agent is authorized, at the Borrowers' expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Loan Documents, or to release such Loan Party from its obligations under the applicable Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section 16.11.

16.12 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Loan Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale or other disposition.

[Remainder of Page Intentionally Left Blank – Signature Pages Follow]

The Loan Parties, the Administrative Agent, and each Lender entered into this Agreement on the Closing Date.

BORROWER: S&W SEED COMPANY, a Nevada corporation, as a Borrower and as Loan Party Representative By: Name: Title:

Signature Page to Credit and Security Agreement

ADMINISTRATIVE AGENT:

ABL OPCO LLC,
a Delaware limited liability company

By:___________________________
Name: _______________________
Title: ________________________

Signature Page to Credit and Security Agreement

LENDER:

ABL OPCO LLC,
a Delaware limited liability company

By:___________________________
Name: _______________________
Title: ________________________

Signature Page to Credit and Security Agreement

Schedule I

Commitment Amounts1

Lender	Revolving Commitment Amount
AB Lending SPV 2 LLC	$25,000,000
Total:	$25,000,000

* After giving effect to that certain Assignment and Acceptance dated as of the Closing Date, by and among the Administrative Agent and AB Lending SPV 2 LLC.

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

[To be provided.]

Ex. A - 1

EXHIBIT B

COMPLIANCE CERTIFICATE

This Compliance Certificate (this "Certificate") is given by S&W SEED COMPANY, a Nevada corporation (the "Loan Party Representative"), as required by the Credit and Security Agreement among the Loan Party Representative, the other Loan Parties, the financial institutions party thereto from time to time as lenders (the "Lenders"), and ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Administrative Agent"), dated December 19, 2024 (as amended, restated, supplemented, or modified from time to time, the "Credit Agreement"). Capitalized terms used but not defined in this Certificate have the meanings given to them in the Credit Agreement. The undersigned, an Authorized Officer of the Loan Party Representative, certifies that:

1. They are familiar with the Loan Documents, have made, or caused to have been made under their supervision, a detailed review of the transactions and condition of the Loan Parties during the accounting period covered by the attached financial statements.

2. [Attached are the Loan Parties' audited financial statements on a consolidated and consolidating basis (including statements of income, stockholders' equity, and cash flow and balance sheet) for the period ended [______].] [Attached are the Loan Parties' unaudited financial statements on a consolidated and consolidating basis (including balance sheet and statements of income) for the period ended [______].]

3. [The Loan Parties' audited financial statements have been prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail.][The Loan Parties' unaudited financial statements have been prepared in accordance with GAAP applied on a basis consistent with prior practices, and are complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties' business.] If there has been any change in GAAP or in its application since the date of the audited financial statements referred to in Section 5.6(b), attached to this Certificate is a description of the change(s) and the effect of the change(s) on the financial statements accompanying this Certificate.

4. Based on an examination sufficient to permit the undersigned to make an informed statement:

No Default Condition existed at the end of the accounting period covered by the attached financial statements and no Default Condition exists on the date of this Certificate.

[OR]

One or more Defaults or Events of Default exist. Attached is a statement specifying each Default and Event of Default, its nature, when it occurred, whether it is continuing, and the steps the Loan Parties are taking with respect to each Default and Event of Default.

Ex. B - 1

Exhibit A contains the calculations of the financial covenants required under Sections 6.3 and 7.11 of the Credit Agreement and a calculation of the amounts allowed under clause (6) of the definition of Permitted Liens, which calculations [are][are not] in compliance with the terms of the Credit Agreement.

Ex. B - 2

This Certificate is executed and delivered on [_____s_____________ ___, 20__].

S&W SEED COMPANY, a Nevada corporation, as a Borrower and as Loan Party Representative By: Name: Title:

Ex. B - 3

EXHIBIT A TO COMPLIANCE CERTIFICATE

See attached.

Ex. B - 4

EXHIBIT C

CLOSING CHECKLIST

See attached.

Ex. C - 1

EXHIBIT D-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2024 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among S&W Seed Company, a Nevada corporation, each Lender party thereto from time to time, ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Administrative Agent"), and each other Person from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By: Name: Title:

Date: ________ __, 20[ ]

Ex. D-1 - 1

EXHIBIT D-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2024 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among S&W Seed Company, a Nevada corporation, each Lender party thereto from time to time, ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Administrative Agent"), and each other Person from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title:

Date: ________ __, 20[ ]

Ex. D-2 - 1

EXHIBIT D-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2024 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among S&W Seed Company, a Nevada corporation, each Lender party thereto from time to time, ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Administrative Agent"), and each other Person from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title:

Date: ________ __, 20[ ]

Ex. D-3 - 1

EXHIBIT D-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit and Security Agreement dated as of December 19, 2024 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among S&W Seed Company, a Nevada corporation, each Lender party thereto from time to time, ABL OPCO LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders (together with its successors and assigns in such capacity, the "Administrative Agent"), and each other Person from time to time party thereto.

Pursuant to the provisions of Section 3.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a 10 percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner's/member's beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Ex. D-4 - 1

[NAME OF PARTICIPANT] By: Name: Title:

Date: ________ __, 20[ ]

Ex. D-4 - 2

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE AGREEMENT ("Assignment Agreement") is entered into as of ________, 20___ between ________________________________ ("Assignor") and _______________________________ ("Assignee"). Reference is made to the agreement described in Annex I hereto (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

1. In accordance with the terms and conditions of Section 15.3(b)(2) of the Loan Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or other Loan Party or the performance or observance by any Borrower or other Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Loans assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it has received copies of the Loan Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (iv) from and after the Settlement Date, it shall be bound by the provisions of the Loan Agreement and, to the extent of the interest being assigned, shall have the obligations of a Lender thereunder; and (v) it is sophisticated with respect to decisions to acquire assets of the type represented by the interest being assigned and either it, or the Person exercising discretion in making its decision to acquire the interest, is experienced in acquiring assets of such type; (b) agrees that it will, independently and without reliance upon the Administrative Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own

Ex. E - 1

credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is an eligible assignee under the Loan Agreement; (d) appoints and authorizes the Administrative Agent (and its sub-agents, its nominee agents, its nominee lienholders, its attorneys-in-fact, its servicers, its sub-servicers and its Related Parties) to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Loan Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Administrative Agent for recording by the Administrative Agent. The effective date of this Assignment (the "Settlement Date") shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by the Administrative Agent for its sole and separate account a processing fee in the amount of $3,500, (c) the receipt of any required consent of the Administrative Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Loan Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Loan Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Assignment Agreement, including such assigning Lender’s obligations under Section 15.3 of the Loan Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, the Administrative Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each

Ex. E - 2

electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. The Administrative Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this agreement. Any party delivering an executed counterpart of this agreement by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this agreement.

8. THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTIONS 15.1 AND 12.3 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

Ex. E - 3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR]

as Assignor

By

Name:

Title:

[NAME OF ASSIGNEE]

as Assignee

By

Name:

Title:

[ACCEPTED THIS ____ DAY OF

_______________

ABL OPCO LLC, as Administrative Agent

By

Name:

Title:]2

2 Consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

Ex. E - 4

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

Borrower: S&W Seed Company

Name and Date of Agreement:

Credit and Security Agreement, dated as of December 19, 2024, by and among the lenders identified on the signature page thereof (such lenders, together with their respective successors and assigns are referred to therein each individually as a "Lender" and collectively as the "Lenders"), ABL OPCO LLC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent"), the Borrower and the other loan parties identified on the signature pages thereof (such loan parties, together with their respective successors and assigns are referred to therein each individually as a "Loan Party" and collectively as the "Loan Parties")

Date of Assignment Agreement: _____________

Amounts:

Assigned Amount of Commitment $_____________

Assigned Amount of Loans $_____________

Settlement Date: _____________

Purchase Price $_____________

Notice and Payment Instructions, etc.

Assignee: Assignor:

Ex. E - 5

Agreed and Accepted:

[ASSIGNOR] By: Title:	[ASSIGNEE] By: Title:

[Accepted:

ABL OPCO LLC, as Administrative Agent

By

Name:

Title:]3

3 Consent of the Administrative Agent shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

Ex. E - 6